  Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-272058
DECEMBER 8, 2023
PROSPECTUS SUPPLEMENT
for
UP TO 44,280,641 ORDINARY SHARES AND 27,530,000 WARRANTS,
of
VAST RENEWABLES LIMITED
AND
PROXY STATEMENT SUPPLEMENT
of
NABORS ENERGY TRANSITION CORP.
IN CONNECTION WITH THE BUSINESS COMBINATION DESCRIBED IN THE PROXY
STATEMENT/PROSPECTUS DATED NOVEMBER 22, 2023.
Vast Renewables Limited (“Vast”) has filed a registration statement on Form F-4 (including a preliminary proxy statement/prospectus) with the Securities and Exchange Commission (“SEC”) (File No. 333-272058), which was declared effective on November 21, 2023, for the offering to which this communication relates. Nabors Energy Transition Corp. (“NETC”) has filed with the SEC and distributed to its stockholders of record as of November 1, 2023, a definitive proxy statement in connection with its solicitation of proxies for the vote of the NETC stockholders with respect to the proposed business combination to which this communication relates. Before you invest or vote, you should read that registration statement, the final prospectus filed by Vast, the definitive proxy statement filed by NETC and other documents that Vast and/or NETC have filed with the SEC for more complete information about Vast, NETC, the proposed business combination and the offering and proxy solicitation in connection therewith. If there is any inconsistency between the information in the proxy statement/prospectus and this Supplement, you should rely on the information in this Supplement. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.
The following information supplements and updates the information contained in the prospectus dated November 22, 2023 (the “Prospectus”) of Vast. This supplement (the “Supplement”) should be read together with the Prospectus. A copy of the Prospectus can be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/1964630/000110465923120708/tm2310710-23_424b3.htm
The following information also supplements and updates the information contained in the definitive proxy statement dated November 22, 2023 (the “Proxy Statement”) of NETC. This Supplement should be read together with the Proxy Statement. A copy of the Proxy Statement can be accessed through the following link:
https://www.sec.gov/Archives/edgar/data/1854458/000110465923120710/tm2330954-1_defm14a.htm
Any information in the proxy statement/prospectus that is modified or superseded by the information in this Supplement shall not be deemed to constitute a part of the proxy statement/prospectus except as modified or superseded by this Supplement. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Prospectus.
This Supplement does not affect the date of the NETC special meeting, which will be held on December 13, 2023 at 11:00 AM, Eastern Time via a live webcast at https://www.cstproxy.com/naborsetcorp/sm2023, or such other date, time and place to which such meeting may be adjourned or postponed.
You do not have to take any action if you have previously voted, given your proxy or exercised your redemption right and do not wish to change your vote or choice to exercise your redemption right with respect to the NETC special meeting. If you have already voted or given your proxy and wish to change your vote or if you wish to change your election to exercise your redemption right, you should follow the procedures described in the Proxy Statement. If you have not already voted, we urge you to do so. Your vote is important regardless of the number of shares you own.
Investing in Vast’s securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 67 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of the Prospectus, the Proxy Statement or this Supplement. Any representation to the contrary is a criminal offense.
The date of this Supplement is December 8, 2023.

i

RECENT DEVELOPMENTS
EDF Note Purchase Agreement
On December 7, 2023, Vast, Vast Intermediate HoldCo Pty Ltd (“Vast HoldCo”) and EDF Australia Pacific Pty Ltd (“EDF”), entered into a Note Purchase Agreement (the “EDF Note Purchase Agreement”) governing the issuance and sale by Vast HoldCo to EDF of an exchangeable promissory note with an aggregate principal amount of EURO 10,000,000 which will be denominated in U.S. dollars based on the applicable exchange rate on the Closing Date (the “EDF Note”). Subject to certain conditions, the EDF Note shall mature five years from the date of issuance, subject to the option of Vast HoldCo to extend such maturity for an additional two years, in its sole discretion (as applicable, the “Maturity Date”). The EDF Note will bear interest at a rate of 3% per annum, which such interest shall be capitalized and become due and payable on the Maturity Date. The obligations under the EDF Note will be senior unsecured obligations of Vast HoldCo and shall be guaranteed in full by Vast. The proceeds of the EDF Note must be used solely to fund the development of CSP projects, CSP technologies and renewable fuels and other products resulting from the use of CSP technology, including sustainable aviation fuel.
The EDF Note Purchase Agreement contains certain customary agreements, representations and warranties. The obligation of EDF to purchase the EDF Note is subject to certain conditions, including, but not limited to: (1) the Closing of the Business Combination, (2) the purchase by Nabors Lux and AgCentral of an aggregate of $12,500,000 of Vast Ordinary Shares pursuant to the Equity Subscription Agreements, (3) the subscription by Nabors Lux for the applicable amount of Vast Ordinary Shares pursuant to the Nabors Backstop Agreement, (4) Nabors Lux and Vast Holdco entering into the Backstop Loan Agreement, and (5) the JDA (as defined below) remaining in full force and effect.
The EDF Note is exchangeable, in whole or in part (with any partial exchange involving no less than $2 million in value), into Vast Ordinary Shares at an exchange price of $10.20 per share, subject to customary adjustments (as may be adjusted, the “EDF Exchange Price”), provided that EDF shall have invested at least U.S. $20,000,000 in the project entity of one or more CSP projects prior to any such exchange. If at anytime prior to the Maturity Date, Vast or any of its subsidiaries enters into an agreement pursuant to which certain investors have the right to purchase Vast Ordinary Shares, or securities exchangeable, convertible or exercisable for Vast Ordinary Shares, at a price per share less than the EDF Exchange Price then in effect, or with more favorable terms with respect to security or priority, duration or interest, the EDF Note shall be automatically adjusted to include such lower price or other more favorable terms.
Additionally, the EDF Note contains certain customary restrictions on the ability of Vast HoldCo and its subsidiaries (the “HoldCo Group”) (but not Vast or its subsidiaries other than the HoldCo Group) to without the prior written consent of EDF, among other things, subject to certain noted exceptions, (1) declare or pay dividends or distributions on their capital stock, (2) sell, lease, license, dispose of or transfer property (excluding such sales, leases, licenses, dispositions or transfers conducted in the ordinary course of business or are immaterial), (3) merge or liquidate, (4) engage in any new businesses, (5) enter into related party transactions (excluding transactions with Nabors-affiliated parties so long as the relevant terms are no less favorable to EDF than would be obtained in a comparable arm’s-length transaction with a non-Nabors entity), (6) incur liens outside the ordinary course of business, (7) incur or guarantee additional indebtedness, (8) enter into any hedging or derivative transactions, (9) amend the Vast Constitution, and (10) make acquisitions (other than in the ordinary course or within the HoldCo Group).
In accordance with the terms of the EDF Note, the repayment of the EDF Note shall be accelerated upon the occurrence of an Event of Default (as defined therein), whereupon EDF may at its option declare all accrued and unpaid amounts thereunder to be immediately due and payable.
Joint Development Agreement with EDF
On December 7, 2023, Vast entered into a Joint Development Agreement (“JDA”) with EDF, pursuant to which (1) Vast and EDF will co-develop CSP Projects (as defined therein) on an exclusive basis, subject to certain preexisting exceptions, in (i) Australia and, (ii) subject to certain conditions relating to expanding this exclusivity, other jurisdictions, (2) EDF will be provided with a right to elect to invest equity in CSP

1

Projects which become Approved Projects (as defined therein) and (3) Vast will have the right to be the exclusive supplier of CSP Technology to all Potential Eligible Projects, Eligible Projects and Approved Projects (each as defined therein).
Pursuant to the JDA, the parties have agreed to collaborate on certain development activities with respect to CSP Projects, including but not limited to: (1) project ideation and origination, (2) project referrals, and (3) the conducting of feasibility studies. Vast and EDF will establish a steering committee, composed of two appointees from each party, to oversee and govern the activities of the JDA. Costs with respect to Eligible Projects (as defined therein) developed under the JDA will be borne by the parties equally. The JDA also specifies that a joint venture agreement (“JVA”) will be entered into for each jointly developed project which reaches a certain stage of development.
EDF has a right to invest in Approved Projects for an amount up to (1) 75% of the equity capital for an Approved Project, and (2) up to 75% of the equity capital of VS1, VS3 (a proposed 150 MW CSP facility with 12-18 hours of thermal storage located in Port Augusta, South Australia) and SM1 in the aggregate. Neither party will contribute any pre-existing background intellectual property used in the joint effort; however, intellectual property rights developed or derived by either party in connection with the JDA will be jointly owned by both Vast and EDF, and each party grants the other party a royalty-free, non-exclusive license to other intellectual property used in connection with the JDA.
The JDA will automatically terminate upon the later of (1) seven years from the closing date of the EDF Note Purchase Agreement and (2) the date the parties entered into a JVA with respect to an Approved Project with an expected nameplate capacity equal to or exceeding 200 megawatts, which may include a JVA for VS1, VS3 and SM1.
The JDA contains customary provisions regarding certain events of default and each party’s right to terminate its obligations thereunder. In the event a party contemplates a Change of Control (as defined therein) of such party, the other party must first consent to such Change of Control but such consent may not be unreasonably withheld or delayed if (1) the transferor is Vast, it continues to own 100% of the CSP Technology and the Background IP (as defined therein) and (2) the transferee continues to have the technical and financial capability to perform its obligations under the JDA.
Nabors Backstop Agreement Amendment
On December 7, 2023, Nabors Lux and Vast entered into an amendment to the Nabors Backstop Agreement (the “Nabors Backstop Agreement Amendment”) pursuant to which, among other things, Nabors Lux’s commitment to purchase Vast Ordinary Shares was reduced to up to $10 million. The Nabors Backstop Agreement Amendment also provides that amounts under the Nabors Backstop will be funded on or before January 9, 2024. Pursuant to the Nabors Backstop Agreement Amendment, the EDF Note Purchase Agreement will not reduce the amount to be funded under the Nabors Backstop.
Backstop Loan Agreement
Also on December 7, 2023, Nabors Lux entered into a delayed draw term loan with Vast (the “Nabors Backstop Loan”), pursuant to which Nabors Lux agreed to fund up to $5 million. The Nabors Backstop Loan would be reduced dollar-for-dollar by the excess (if any) of (i) the amount of third party investment from any post-closing capital raise (excluding Nabors, AgCentral, EDF and CAG (to the extent the CAG $5 million commitment is increased incrementally by $5 million)) and (ii) the balance of cash remaining in the Trust Account (after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and excluding amounts remaining in the Trust Account as the result of any non-redemption by CAG) in connection with the Business Combination Proposal over $10,000,000. Beginning on January 2, 2024, subject to certain conditions precedent as described in the Nabors Backstop Loan, the Nabors Backstop Loan may be drawn, at Vast’s option, in minimum tranches of $2.5 million in the event Vast’s unrestricted cash balance is less than $2.5 million. The Nabors Backstop Loan bears interest at 0% per annum and has a term of five years, commencing from December 7, 2023. The Nabors Backstop Loan contains certain restrictive covenants and customary events of default. The Nabors Backstop Loan also contains mandatory repayment provisions that will require Vast to repay amounts outstanding under the Nabors Backstop Loan in the same amount as (i) the net proceeds from any post-closing capital raise in excess

2

of $25,000,000 (on a net basis) (excluding (i) bank debt, (ii) proceeds of certain exempt issuances and (iii) proceeds from certain specified counterparties).
Vast Employee Share Scheme
Prior to Closing, Vast may establish a share scheme under Australian law to provide share based compensation to eligible directors, executive officers, employees, consultants, contractors and advisors. Pursuant to such share scheme, Vast and AgCentral may agree to reallocate up to 951,975 of the 20,500,000 Vast Ordinary Shares that will be outstanding following the Vast Split Adjustment and immediately prior to Closing (an aggregate value of $9,710,160 based on $10.20 per share) to eligible Vast directors, executive officers, employees, consultants, contractors and advisors.
TOTAL VAST ORDINARY SHARES TO BE ISSUED IN THE BUSINESS COMBINATION
The following table sets forth the total Vast Ordinary Shares to be issued in the Business Combination after giving effect to the Nabors Backstop Agreement Amendment and the impact of the EDF Note Purchase Agreement on the Canberra Subscription:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in shares	%	Ownership in shares	%	Ownership in shares	%
Legacy Vast shareholders(1)	20,500,000	52.9	20,500,000	67.4	20,500,000	68.9
Current NETC public stockholders(2)	9,850,641	25.4	1,477,596	4.9	—	—
NETC initial stockholders(3)	4,500,000	11.6	4,500,000	14.8	4,500,000	15.1
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.5	3,291,176	10.8	3,291,176	11.1
Shares issued to CAG in connection with financing transactions(5)	627,451	1.6	627,451	2.1	490,196	1.6
Nabors Backstop(6)	—	0.0	—	0.0	980,392	3.3
Total	38,769,268	100.0	30,396,223	100.0	29,761,764	100.0
Total Pro Forma Book Value as of June 30, 2023	$103,776,000		$12,238,000		$(5,248,000)
Pro Forma Book Value Per Share	$2.68		$0.40		$(0.18)

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 1 and Scenario 2, an aggregate of $3.6 million for amounts funded under the EDF Note Purchase Agreement, and in Scenario 3, an aggregate of $5 million for amounts funded under the EDF Note Purchase Agreement and the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment, as amended by the Nabors Backstop

3

Agreement Amendment is reflected. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties (excluding Nabors, AgCentral, EDF and CAG), as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).
(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

The table set forth above does not take into account NETC Warrants that will automatically convert at Closing into Vast Warrants to purchase Vast Ordinary Shares and the Earnout Shares, but does include the shares of NETC Class F Common Stock, which will be exchanged for Vast Ordinary Shares upon Closing. The NETC Warrants will become exercisable 30 days after the Closing and will expire five years after the Closing or earlier upon redemption or liquidation. Assuming that no additional NETC Warrants are issued upon conversion of working capital loans or extension loans and that all outstanding 13,800,000 NETC public warrants and 13,730,000 NETC private placement warrants were exercised for cash following completion of the Business Combination, with proceeds to Vast of approximately $316.6 million (and each other assumption applicable to the table set forth above remains the same), then the ownership of Vast would be as follows:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in shares	%	Ownership in shares	%	Ownership in shares	%
Legacy Vast shareholders(1)	20,500,000	30.9	20,500,000	35.4	20,500,000	35.8
Current NETC public stockholders(2)	23,650,641	35.7	15,277,596	26.4	13,800,000	24.1
NETC initial stockholders(3)	18,230,000	27.5	18,230,000	31.5	18,230,000	31.8
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	5.0	3,291,176	5.7	3,291,176	5.7
Shares issued to CAG in connection with financing transactions(5)	627,451	0.9	627,451	1.1	490,196	0.9
Nabors Backstop(6)	—	0.0	—	0.0	980,392	1.7
Total	66,299,268	100.0	57,926,223	100.0	57,291,764	100.0

4

	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions(7)
Weighted average shares outstanding – basic and diluted	Ownership in shares	%	Ownership in shares	%	Ownership in shares	%
Total Pro Forma Book Value as of June 30, 2023	$103,776,000		$12,238,000		$(5,248,000)
Pro Forma Book Value Per Share	$1.57		$0.21		$(0.09)

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 1 and Scenario 2, an aggregate of $3.6 million for amounts funded under the EDF Note Purchase Agreement, and in Scenario 3, an aggregate of $5 million for amounts funded under the EDF Note Purchase Agreement and the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment, as amended by the Nabors Backstop Agreement Amendment, is reflected. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties (excluding Nabors, AgCentral, EDF and CAG), as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares. Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the Remaining Shares to be issued and the Remaining Subscription Amount shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

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BENEFICIAL OWNERSHIP OF VAST SECURITIES
The subsection beginning on page 330 beginning with the section entitled “Beneficial Ownership of Vast Securities” is amended and restated as set forth below:
The following table sets forth information regarding the expected beneficial ownership of Vast Ordinary Shares immediately following the consummation of the Business Combination, assuming that no NETC public shares are redeemed in connection with the Business Combination, and alternatively the 85% redemption scenario and the 100% redemption scenario takes place, by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of outstanding Vast Ordinary Shares;

•
each of Vast’s and NETC’s named executive officers and directors;

•
each person who will become an executive officer or director of Vast post-Business Combination; and

•
all current executive officers and directors of NETC, as a group pre-Business Combination and all executive officers and directors on the Vast Board post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of NETC Common Stock prior to the Business Combination is based on 9,850,641 shares of NETC Class A Common Stock, 6,900,000 shares of NETC Class F Common Stock and no shares of NETC Class B Common Stock issued and outstanding as of November 1, 2023, the record date.
The beneficial ownership of Vast Ordinary Shares prior to the Business Combination is based on 20,500,000 shares outstanding on a fully diluted, as-converted basis after giving effect to the Existing AgCentral Indebtedness Conversion, the MEP Share Conversion and the Vast Split Adjustment.
The expected beneficial ownership of shares of Vast Ordinary Shares immediately following consummation of the Business Combination includes Vast Warrants exercisable within 30 days of the Closing. When assuming no redemptions, 85% redemptions and 100% redemptions takes place, beneficial ownership has been determined based upon the assumptions set forth under “Certain Defined Terms” and is based on 38,769,268 Vast Ordinary Shares, 30,396,223 Vast Ordinary Shares and 29,761,764 Vast Ordinary Shares outstanding, respectively.
Unless otherwise indicated and subject to applicable community property laws, Vast believes that all persons named in the table below have sole voting and investment power with respect to Legacy Vast Shares and shares of NETC Common Stock, respectively, beneficially owned by them. Unless otherwise indicated, the address of each person named below is c/o Vast, 226-230 Liverpool Street, Darlinghurst, NSW 2010, Australia.
The columns labeled “Prior to the Business Combination” in the following table do not reflect record or beneficial ownership of the NETC public warrants or the NETC private placement warrants; however the columns labeled “Scenario 1”, “Scenario 2” and “Scenario 3” in the following table do reflect record and beneficial ownership of Vast Warrants, as such warrants will be exercisable for Vast Ordinary Shares within 30 days of the Closing. The following table does not reflect record or beneficial ownership of the NETC public warrants or the NETC private placement warrants.

6

	Prior to the Business Combination(1)		Prior to the Business Combination(1)		Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions
Name and Address of Beneficial Owners	Number of shares of NETC Common Stock	%	Number of Legacy Vast Shares	%	Number of Vast Ordinary Shares	%	Number of Vast Ordinary Shares	%	Number of Vast Ordinary Shares	%
Five Precent Holders of Vast
AgCentral Energy Pty Ltd(2)	—	—	20,500,000	100%	21,970,588	56.7	21,970,588	72.3	21,970,588	73.8
Five Precent Holders of NETC
Nabors Energy Transition Sponsor LLC(3)(4)	6,725,000	40.1%	—	—	4,325,000	11.2	4,325,000	14.2	4,325,000	14.5
Saba Capital Management, L.P.	2,663,066	15.9%	—	—	2,663,066	6.9	—	—	—	—
Directors and Executive Officers of NETC
Anthony G. Petrello (3)(4)(6)(7)	6,725,000	40.2%	—	—	16,887,088	34.1	16,887,088	41.1	17,867,480	44.1
William J. Restrepo(4)(8)	1,500	*	—	—	576,500	1.5	576,500	1.9	576,500	1.9
Siggi Meissner(4)(9)	—	—	—	—	225,000	*	225,000	*	225,000	*
Guillermo Sierra(4)(10)	—	—	—	—	200,000	*	200,000	*	200,000	*
John Yearwood(4)(11)	—	—	—	—	700,000	1.8	700,000	2.3	700,000	2.3
Maria Jelescu Dreyfus(12)	75,000	*	—	—	225,000	*	225,000	*	225,000	*
Colleen Calhoun	50,000	*	—	—	50,000	*	50,000	*	50,000	*
Jennifer Gill Roberts	50,000	*	—	—	50,000	*	50,000	*	50,000	*
All Directors and Executive Officers of NETC as a Group (8 Individuals)	6,901,500	41.2%	—	—	18,963,588	36.9	18,963,588	44.1	19,943,980	47.0
Directors and Executive Officers of Vast After Consummation of the Business Combination
Craig Wood(14)	—	—	—	—	1,189,970	3.0%	1,189,970	3.9%	1,189,970	3.9%
Marshall (Mark) D. Smith	—	—	—	—	—	—	—	—	—	—
Kurt Drewes(15)	—	—	—	—	713,982	1.8%	713,982	2.3%	713,982	2.4%
Alec Waugh	—	—	—	—	—	—	—	—	—	—
Sue Opie	—	—	—	—	—	—	—	—	—	—
Colleen Calhoun	50,000	*	—	—	50,000	*	50,000	*	50,000	*
William J. Restrepo(4)(8)	1,500	*	—	—	576,500	1.5	576,500	1.9	576,500	1.9
Colin Richardson	—	—	—	—	—	—	—	—	—	—
John Yearwood(4)(11)	—	—	—	—	700,000	1.8	700,000	2.3	700,000	2.3
All Directors and Executive Officers of Vast as a Group (9 Individuals)	51,500	*	—	—	3,230,452	8.1	3,230,452	10.2	3,230,452	10.4

*
Less than one percent.

(1)
The beneficial ownership of Vast Ordinary Shares prior to the Business Combination is based on 20,500,000 shares outstanding at November 1, 2023 on a fully diluted, as-converted basis. The beneficial ownership of NETC Common Stock prior to the Business Combination is based on 16,750,641 shares of NETC Common Stock outstanding at November 1, 2023, of which 9,850,641 are shares of NETC Class A Common Stock and 6,900,000 are shares of NETC Class F Common Stock.

(2)
Includes shares issued to AgCentral in connection with the PIPE Financing and conversion of the Senior Convertible Notes to Vast Ordinary Shares.

(3)
Prior to the Business Combination, interests shown consist solely of shares of NETC Class F Common Stock.

7

(4)
Nabors Energy Transition Sponsor LLC is the record owner of 6,725,000 shares of NETC Class F Common Stock. The shares of NETC Class F Common Stock may be deemed to be indirectly owned by Nabors Lux 2 S.a.r.l. and Greens Road Energy LLC who are the members of Nabors Energy Transition Sponsor LLC, and Anthony G. Petrello, who controls Remington SPAC I, LLC, which is the manager of Greens Road Energy LLC. Nabors Lux 2 S.a.r.l. is a wholly owned subsidiary of Nabors Industries Ltd. and affiliate of Nabors Energy Transition Sponsor LLC. Mr. Petrello is the Chairman, President and Chief Executive Officer of Nabors Industries Ltd. As a result of these relationships, each of Nabors Lux 2 S.a.r.l., Greens Road Energy LLC and Anthony G. Petrello may be deemed to have or share beneficial ownership of the securities held directly by Nabors Energy Transition Sponsor LLC. Each of Nabors Energy Transition Sponsor LLC, Nabors Lux 2 S.a.r.l., Greens Road Energy LLC and Anthony G. Petrello disclaim beneficial ownership of such securities except to the extent of their direct ownership. Prior to and following the Initial Business Combination, the shares of NETC Class B Common Stock will be convertible, at the option of the holder, into shares of NETC Class A Common Stock.

The ownership of Vast Ordinary Shares displayed under both the no redemption, 85% redemption and 100% redemption columns excludes any Sponsor Earnback Shares, but includes the 1,500,000 Vast Ordinary Shares issuable as the Accelerated Earnback Shares. Assuming the full issuance of all available Sponsor Earnback Shares (up to 2,400,000 Vast Ordinary Shares) during the Earnout Period, Nabors Energy Transition Sponsor LLC would beneficially own 6,725,000 Vast Ordinary Shares, representing 16.3%, 20.5% and 20.9% of the total outstanding Vast Ordinary Shares under the no redemption, 85% redemption and 100% redemption scenarios, respectively.
(5)
Information based on a Schedule 13G/A filed on February 14, 2023. According to the report, Saba Capital Management, L.P. is a Delaware limited partnership (“Saba Capital”). Its general partner is Saba Capital Management GP, LLC, a Delaware limited liability company (“Saba GP”). The principal office of both Saba Capital and Saba GP is 405 Lexington Avenue, 58th Floor, New York, New York 10174. The report was filed with the SEC prior to the redemption of 17,749,359 NETC public shares in connection with the First Extension Meeting and, as a result, may not reflect such stockholder’s current holdings.

(6)
Includes (i) shares issued to Nabors Lux in connection with the PIPE Financing and conversion of the Senior Convertible Notes to Vast Ordinary Shares, (ii) 350,000 Vast Ordinary Shares issued to Nabors Lux as Incremental Funding Commitment Fee and (iii) 980,392 Vast Ordinary Shares issued to Nabors Lux in connection with the Nabors Backstop in the 100% redemption column only.

(7)
Includes 7,441,500 NETC private placement warrants owned by Nabors Lux, 801,000 NETC private placement warrants owned by Remington SPAC W, LLC, of which Mr. Petrello is Manager, and 2,499,000 NETC private placement warrants owned by Cynthia A. Petrello Revocable Trust. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

The ownership of Vast Ordinary Shares displayed under both the no redemption, 85% redemption and 100% redemption columns include Vast Ordinary Shares issued to Nabors Lux in connection with the PIPE Financing, conversion of the Senior Convertible Notes and conversion of the private placement warrants, but exclude any Sponsor Earnback Shares. The ownership of Vast Ordinary Shares displayed under the 100% redemption column includes Vast Ordinary Shares issued to Nabors Lux in connection with the Nabors Backstop, but excludes any Sponsor Earnback Shares. Assuming the full issuance of all available Sponsor Earnback Shares (up to 2,400,000 Vast Ordinary Shares) during the Earnout Period, Mr. Petrello would beneficially own 19,287,088 Vast Ordinary Shares (in the no redemption and 85% redemption scenarios) and 20,267,480 Vast Ordinary Shares in the 100% redemption scenario, representing 39.0%, 46.9% and 50.0% of the total outstanding Vast Ordinary Shares under the no redemption, 85% redemption and 100% redemption scenarios, respectively.
(8)
Includes 575,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(9)
Includes 225,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

8

(10)
Includes 200,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(11)
Includes 700,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(12)
Includes 75,000 shares of NETC Class F Common Stock and 150,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(13)
Includes 50,000 shares of NETC Class F Common Stock and 50,000 NETC private placement warrants. Each NETC private placement warrant will convert into Vast Warrants at the Closing and be exercisable for an equal number of Vast Ordinary Shares.

(14)
Consists of 1,189,970 Vast Ordinary Shares issuable upon settlement of 25 MEP Shares in the MEP Share Conversion.

(15)
Consists of 713,982 Vast Ordinary Shares issuable upon settlement of 15 MEP Shares in the MEP Share Conversion.

9

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
The following unaudited pro forma combined statement of financial position as of June 30, 2023 combines the historical audited consolidated statement of financial position of Vast as of June 30, 2023 with the historical unaudited balance sheet of NETC as of June 30, 2023 on a pro forma basis, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on June 30, 2023.
The following unaudited pro forma combined statement of profit or loss for the twelve months ended June 30, 2023 combines the historical audited consolidated statement of profit or loss and other comprehensive income of Vast for the twelve months ended June 30, 2023 with NETC’s unaudited financial results for the twelve months ended June 30, 2023. Vast and NETC have different fiscal years. Vast’s fiscal year ends on June 30, whereas NETC’s fiscal year ends on December 31. NETC’s unaudited financial results for the twelve months ended June 30, 2023 have been derived from (i) its unaudited statement of operations for the six months ended June 30, 2023 and (ii) its audited statement of operations for the year ended December 31, 2022 removing its results of operations for six months ended June 30, 2022 derived from its unaudited statement of operations for the six months ended June 30, 2022.
The unaudited pro forma combined statement of profit or loss is presented on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on July 1, 2022.
Vast’s historical consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB. The historical financial statements of NETC were prepared in accordance with U.S. GAAP and, for purposes of the unaudited pro forma combined financial information, have been converted to IFRS on a basis consistent with the accounting policies and presentation adopted by Vast.
The unaudited pro forma combined financial information has been derived from and should be read in conjunction with Vast’s and NETC’s financial statements and related notes, as applicable, and the sections titled “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “NETC Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, NETC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Vast issuing shares at the Closing for the net assets or liabilities, as relevant, of NETC as of the Closing Date, accompanied by a recapitalization. The net assets or liabilities, as relevant, of NETC will be stated at historical cost, with no goodwill or other intangible assets recorded.
Vast has been determined to be the accounting acquirer based on the following:
•
As described below under “Basis of Pro Forma Presentation”, Vast’s current majority shareholder will have the largest voting interest under all scenarios;

•
AgCentral, a Legacy Vast shareholder, has the ability to nominate the majority of the members of the board of directors;

•
The existing senior management of Vast will continue to be the senior management following the Business Combination;

•
The business of Vast will comprise the ongoing operations following the Business Combination; and

•
Vast is the larger entity, both in terms of substantive operations and number of employees.

10

The Business Combination is not within the scope of IFRS 3 because NETC does not meet the definition of a business in accordance with IFRS 3. Rather, the Business Combination will be accounted for within the scope of IFRS 2. Any excess of fair value of equity issued to participating shareholders of NETC over the fair value of NETC’s identifiable net assets or liabilities, as relevant, acquired represents compensation for the service of a stock exchange listing, which is expensed as incurred. The fair value of the Per Share Merger Consideration, and ultimately the expense recognized in accordance with IFRS 2, may differ materially from the unaudited pro forma combined financial information, due to developments occurring prior to the date of consummation of the Business Combination.
Basis of Pro Forma Presentation
The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”.
The unaudited pro forma consolidated statement of financial position has been prepared to give effect to the Business Combination and related transactions summarized below as if they had been consummated on June 30, 2023. The unaudited pro forma combined statement of profit or loss for the year ended June 30, 2023 gives effect to the Business Combination and related transactions summarized below as if they had been consummated on July 1, 2022:
•
the merger of NETC with and into Merger Sub, a wholly-owned subsidiary of Vast, with NETC surviving the merger as a wholly-owned subsidiary of Vast;

•
the completion of the Vast pre-closing reorganization, which will include the Existing Convertible Note Conversion, the MEP Share Conversion, and the Vast Split Adjustment;

•
the exchange of all outstanding Founder Shares into 3.0 million Vast Ordinary Shares, and all outstanding NETC Class A Shares that are not redeemed by the Class A shareholders into an equivalent number of Vast Ordinary Shares;

•
the exchange of all outstanding NETC Warrants into an equal number of Vast Warrants, with substantially the same terms;

•
the entry into Equity Subscription Agreements and a Notes Subscription Agreement (including the October Notes Subscription Agreement) by Nabors Lux and AgCentral to purchase up to $15.0 million each ($30.0 million combined) of Vast Ordinary Shares for $10.20 per share through the issuance of up to $5.0 million to AgCentral and $7.5 million to Nabors Lux ($12.5 million combined of Senior Convertible Notes from time to time beginning on the date of signing of the Business Combination Agreement and ending on the Closing date and $10.0 million to AgCentral and $7.5 million to Nabors Lux ($17.5 million combined) of committed subscriptions under the PIPE Financing to be funded on the Closing Date. As of June 30, 2023, Nabors Lux and AgCentral funded $7.5 million of the aggregate commitment for Senior Convertible Notes. Accordingly, as of June 30, 2023, there is a balance of $22.5 million funds to be received;

•
the entry into a subscription agreement under the PIPE Financing with CAG to purchase up to $10.0 million of Vast Ordinary Shares for $10.20 per share. Of the $10.0 million related to the Canberra Subscription, $5.0 million will serve as a backstop and will be reduced by one dollar for every three dollars for capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions;

•
the entry into the Nabors Backstop Agreement by Nabors Lux to provide $10.0 million backstop to Vast to underwrite the potential investment by additional investors provided that the amount of the backstop be reduced dollar-for-dollar by (a) the balance of cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and (b) amounts invested by additional third parties (other than Nabors, AgCentral, CAG, EDF and their respective affiliates);

•
the entry into the EDF Note Purchase Agreement to purchase a promissory note with an aggregate principal amount of EUR 10.0 million (equivalent to approximately $10.8 million); and

11

•
the issuance of 1.5 million Vast Ordinary Shares as Accelerated Earnback Shares pursuant to the Nabors Backstop Agreement and issuance of 350,000 Vast Ordinary Shares as Incremental Funding Commitment Fee pursuant to the October Notes Subscription Agreement.

Certain sections in this proxy statements/prospectus reference Senior Convertible Note subscriptions, note purchase agreement or equity subscriptions of Vast Ordinary Shares by third party investors in connection with the Interim Company Financing and the PIPE Financing. At the time of this filing, the only capital committed under the Interim Company Financing and the PIPE Financing is the aggregate $30.0 million committed by Nabors Lux and AgCentral, $10.0 million equity backstop committed by Nabors Lux, EUR 10.0 million (equivalent to approximately $10.8 million) committed by EDF and $10.0 million committed by CAG. While it is anticipated that third party investors will commit additional capital in the Interim Company Financing or the PIPE Financing, because no additional third-party capital is committed, the unaudited pro forma combined financial information includes only the aggregate $30.0 million committed by Nabors Lux and AgCentral, $10.0 million equity backstop committed by Nabors Lux, EUR 10.0 million (equivalent to approximately $10.8 million) committed by EDF and up to $6.4 million committed by CAG.
During the Earnout Period, Vast may issue up to an aggregate of 2.4 million additional Vast Ordinary Shares to NETC Sponsor in three equal tranches and up to an aggregate of 1.3 million Vast Ordinary Shares to Legacy Vast shareholders in three equal tranches, upon the occurrence of each Triggering Event.
Additionally, Vast may also issue 1.5 million Vast Ordinary Shares to Legacy Vast shareholders upon receiving a notice to proceed under a contract for the procurement of a concentrated solar power plant at Port Augusta, in South Australia. Please see the section entitled “The Business Combination Agreement and Related Agreements — Covenants of the Parties — Earnout” for additional information.
NETC cannot predict how many of its public stockholders will elect to redeem their public shares. The unaudited pro forma combined financial information presents the following three redemption scenarios.
Each of the scenarios is based on the 9,850,641 NETC Class A Common Stock that were remaining as of June 30, 2023, which excludes the 17,749,359 NETC Class A Common Stock that were redeemed by the holders of which exercised their redemption rights in connection with the shareholders’ meeting on May 11, 2023.
•
Assuming No Redemptions:   This scenario assumes that no NETC public shares are redeemed by the NETC public stockholders.

•
Assuming 85% Redemptions:   This scenario, which we refer to as the “85% Redemptions Scenario,” assumes that approximately 8.4 million NETC public shares are redeemed for approximately $90.6 million of funds (based on the per share redemptions price of $10.82 per share) from the Trust Account.

•
Assuming 100% Redemptions:   This scenario, which we refer to as the “100% Redemptions Scenario,” assumes that all 9.9 million NETC public shares are redeemed for approximately $106.6 million of funds (based on the per share redemption price of $10.82 per share) from the Trust Account.

The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares.
Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities

12

(“Remaining Shares”) to be issued and the relevant purchase price or any other consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.
The following summarized the number of Vast Ordinary Shares outstanding under the three redemption scenarios as of June 30, 2023 after taking the redemptions on May 11, 2023 into consideration:
	Scenario 1 Assuming No Redemptions		Scenario 2 Assuming 85% Redemptions		Scenario 3 Assuming 100% Redemptions
	Ownership in shares	%	Ownership in shares	%	Ownership in shares	%
Weighted average shares outstanding – basic and diluted
Legacy Vast shareholders(1)	20,500,000	52.9	20,500,000	67.4	20,500,000	68.9
Current NETC public stockholders(2)	9,850,641	25.4	1,477,596	4.9	—	0.0
NETC initial stockholders(3)	4,500,000	11.6	4,500,000	14.8	4,500,000	15.1
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4)	3,291,176	8.5	3,291,176	10.8	3,291,176	11.1
Shares issued to CAG in connection with financing transactions(5)	627,451	1.6	627,451	2.1	490,196	1.6
Shares issued to Nabors Lux pursuant to Nabors Backstop(6)	—	0.0	—	0.0	980,392	3.3
Total	38,769,268	100.0	30,396,223	100.0	29,761,764	100.0

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders.

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

13

Unaudited Pro Forma Combined Statement of Financial Position
As of June 30, 2023
(In thousands)
	Vast Solar (IFRS)	NETC (US GAAP)	NETC Historical Financials adjustments (See Note 2)		NETC (US GAAP) – Pro Forma	IFRS conversion and alignment (See Note 3)		Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 85% Redemptions			Scenario 3 Assuming 100% Redemptions
								Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	2,060	765	—		765	—		106,628	A	119,881	—		28,343	—		20,787
	—	—	—		—	—		(2,452)	B	—	—		—	—		—
	—	—	—		—	—		(9,564)	C	—	—		—	—		—
	—	—	—		—	—		(5,460)	F	—	—		—	—		—
	—	—	—		—	—		22,500	J	—	—		—	—		—
	—	—	—		—	—		(4,830)	M	—	—		—	—		—
	—	—	—		—	—		—		—	(90,632)	H	—	(15,996)	H	—
	—	—	—		—	—		(1,869)	N	—	(906)	N	—	(160)	N	—
	—	—	—		—	—		(5,097)	O	—	—		—	—		—
	—	—	—		—	—		6,400	R	—	—		—	(1,400)	R	—
	—	—	—		—	—		—		—	—		—	10,000	S	—
	—	—	—		—	—		10,800	T	—	—		—	—		—
Trade and other receivables	314	—	—		—	—		—		314	—		314	—		314
R&D tax incentive receivable	638	—	—		—	—		—		638	—		638	—		638
Prepaid expenses	44	188	—		188	—		—		232	—		232	—		232
Total current assets	3,056	953	—		953	—		117,056		121,065	(91,538)		29,527	(7,556)		21,971
Non-current assets
Investments held in Trust	—	105,444	1,184	a	106,628	—		(106,628)	A	—	—		—	—		—
Investment in joint venture accounted for using the equity method	1,300	—	—		—	—		—		1,300	—		1,300	—		1,300
Loans and advances to related parties	225	—	—		—	—		—		225	—		225	—		225
Property, plant and equipment	30	—	—		—	—		—		30	—		30	—		30
Right-of-use-assets	45	—	—		—	—		—		45	—		45	—		45
Total non-current assets	1,600	105,444	1,184		106,628	—		(106,628)		1,600	—		1,600	—		1,600
Total assets	4,656	106,397	1,184		107,581	—		10,428		122,665	(91,538)		31,127	(7,556)		23,571
Liabilities
Current liabilities
Borrowings	19,812	—	—		—	—		(19,812)	I	—	—		—	—		—
Trade and other payables	5,622	—	—		—	1,667	iii	(5,097)	O	2,192	—		2,192	—		2,192
Accounts payable and accrued liabilities	—	758	—		758	(758)	iii	—		—	—		—	—		—
Due to related party	—	909	—		909	(909)	iii	—		—	—		—	—		—
Income taxes payable	—	11	—		11	—		—		11	—		11	—		11
Convertible promissory note	—	3,646	1,184	a	4,830	—		(4,830)	M	—	—		—	—		—
Share issuance costs payable	—	—	—		—	—		170	R	170	—		170	(70)	R	100
Contract liabilities	2	—	—		—	—		—		2	—		2	—		2
Lease liabilities	26	—	—		—	—		—		26	—		26	—		26
Deferred consideration payable	955	—	—		—	—		—		955	—		955	—		955
Provisions	183	—	—		—	—		—		183	—		183	—		183
Derivative financial instruments	18	—	—		—	—		140,913	G	—	—		—	—		—
	—	—	—		—	—		(140,931)	I	—	—		—	—		—
Total current liabilities	26,618	5,324	1,184		6,508	—		(29,587)		3,539	—		3,539	(70)		3,469
See accompanying notes to the unaudited pro forma combined financial information.
14

Unaudited Pro Forma Combined Statement of Financial Position (Continued)
As of June 30, 2023
(In thousands)
	Vast Solar (IFRS)	NETC (US GAAP)	NETC Historical Financials adjustments (See Note 2)		NETC (US GAAP) – Pro Forma	IFRS conversion and alignment (See Note 3)		Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 85% Redemptions			Scenario 3 Assuming 100% Redemptions
								Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Accounting Adjustments		Pro Forma Combined
Non-current liabilities
Deferred legal fees	—	5,460	—		5,460	—		(5,460)	F	—	—		—	—		—
Lease liabilities	28	—	—		—	—		—		28	—		28	—		28
Provisions	117	—	—		—	—		—		117	—		117	—		117
Warrant liabilities	—	—	—		—	4,405	ii	—		4,405	—		4,405	—		4,405
Borrowings	7,134	—	—		—	—		(7,134)	Q	—	—		—	—		—
	—	—	—		—	—		10,800	T	10,800	—		10,800	—		10,800
Borrowings – Nabors Backstop	—	—	—		—	—		—		—	—		—	10,000	S	10,000
Derivative financial instruments	174	—	—		—	—		729	P	—	—		—	—		—
	—	—	—		—	—		(903)	Q	—	—		—	—		—
Class A common stock subject to possible redemption	—	—	—		—	106,206	i	(106,206)	E	—	—		—	—		—
Total non-current liabilities	7,453	5,460	—		5,460	110,611		(108,174)		15,350	—		15,350	10,000		25,350
Total liabilities	34,071	10,784	1,184		11,968	110,611		(137,761)		18,889	—		18,889	9,930		28,819
Commitments and Contingencies
Class A common stock, $0.0001 par value; 9,850,641 shares subject to redemption at $10.82 per share	—	105,022	1,184	a	106,206	(106,206)	i	—		—	—		—	—		—
Equity
Class F common stock, $0.0001 par value; 50,000,000 shares authorized; 6,900,000 shares issued and outstanding	—	1	—		1	(1)	iii	—		—	—		—	—		—
Class F common stock	—	—	—		—	25	iii	(25)	K	—	—		—	—		—
Issued capital	2,354	—	(1,184)	a	(1,184)	—		22,500	J	379,746	—		287,600	—		269,984
	—	—	—		—	—		(470)	B	—	277	B	—	28	B	—
	—	—	—		—	—		106,206	E	—	—		—	—		—
	—	—	—		—	—		(23,403)	D	—	—		—	—		—
	—	—	—		—	—		25	K	—	—		—	—		—
	—	—	—		—	—		165,338	I	—	—		—	—		—
	—	—	—		—	—		(1,869)	N	—	(906)	N	—	(160)	N	—
	—	—	—		—	—		—		—	(90,632)	H	—	(15,996)	H	—
	—	—	—		—	—		95,982	L	—	(885)	L	—	(158)	L	—
	—	—	—		—	—		8,037	Q	—	—		—	—		—
Share-based payment reserve	—	—	—		—	—		6,230	R	—	—		—	(1,330)	R	—
Reserves	4	—	—		—	—		(4)	I	—	—		—	—		—
– Foreign Currency translation reserve	3,285	—	—		—	—		—		3,285	—		3,285	—		3,285
– Capital contribution reserve	4,591	—	—		—	—		(4,591)	I	—	—		—	—		—
Accumulated losses	(39,649)	(9,410)	—		(9,410)	(24)	iii	23,403	D	(279,255)	—		(278,647)	—		(278,517)
	—	—	—		—	(4,405)	ii	(1,982)	B	—	(277)	B	—	(28)	B	—
	—	—	—		—	—		(9,564)	C	—	—		—	—		—
	—	—	—		—	—		(95,982)	L	—	885	L	—	158	L	—
Total equity			—		—	—		(729)	P	—	—		—	—		—
Total liabilities and equity	—	—	—		—	—		(140,913)	G	—	—		—	—		—
	(29,415)	(9,409)	(1,184)		(10,593)	(4,405)		148,189		103,776	(91,538)		12,238	(17,486)		(5,248)
	4,656	106,397	1,184		107,581	—		10,428		122,665	(91,538)		31,127	(7,556)		23,571
See accompanying notes to the unaudited pro forma combined financial information.
15

Unaudited Pro Forma Combined Statement of Profit or Loss
For the Twelve Months Ended June 30, 2023
(In thousands, except per share data)
					Scenario 1 Assuming No Redemptions			Scenario 2 Assuming 85% Redemptions			Scenario 3 Assuming 100% Redemptions
	Vast Solar (IFRS)	NETC (US GAAP)	IFRS conversion and alignment		Transaction Accounting Adjustments		Pro Forma Combined	Additional Transaction Adjustments		Pro Forma Combined	Additional Transaction Adjustments		Pro Forma Combined
Revenue from customers	268	—	—		—		268	—		268	—		268
Grant revenue	651	—	—		—		651	—		651	—		651
Total Revenue	919	—	—		—		919	—		919	—		919
Employee benefits expenses	2,984	—	—		—		2,984	—		2,984	—		2,984
Consultancy expenses	2,134	—	—		—		2,134	—		2,134	—		2,134
Administrative and other expenses	8,080	6,714	—		(180)	BB	112,578	—		111,970	—		111,840
	—	—	—		95,982	EE	—	(885)	EE	—	(158)	EE	—
	—	—	—		1,982	CC	—	277	CC	—	28	CC	—
Raw materials and consumables used	600	—	—		—		600	—		600	—		600
Depreciation expense	49	—	—		—		49	—		49	—		49
Finance costs, net .	2,518	—	—		(2,166)	DD	676	—		676	—		676
	—	—	—		324	GG	—	—		—	—		—
Interest income	—	(8,750)	—		8,750	AA	—	—		—	—		—
Share of loss of jointly controlled entities	254	—	—		—		254	—		254	—		254
(Gain)/loss on derivative financial instruments (including warrants)	(105)	—	(2,753)	FF	—		(2,753)	—		(2,753)	—		(2,753)
	—	—	—		105	DD	—	—		—	—		—
Total expenses (income)	16,514	(2,036)	(2,753)		104,797		116,522	(608)		115,914	(130)		115,784
Net (loss) income before income tax	(15,595)	2,036	2,753		(104,797)		(115,603)	608		(114,995)	130		(114,865)
Income tax benefit (expense) .	378	(1,861)	—		—		(1,483)	—		(1,483)	—		(1,483)
Net income (loss) .	(15,217)	175	2,753		(104,797)		(117,086)	608		(116,478)	130		(116,348)
Class A
Weighted average shares outstanding basic and diluted	25,129	24,300					38,769			30,396			29,762
Net income (loss) per share – basic and diluted	(0.61)	0.01					(3.02)			(3.83)			(3.91)
Class F
Weighted average shares outstanding basic and diluted		6,900
Net income (loss) per share – basic and diluted		0.01
See accompanying notes to the unaudited pro forma combined financial information.
16

Notes to the Unaudited Pro Forma Combined Financial Information
1.   Basis of the presentation
The unaudited pro forma combined statement of financial position as of June 30, 2023 assumes that the Business Combination occurred on June 30, 2023. The unaudited pro forma combined statement of profit or loss for the twelve months ended June 30, 2023 presents the pro forma effect of the Business Combination as if they had been completed on July 1, 2022. These periods are presented on the basis that Vast is the accounting acquirer.
The historical financial information of Vast was derived from Vast’s audited consolidated financial statements as of and for the year ended June 30, 2023, included elsewhere in this proxy statement/ prospectus. The historical financial information of NETC was derived from the historical audited financial statements of NETC as of December 31, 2022 and for the year ended December 31, 2022 and the related notes, which are included in NETC’s Annual Reports on Form 10-K filed with the SEC on March 22, 2023 (the “NETC 10‑K”); and the historical unaudited financial statements of NETC as of and for the six-months ended June 30, 2023 and the related notes, which are included in NETC’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2023 (the “NETC 10-Q”). This information should be read together with Vast’s and NETC’s financial statements and related notes, as applicable, and the sections titled “Vast Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “NETC Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus.
Vast’s historical consolidated financial statements are prepared in accordance with IFRS, as issued by the IASB. The historical financial statements of NETC were prepared in accordance with U.S. GAAP and, for purposes of the unaudited pro forma combined financial information, have been converted to IFRS on a basis consistent with the accounting policies and presentation adopted by Vast.
The unaudited pro forma combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures About Acquired and Disposed Businesses”. NETC and Vast have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an understanding of Vast upon consummation of the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Vast believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Vast management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.
2.   Adjustments to NETC’s Historical Financial Statement
The historical financial information of NETC has been adjusted to give effect to the below event that occurred after June 30, 2023 but prior to the proposed business combination.
a)
Reflects the receipt of extension fees into NETC’s Trust Account through the convertible promissory note of $1.2 million issued by NETC on August 16, 2023, September 14, 2023, October 13, 2023 and November 16, 2023. The proceeds of the convertible promissory notes were used by NETC to extend the time for NETC to complete the Business Combination for four one-month periods from August 18, 2023 to December 18, 2023.

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3.   Conversion and Reclassification of NETC’s Financial Statement to IFRS
The historical financial information of NETC has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma combined financial information.
i)
to reclassify NETC’s historical mezzanine equity (Class A common stock subject to redemption) to Non-current financial liabilities under IAS 32.

ii)
to reclassify the NETC Warrants to be accounted for as liabilities in accordance with IAS 32 following consummation of the Business Combination, and accordingly, will be subject to ongoing mark-to-market adjustments through the statement of profit or loss.

iii)
to align NETC’s historical financial information in accordance with the presentation of Vast’s historical financial information and adjust NETC’s Class F common stock accounting for IFRS.

4.   Adjustments to Unaudited pro forma Combined Statement of Financial Position as of June 30, 2023.
The adjustments included in the unaudited proforma combined statement of financial position as of June 30, 2023 are as follows:
A.
Reflects the liquidation and reclassification of $106.6 million of investments held in the Trust Account to cash and cash equivalents that becomes available for general corporate use following the Closing.

B.
Reflects remaining estimated transaction costs expected to be incurred by Vast of approximately $2.5 million, for legal, accounting and advisory services in connection with the Business Combination and related transactions. None of these fees have been accrued as of the pro forma balance sheet date. Under the no redemptions scenario, the amount of $2.0 million is reflected as an adjustment to accumulated losses. The remaining $0.5 million of these costs represents equity issuance costs included in Issued Capital. Under the 85% redemption scenario, the amount of $2.3 million is reflected as an adjustment to accumulated losses. The remaining $0.2 million of these costs represents equity issuance costs included in Issued Capital. Under the 100% redemption scenario, the amount of $2.3 million is reflected as an adjustment to accumulated losses. The remaining $0.2 million of these costs represents equity issuance costs included in Issued Capital.

C.
Reflects remaining estimated transaction costs expected to be incurred by NETC of approximately $9.6 million, for legal, accounting and advisory services in connection with the Business Combination and related transactions. None of these fees have been accrued as of the pro forma balance sheet date. In line with the treatment of the Business Combination as a capital recapitalization, the NETC transaction costs will be expensed when incurred. The NETC estimated transaction costs excludes the deferred legal fees included in note (F).

D.
Represents the elimination of NETC’s historical capital deficit before recording the transaction costs to be incurred by NETC’s as described in note (C) above.

E.
Reflects the reclassification of Class A Common Stock subject to possible redemption to permanent equity immediately prior to the Closing. 9.9 million outstanding Class A shares were reclassified to equity as part of this adjustment.

F.
Reflects the payment of deferred legal fees incurred by NETC that will become due following the Closing.

G.
Reflects a mark to market adjustment for the embedded derivative related to the Existing Convertible Notes and loan from shareholder. The associated changes in fair value of the embedded derivative of $140.9 million was calculated based on, amongst other assumptions, the management’s allocation of 3,808,284 Vast Ordinary Shares to be held by holders of MEP Shares that were outstanding as of June 30, 2023, and the implied value of $10.93 per Vast Ordinary Shares. If any incremental MEP Shares are granted subsequent to June 30, 2023, the Company would recognize a separate share-based payment charge accordingly as a new grant, and such charge would offset the associated changes in the fair value of the embedded derivative.

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H.
Reflects the redemption amounts of approximately 8.4 million NETC Class A Common Stock for an aggregate redemption price of $90.6 million at a redemption price of $10.82 per share for Scenario 2 and for Scenario 3, 100% redemption of all outstanding NETC Class A Common Stock for aggregate redemption payments of $106.6 million at a redemption price of $10.82 per share.

I.
Represents adjustment to reflect the exchange of each of the Existing Convertible Notes, each outstanding Legacy Vast share, and each outstanding MEP Share, for 20,500,000 shares of Ordinary Vast Shares.

(in thousands)
Existing historical Vast shares, Existing Convertible Notes and MEP eliminated:
Convertible debt & shareholder loan	$19,812
Capital contribution reserve	4,591
Derivative financial instruments	140,931
Existing MEP shares	4
Increase in issued capital	$165,338

J.
Includes aggregate purchases of $30.0 million of Vast Ordinary Shares by Nabors Lux and AgCentral pursuant to the Equity Subscription Agreements and the Notes Subscription Agreements (including the October Notes Subscription Agreement) at $10.20 per share funded through the issuance of up to $5.0 million to AgCentral and $7.5 million to Nabors Lux ($12.5 million combined) of Senior Convertible Notes from time to time beginning on the date of signing of the Business Combination Agreement and ending on the Closing Date and $10 million to AgCentral and $7.5 million to Nabors Lux ($17.5 million combined) of committed subscriptions under the PIPE Financing to be funded on the Closing Date. Nabors Lux and AgCentral will receive a number of Vast Ordinary Shares equal to the amount of their investment divided by $10.20 per share, or an aggregate of approximately 2.9 million Vast Ordinary Shares. As of June 30, 2023, Nabors Lux and AgCentral funded $7.5 million of the aggregate commitment for Senior Convertible Notes. Accordingly, the adjustment represents the balance of $22.5 million funds to be received and to be converted to Vast Ordinary Shares upon Closing.

K.
Represents the elimination of NETC Class F Common Stock, which was historically issued at $25,000.

L.
The Transaction is accounted for in accordance with IFRS 2 with an expense reflected for the difference between the fair value of the Vast Ordinary Shares issued to NETC shareholders as compared to the fair value of NETC’s net assets or liabilities, as relevant, contributed.

The estimated fair value of the equity instruments issued to NETC shareholders considers the impact of Vast Ordinary Shares issuable to Legacy Vast shareholders upon the occurrence of the Triggering Events or earlier, upon a change of control in accordance with the earnout provisions. Please see the section entitled “The Business Combination Agreement and Related Agreements —  Covenants of the Parties — Earnout” for additional information on such provisions. Since there is no service condition attached to these Earnout Shares, their impact is taken immediately by reducing the fair value of the Vast Ordinary Shares issued to NETC’s shareholders.
The value of the expense recorded in accordance with IFRS 2 varies under each redemption scenario as follows:
Scenario 1 — Assuming no redemptions
The fair value of share consideration of $177.6 million and NETC’s net assets of approximately $81.6 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of approximately $96.0 million. Assuming no redemptions, the difference is reflected as a transaction expense of approximately $96.0 million for the services provided by NETC in connection with the listing. The fair value calculation of approximately $177.6 million is

19

based on the estimated fair value of Vast Ordinary Shares issued to NETC shareholders in connection with the Business Combination, including an estimated fair value of the Earnout Shares for NETC of $16.9 million.
Scenario 2 — Assuming 85% redemptions
The fair value of share consideration of $86.1 million and NETC’s net liabilities of approximately $9.0 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of approximately $95.1 million. Assuming 85% redemptions, the difference is reflected as a transaction expense of approximately $95.1 million for the services provided by NETC in connection with the listing. The fair value calculation of approximately $86.1 million is based on the estimated fair value of Vast Ordinary Shares issued to NETC shareholders in connection with the Business Combination, including an estimated fair value of the Earnout Shares for NETC of $16.9 million.
Scenario 3 — Assuming 100% redemptions
The fair value of share consideration of $70.0 million and NETC’s net liabilities of approximately $25.0 million result in an excess of the fair value of the shares issued over the value of the net monetary assets acquired of approximately $95.0 million. Assuming 100% redemptions, the difference is reflected as a transaction expense of approximately $95.0 million for the services provided by NETC in connection with the listing. The fair value calculation of approximately $70.0 million is based on the estimated fair value of Vast Ordinary Shares issued to NETC shareholders in connection with the Business Combination, including an estimated fair value of the Earnout Shares for NETC of $16.9 million.
(In thousands)	Scenario 1 — Assuming No Redemptions	Scenario 2 — Assuming 85% Redemptions	Scenario 3 — Assuming 100% Redemptions
Vast Ordinary Shares issued in exchange for the following NETC classes of stock:
Class A Common Stock	9,851	1,478	—
Class F Common Stock	3,000	3,000	3,000
Accelerated Earnback Shares and Incremental Funding Commitment Fee	1,850	1,850	1,850
Vast Ordinary Shares issued	14,701	6,328	4,850
Fair value of Vast shares issued in exchange for NETC shares valued at $10.93 per share(a).	$160,682	$69,165	$53,011
Fair value of earnout for NETC Sponsor(b) .	16,944	16,944	16,944
Fair value of share consideration	177,626	86,109	69,955
Adjusted NETC’s net assets/liabilities(c).	(81,644)	8,988	24,984
Transaction expense	$95,982	$95,097	$94,939

The expense ultimately recorded by Vast in accordance with IFRS may differ materially from the amounts presented in the unaudited pro forma combined financial information, due to changes in the fair value of the equity of the combined entity, including the value of Vast Ordinary Shares and Vast Warrants.
(a)
Estimated fair value determined based on a quoted market price of $10.93 per share as of November 3, 2023.

(b)
The estimated fair value of the Earnout Shares for NETC of $16.9 million was based on the fair value of 2.4 million Vast Ordinary Shares that may be issued to NETC Sponsor upon the

20

achievement of certain price targets during a certain period. The grant-date fair value has been measured using Monte Carlo Simulation using the following significant inputs:
June 30, 2023
Share price at Closing	$10.64
Expected volatility	25.0%
Expected dividend	0.0%
Risk-free rate.	4.15%

(c)
The table below includes the adjusted NETC’s net assets/liabilities reconciliation

	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 85% Redemptions	Scenario 3 Assuming 100% Redemptions
Total assets	107,581	107,581	107,581
Total current liabilities	(6,508)	(6,508)	(6,508)
Deferred legal fees	(5,460)	(5,460)	(5,460)
Warrant liabilities	(4,405)	(4,405)	(4,405)
NETC transaction costs	(9,564)	(9,564)	(9,564)
Redemptions of Trust Account	—	(90,632)	(106,628)
Net Assets/(Liabilities)	81,644	(8,988)	(24,984)

M.
Reflects the cash repayment of NETC’s convertible promissory notes upon Closing.

N.
Reflects the cash payment of the U.S. Federal Government Inflation Reduction Act of 2022 1% excise tax for the repurchases of stock. The Inflation Reduction Act imposes a 1% excise tax on the fair market value of stock repurchases made by covered corporations (including domestic corporations) after December 31, 2022.

O.
Reflects the cash repayment of trade and other payables in relation to the transaction costs of the Business Combination outstanding as of June 30, 2023.

P.
Reflects a mark to market adjustment for the embedded derivative related to the Senior Convertible Note.

Q.
Represents adjustment to reflect the exchange of the Senior Convertible Note for 735,294 shares of Ordinary Vast Shares.

R.
Represents subscription agreement entered into with CAG to purchase up to $10.0 million of Vast ordinary shares. Of the $10.0 million, $5 million will serve as a backstop for subsequent capital raised by Vast prior to Closing via additional Notes Subscriptions or Equity Subscriptions. Vast must pay CAG an amount equal to the (i) the greater of (a) $50,000 per month from the date of the subscription agreement until the closing of the subscription; and (b) $100,000 plus (ii) 5% of the amount drawn from the backstop within twenty business days of the closing of the subscription.

S.
Represents agreement entered into with Nabors Lux to provide a $10.0 million backstop which will be reduced dollar-for-dollar by (a) the balance of cash remaining in the Trust Account after giving effect to any redemptions of NETC Class A Common Stock by NETC public stockholders and (b) amounts invested by additional investment (other than Nabors, AgCentral, CAG, EDF and their respective affiliates). Under the terms of the Shareholder and Registration Rights Agreement, if the Company completes a Superior Capital Raise prior to the six month anniversary of the Closing, and to Specified Investors during the following three months, the shares issued to Nabors in exchange for their investment under the Nabors Equity Backstop Agreement may be redeemable for debt or equity instruments of the Company. As this contingent settlement feature is outside the control of the Company, it does not have the unconditional right to avoid delivering a financial asset, which may be a debt instrument. As such, the anticipated accounting treatment is

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that these shares would be classified as a financial liability carried at fair value through profit or loss. For purposes of the pro forma financial information the liability has been recognized equal to the cost of Nabors initial investment as Borrowings — Nabors Backstop.
T.
Represents the entry into a note purchase agreement with EDF to purchase a promissory note with an aggregate principal amount of EUR 10.0 million (equivalent to $10.8 million).

5.
Adjustments to Unaudited Pro Forma Combined Statements of Profit or Loss for the Twelve Months Ended June 30, 2023.

The adjustments to the unaudited pro forma combined statement of profit or loss for the twelve months ended June 30, 2023 are as follows:
AA.
To eliminate interest income related to the investments held in the Trust Account which will be released upon Closing.

BB.
To eliminate administrative fees related to NETC’s office space, utilities and general administrative services pursuant to an administrative services agreement, which terminates on the consummation of the Business Combination.

CC.
To reflect the recognition of transaction costs incurred by Vast, assuming no redemptions, 85% redemptions and 100% redemptions respectively, as described in note (B) above, during the year ended June 30, 2023. These costs are a nonrecurring item.

DD.
To eliminate effective interest cost and fair value change in derivatives in association with the conversion of all of the outstanding Existing Convertible Notes for Vast Ordinary Shares, as if the conversion had occurred on July 1, 2022.

EE.
To reflect $96.0 million, $95.1 million and $94.9 million of share-based compensation expense recognized assuming no redemptions, 85% redemptions and 100% redemptions, respectively, in accordance with IFRS 2, for the difference between the fair value of Vast Ordinary Shares issued and the fair value of NETC’s identifiable net assets or liabilities, as relevant, as described in note (L) above. These costs are a nonrecurring item.

FF.
To reflect the mark to market change in the value of the NETC Warrants, as if they had been classified as derivative liabilities since issuance.

GG.
To reflect interest expense calculated at 3% coupon rate per annum, in connection with EDF note purchase agreement.

6.
Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since July 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

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The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption of NETC’s redeemable shares:
	Scenario 1 Assuming No Redemptions	Scenario 2 Assuming 85% Redemptions	Scenario 3 Assuming 100% Redemptions
Pro forma net loss (in thousands)	(117,086)	(116,478)	(116,348)
Net loss per share – basic and diluted	(3.02)	(3.83)	(3.91)
Weighted average shares outstanding – basic and diluted
Legacy Vast shareholders(1)	20,500,000	20,500,000	20,500,000
Current NETC public stockholders(2)	9,850,641	1,477,596	—
NETC initial stockholders(3)	4,500,000	4,500,000	4,500,000
Shares issued to Nabors Lux and AgCentral in connection with financing transactions(4).	3,291,176	3,291,176	3,291,176
Shares issued to CAG in connection with financing transactions(5)	627,451	627,451	490,196
Shares issued to Nabors Lux pursuant to Nabors Backstop(6).	—	—	980,392
Total	38,769,268	30,396,223	29,761,764

(1)
Assumes that no Earnout Shares are issued to the Legacy Vast shareholders,

(2)
Pursuant to the Business Combination Agreement, each share of NETC Class A Common Stock (other than Redemption Shares) issued and outstanding immediately prior to the Effective Time will be exchanged for a number of Vast Ordinary Shares equal to the Exchange Ratio.

(3)
Assumes no Sponsor Earnback Shares are issued. Includes 1,500,000 Vast Ordinary Shares issued to NETC Sponsor as Accelerated Earnback Shares.

(4)
Includes shares issued in connection with the Equity Subscription Agreements and the Notes Subscription Agreements. Also includes 350,000 Vast Ordinary Shares issued as Incremental Funding Commitment Fee.

(5)
Shares issued pursuant to the Canberra Subscription. The Canberra Subscription will be reduced by one dollar for every three dollars raised by Vast prior to Closing, including in Scenario 3, an aggregate $5 million for amounts funded under the Nabors Backstop.

(6)
In Scenario 3 only, Nabors Lux’s backstop commitment. Nabors Lux’s backstop commitment will be reduced dollar-for-dollar by additional investments in Vast’s debt or equity securities issued by third parties as well as by the cash available to NETC from the Trust Account (after giving effect to (x) the redemption of any NETC public shares by NETC stockholders in connection with the Proposals and (y) any taxes imposed in connection with the redemption of any NETC public shares by NETC stockholders in connection with the Proposals).

(7)
The Business Combination Agreement provides that it is a condition to Vast’s, NETC’s and Merger Sub’s respective obligations to close that, if a FIRB filing is required in connection with the Business Combination and its associated transactions, the FIRB filing must be made, and FIRB approval must be received (or FIRB must be precluded from objecting) prior to the Closing. In the 100% Redemption Scenario and with the full Nabors Backstop being funded, Nabors, together with its affiliates, would receive greater than 20% of the Vast Ordinary Shares. FIRB approval is required for Nabors to acquire more than 19.9% of the Vast Ordinary Shares. However, FIRB approval will not be required to consummate the Business Combination, so long as Nabors does not acquire more than 19.9% of the Vast Ordinary Shares.

Therefore, the Nabors Backstop Agreement provides that Nabors or the relevant party will be issued the maximum number of securities in respect of which prior FIRB approval is not required and will pay the purchase price or any other consideration payable for those securities, and the parties will on a timely basis take all necessary and appropriate steps to obtain FIRB approval to enable the balance of the securities (“Remaining Shares”) to be issued and the relevant purchase price or any other

23

consideration payable with respect to the Remaining Shares (“Remaining Subscription Amount”) shall be retained by Nabors or the relevant party until the date that the Remaining Shares are issued to Nabors or the relevant party. Under the 100% Redemption Scenario, without FIRB approval (or FIRB becoming precluded from objecting), the Nabors Backstop would not be funded at all. Accordingly, if there are 100% redemptions, the Business Combination will not be consummated unless that FIRB filing has been made, and FIRB approval has been received (or FIRB has become precluded from objecting), unless the parties mutually elect to formally waive that condition in writing.

24

ANNEX A
EDF NOTE PURCHASE AGREEMENT

Note Purchase Agreement
Vast Intermediate HoldCo Pty Ltd (ACN 671 982 666)
Vast Renewables Limited (ACN 136 258 574)
EDF Australia Pacific Pty Ltd (ACN 664 931 079)

Date:
Parties
1
Vast Intermediate HoldCo Pty Ltd (ACN 671 982 666) an Australian proprietary company limited by shares of 226-230 Liverpool Street Darlinghurst NSW 2010, Australia (HoldCo)

2
Vast Renewables Limited (ACN 136 258 574) of 226-230 Liverpool Street Darlinghurst NSW 2010, Australia (Vast Parent)

3
EDF Australia Pacific Pty Ltd (ACN 664 931 079) of Level 26, 530 Collins St, Melbourne VIC 3000 (the Purchaser)

Background
A
Vast Parent has agreed to undertake the Merger and Listing (together, the Transaction) under the terms of the Business Combination Agreement.

B
HoldCo is a wholly owned Subsidiary of Vast Parent (HoldCo and Vast Parent together are the Company Parties).

C
In connection with the Transaction, the Purchaser agrees to purchase from HoldCo a Promissory Note with an aggregate principal amount of the Promissory Note Purchase Price, and HoldCo agrees to issue and sell to the Purchaser the Promissory Note in consideration of such payment, on the terms of this Agreement.

D
Contemporaneously with this Agreement, each of the following will occur: (i) Vast Parent and the Purchaser will enter into a development agreement (in a form and on terms acceptable to and agreed by the Purchaser) in relation to the co-development of CSP Projects (the Development Agreement) and (ii) Vast Parent and the Purchaser will enter into a parent company guarantee (in a form and on terms acceptable to and agreed by the Purchaser) under which Vast Parent guarantees the obligations of HoldCo under each of this Agreement and the Development Agreement (Parent Company Guarantee).

The parties agree
1
Definitions and Interpretation

1.1
Definitions

As used in this Agreement, the following terms have the following meanings.
Additional Investment means the aggregate of the dollar value of any capital that Vast Parent has binding commitments to receive from any party other than a Restricted Party in exchange for debt or equity securities issued by Vast Parent (provided that CT Investments is not a Restricted Party for these purposes solely in respect of any amount in excess of the amount of the Canberra Funding Baseline) in connection with the Transaction which will be received on the Closing Date.
AgCentral means AgCentral Energy Pty Ltd (ACN 665 472 711).
Airbus means Airbus SE or a Subsidiary of Airbus.
Australian Projects HoldCo means Vast Australia HoldCo Pty Ltd (ACN 672 008 972).
Authorisation means:
(a)
an approval, authorisation, consent, declaration, exemption, licence, notarisation, permit or waiver, however it is described, and including any condition attaching to it; and

(b)
in relation to anything that would be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any renewal or amendment.
Backstop Agreement means that certain Backstop Agreement, dated as of 19 October 2023, by and between Vast Parent and Nabors Lux 2 as amended by the Amendment to Backstop Agreement dated on or around the date of this Agreement which provides that Nabors Lux 2 will subscribe for Vast Shares at US$10.20 per Vast Share for an aggregate subscription amount equal to (i) US$10,000,000; (ii) less the Additional Investment; (iii) less the Trust Balance (such aggregate subscription amount being the Backstop Subscription Amount).
Backstop Loan Agreement means that certain Loan Agreement dated on or around the date of this Agreement (in a form and on terms approved in writing by the Purchaser prior to the Closing Date, acting reasonably) by and between Vast Parent and Nabors Lux 2 for the advance of US$5,000,000 (or if the Additional Investments and the Trust Balance exceeds US$10,000,000 the advance will be reduced by the excess over US$10,000,000) that is non -interest bearing and for a term of no more than five years.
Business Combination Agreement means the Business Combination Agreement dated 14 February 2023 between, among others, Vast Parent and NETC, as amended on 19 October 2023, and as it may be hereafter modified, supplemented or amended.
Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in New South Wales or Victoria.
Business IPR has the meaning given to that term in clause 3.1(n).
Canberra Funding Baseline means the maximum dollar amount that CT Investments is required to pay as its subscription amount in subscription for Vast Shares under the Canberra Equity Subscription Agreement, which amount is not less than US$4,850,000 (being reduced from US$5,000,000 to account for fees payable pursuant to the Canberra Equity Subscription Agreement).
Canberra Equity Subscription Agreement means the equity subscription agreement between Vast Parent and CT Investments dated 18 September 2023.
Closing has the meaning given to that term in clause 2.3(b).
Closing Date has the meaning given to that term in clause 2.3(b).
Control has the meaning given in section 50AA of the Corporations Act, provided that, in addition, an entity will control a second entity if it directly or indirectly:
(a)
owns more than 50% of the voting rights or voting shares, units or other securities or equity or other ownership interests of the second entity; or

(b)
has the power to appoint the majority of the members of the board of directors (or of any similar or equivalent governing or managing body) of the second entity or to manage on a discretionary basis the assets of the second entity.

Corporations Act means the Corporations Act 2001 (Cth).
CSP means concentrated solar thermal power.
CSP Projects means projects which are:
(a)
standalone CSP projects;

(b)
projects that are a hybrid between CSP and another form of renewable technology;

(c)
green fuels projects for which CSP is part of the primary energy source; or

(d)
process heat and desalination projects requiring CSP,

in each case in Australia subject to clause 3.1(b) of the Development Agreement and excluding any project where Vast Parent supplies CSP Technology solely as an original equipment manufacturer for that project.
CSP Technology means the concentrated solar thermal power generation and storage technology developed by Vast Parent.
CT Investments means CT Investments Group Pty Limited.
Development Agreement has the meaning given in the Background section of this Agreement.
Distribution means, in respect of an entity, any dividend, charge, interest, fee, payment or other distribution (whether in cash or kind) or redemption, repurchase, defeasance, retirement or repayment (whether by way of set off, counterclaim or otherwise) to the holder(s) of any share capital of or other securities or equity or ownership interests in that entity or its Related Bodies Corporate, including any reduction or buy back or redemption or conversion of share capital or securities or other equity or ownership interests and any payment in the nature of interest or dividend or distribution or repayment of loans.
Due Amount has the meaning given to it in the Promissory Note.
Exchange Condition means the Purchaser has invested at least US$20,000,000 in the project entity of a CSP Project.
Exchange Shares means the Vast Shares issuable upon exchange of the Promissory Note under this Agreement.
Financial Indebtedness means any indebtedness in respect of moneys borrowed or raised or any financial accommodation including, without limitation, under or in respect of any:
(a)
loan, note, bond, debenture, or similar instrument;

(b)
credit, acceptance, endorsement, or discounting arrangement; or

(c)
guarantee or indemnity or facility in respect of any moneys borrowed or raised or any financial accommodation.

Government Agency means any government or governmental or semi-governmental, administrative, monetary, fiscal or judicial body, department, commission, funding or grant administrator, government-owned financier, authority, tribunal, agency or entity in any part of the world.
Group means HoldCo and each of its Subsidiaries from time to time.
Group Member means a member of the Group.
Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:
(a)
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)
to indemnify any person against the consequences of default in the payment of; or

(c)
to be responsible for, any indebtedness of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

indebtedness includes any obligation or liability (whether incurred as principal or as surety or otherwise) for the payment or repayment of money, whether present or future, actual or contingent.
Intellectual Property Rights has the meaning given in the Development Agreement.
Interest Period means, in respect of the Promissory Note, each of the following periods:
(a)
the period commencing on the date that the Promissory Note is created and issued and ending on the next occurring quarter end, being 31 March, 30 June, 30 September or 31 December;

(b)
each quarter (ending on the next occurring quarter end, being 31 March, 30 June, 30 September or 31 December), with the first such quarter commencing on the day after the end of the period referred to in paragraph (a) and the final such quarter ending on the quarter end (being 31 March, 30 June, 30 September or 31 December) immediately prior to the period referred to in paragraph (c); and

(c)
in respect of the quarter in which the Maturity Date occurs, the period commencing on the first day of such quarter and ending on the Maturity Date.

Interest Capitalisation Date means the last day of an Interest Period.
Listing means the listing of the ordinary shares of Vast Parent on a national United States securities exchange in connection with the Merger.
Material Adverse Effect means any event or circumstance which (after taking account of all relevant mitigating factors or circumstances) has a material adverse effect on:
(a)
the ability of a Company Party to perform its obligations under this Agreement or the Promissory Note;

(b)
the consolidated business, assets, liabilities or financial, operational or performance of the Group (taken as a whole); or

(c)
the validity or enforceability of the whole or any material part of, or the rights and remedies of the Purchaser under, this Agreement or the Promissory Note.

Maturity Date has the meaning given in each Promissory Note.
Merger means Vast Parent’s proposed business combination with NETC as contemplated under the Business Combination Agreement.
MFN Terms has the meaning given in clause 9(a).
Nabors means Nabors Corporate Services Inc.
Nabors Funding Arrangements means any of the agreements, documents or other instruments entered into between Vast Parent or any of its Related Body Corporate (on the one hand) and Nabors Lux 2 or any of its related entities (on the other hand) in connection with providing additional funding to Vast Parent or any of its Related Body Corporate, the governance arrangements of Vast Parent or any of its Related Body Corporate, or any other arrangements between the foregoing parties which will continue after Closing, including, but not limited to, the Backstop Agreement and the Backstop Loan Agreement.
Nabors Lux 2 means Nabors Lux 2 S.a.r.l.
NETC means Nabors Energy Transition Corp., a Delaware corporation.
NETC Stockholder Approval means approval of the Merger in accordance with NETC’s governing documents by the stockholders of NETC.
Ordinary course of business or ordinary course of business activities means the business of the Group as it is conducted as at the date of this Agreement (the Existing Business) and such other business which is:
(a)
ancillary or incidental to the Existing Business; and

(b)
contemplated by the annual business plan of the Group.

PPSA means the Personal Property Securities Act 2009 (Cth).
Permitted Acquisition means any acquisition of a business or the shares in a business or entity as permitted in clauses 10(o)(i) to 10(o)(iii) (Negative Covenants) (inclusive).
Permitted Disposal means any dispositions of property permitted in clauses 10(b)(i) to 10(b)(ix) (Negative Covenants) (inclusive).

Permitted Financial Accommodation means any financial accommodation as permitted in clauses 10(i)(i) to 10(i)(iii) (Negative Covenants) (inclusive).
Permitted Financial Indebtedness means Financial Indebtedness as permitted in clauses 10(h)(i) to 10(h)(x) (Negative Covenants) (inclusive).
Permitted Guarantee means any Guarantee as permitted in clauses 10(g)(i) to 10(g)(viii) (Negative Covenants) (inclusive).
Permitted Security Interest means any Security Interest as permitted in paragraphs 10(f)(i) to 10(f)(vii) (Negative Covenants) (inclusive).
Pre-Closing Restructure means the proposed restructure of Vast Parent’s Subsidiaries as outlined in Schedule 1 which will occur before or concurrently with Closing.
Project Documents means any agreement, document or other instrument entered into between by HoldCo, Vast Parent or any of its Related Bodies Corporate in relation to the development of the CSP Projects as contemplated in the Development Agreement.
Promissory Note means a promissory note, in the form of Schedule 2 attached hereto (or such other form as is agreed in writing by the Purchaser it its absolute discretion), created and issued pursuant to this Agreement.
Promissory Note Exchange Rate means, in respect of a payment under this Agreement or the Promissory Note, the USD:EUR exchange rate as published on Bloomberg (or, if Bloomberg ceases to exist, on any successor or replacement information service agreed by the Purchaser and Vast Parent, each acting reasonably and in good faith) on the due date for payment.
Promissory Note Purchase Price means an amount (denominated in US dollars and rounded down to the nearest dollar) equal to EURO 10,000,000 converted into US dollars at the Promissory Note Exchange Rate on the Closing Date.
Qantas means Qantas Airways Limited or a Subsidiary of Qantas Airways Limited.
Redemption Rights has the meaning given in the Business Combination Agreement.
Related Body Corporate has the meaning given to that term in the Corporations Act.
Related Party has the meaning given to it in the Corporations Act, but on the basis that all references to a public company are references to any body corporate, corporation, trust or other entity or person.
Reorganisation Event has the meaning given in clause 8(d).
Restricted Party means each of Nabors Lux 2, AgCentral, EDF and CT Investments.
SEC has the meaning given in clause 5.1(e)(ii).
Securities Act means the U.S. Securities Act of 1933, as amended.
Security Interest means a mortgage, charge, pledge, lien, encumbrance or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect, including any “security interest” as defined in sections 12(1) or (2) of the PPSA.
Sponsor Equity Subscription Agreements means subscription agreements between Vast Parent and each Sponsor to subscribe for Vast Shares at a price per share of US$10.20 for an aggregate amount of not less than US$17,500,000.
Sponsor NPA means the documentation dated:
(a)
14 February 2023 under which the Sponsors agreed to subscribe for and purchase US$10,000,000 (together and in aggregate) of convertible notes issued by Vast Parent which are convertible into Vast Shares at a conversion price per share of US$10.20; and

(b)
19 October 2023 under which Nabors Lux 2 agreed to subscribe for and purchase US$2,500,000 of convertible notes issued by Vast Parent which are convertible into Vast Shares at a conversion price per share of US$10.20.

Sponsor Subscription means the aggregate amount which the Sponsors have committed to pay Vast Parent as consideration for Vast Shares (at a price per share of US$10.20) under the Sponsor Equity Subscription Agreements.
Sponsors means each of Nabors Lux 2 and AgCentral.
Sunset Date has the meaning given in clause 2.1(c)(i).
Strategic Equity Investors means:
(a)
CT Investments;

(b)
any investors (other than the Sponsors) that have agreed to subscribe for Vast Shares at a purchase price of US$10.20 per Vast Share in connection with the Transaction; and

(c)
any investors in NETC that have entered into non-redemption agreements (or other ancillary agreements thereto) with respect to shares in NETC.

New Strategic Commitments has the meaning given in clause 9(d).
Subsidiary has the meaning given to that term in the Corporations Act, but on the basis that a trust or other entity may be a subsidiary (and an entity may be a subsidiary of a trust or other entity) if it would have been a “subsidiary” under the meaning given to that term in the Corporations Act if that trust or other entity were a body corporate or corporation (and, for these purposes, a unit or other beneficial, equity or ownership interest in a trust or other entity is to be regarded as a share).
Trading Day means a Business Day in which ordinary shares of Vast Parent are trading on the NASDAQ Capital Market or NASDAQ Global Market or other recognised securities exchange.
Transaction means the Merger and the Listing (together).
Trust Account has the meaning given in the Business Combination Agreement.
Trust Balance means the aggregate amount of cash in the Trust Account after giving effect to the Redemption Rights of NETC stockholders, but excluding from such amount any cash that represents the Canberra Funding Baseline if CT Investments invests through a non-redemption agreement.
U.S. Projects HoldCo means an U.S. company to be incorporated before Closing.
Vast Shares means fully paid ordinary shares in the capital of Vast Parent.
1.2
Interpretation

In this Agreement the following rules of interpretation apply unless the contrary intention appears:
(a)
headings are for convenience only and do not affect the interpretation of this Agreement;

(b)
the singular includes the plural and vice versa;

(c)
words that are gender neutral or gender specific include each gender;

(d)
where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)
the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)
a reference to:

(g)
a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(h)
a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(i)
a party includes its successors and permitted assigns;

(j)
a document includes all amendments or supplements to that document;

(k)
a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this Agreement;

(l)
this Agreement includes all schedules and attachments to it;

(m)
a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market on which a party’s securities are listed and is a reference to that law as amended, consolidated or replaced;

(n)
an agreement other than this Agreement includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(o)
a monetary amount is in US dollars unless otherwise indicated;

(p)
an agreement on the part of two or more Company Parties binds them jointly and severally;

(q)
subject to (g), an agreement on the part of two or more parties binds them severally;

(r)
when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(s)
in determining the time of day, where relevant to this deed, the relevant time of day is:

(t)
for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(u)
for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located; and;

(v)
no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

2
Purchase and Sale of the Promissory Note

2.1
Conditional on Merger and other conditions to Closing

(a)
The issue and sale and purchase of the Promissory Note under this Agreement is conditional upon the substantially concurrent (within 5 Business Days) consummation of the transactions contemplated by the Business Combination Agreement.

(b)
If:

(i)
the Business Combination Agreement or the Merger is terminated prior to the Closing occurring in accordance with this Agreement; or

(ii)
completion of the Merger does not occur immediately following the Closing,

or
then (without limiting, and without prejudice to, any other right or remedy the Purchaser or HoldCo may have as a consequence):
(iii)
where clause 2.1(b)(i) applies, this Agreement will automatically and immediately terminate upon termination of the Business Combination Agreement or the Merger (as applicable); or

(iv)
where clause 2.1(b)(ii) applies, HoldCo must immediately pay to the Purchaser an amount equal to the aggregate principal amount of the Promissory Note (together with all accrued interest in respect of the Promissory Note as at the date of payment by HoldCo) and the Purchaser will immediately cease to have any obligation or liability under or in connection with this Agreement or the Promissory Note.

(c)
If:

(i)
NETC Stockholder Approval has not been obtained by 31 March 2024 (Sunset Date); or

(ii)
the condition set out in clause 6(i) or 7(j) is not satisfied (and has not been waived in accordance with clause 6 or 7, as applicable) on the Sunset Date,

then (without limiting, and without prejudice to, any other right or remedy a party may have as a consequence) any party may at any time before Closing terminate this Agreement by giving written notice to each other party (which termination will take effect immediately upon such written notice being given to each other party).
(d)
If:

(i)
HoldCo or Vast Parent does not comply with its obligations under or pursuant to clause 2.3(b)(i) or clause 6; or

(ii)
any of the conditions set out in any of clauses 6(a), 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 6(j), 6(k), 7(c), 7(d), 7(e), 7(f), 7(g), 7(h) or 7(k) is not satisfied (and has not been waived in accordance with clause 6 or 7, as applicable) by the Sunset Date, then (without limiting, and without prejudice to, any other right or remedy the Purchaser may have as a consequence) the Purchaser may at any time before Closing terminate this Agreement by giving written notice to the Company Parties (which termination will take effect immediately upon such written notice being given to the Company Parties).
(e)
If:

(i)
the Purchaser does not comply with its obligations under or pursuant to clause 2.3(b)(ii) or clause 7; or

(ii)
any of the conditions set out in any of clauses 7(a), 7(b) or 7(i) is not satisfied (and has not been waived in accordance with clause 7) on the Sunset Date,

then (without limiting, and without prejudice to, any other right or remedy the Company Parties may have as a consequence) the Company Parties may at any time before Closing terminate this Agreement by giving written notice to the Purchaser (which termination will take effect immediately upon such written notice being given to the Purchaser).
(f)
If this Agreement is terminated under any of clause 2.1(b)(iii), 2.1(c), 2.1(d) or 2.1(e) then:

(i)
all rights and obligations under this Agreement other than:

(A)
rights and obligations expressed in this clause 2.1, clause 13 (Dispute Resolution) and clause 15 (Miscellaneous);

(B)
rights and obligations in any clause which is expressed to survive termination of this Agreement; and

(C)
rights and obligations that accrue before the termination,

terminate on termination of this Agreement under clause 2.1(b)(iii), 2.1(c), 2.1(d) or 2.1(e) (as applicable); and
(ii)
the Company Parties must immediately return and repay to the Purchaser any amount paid or provided by the Purchaser to or on behalf of or at the direction of the Company Parties under or in connection with this Agreement.

2.2
Sale and Issuance of the Promissory Note

On the terms and subject to the conditions of this Agreement, at the Closing, HoldCo agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from HoldCo, a Promissory Note, in an aggregate principal amount of the Promissory Note Purchase Price. The purchase price of the Promissory Note is equal to 100% of the aggregate principal amount of the Promissory Note.
2.3
Closing; Deliverables

(a)
The closing of the issuance and sale and purchase of the Promissory Note (the Closing, and the date of the Closing, the Closing Date) will take place remotely via the exchange of documents and signatures on the same date which date shall, subject to the remainder of this clause 2.3(a), not be before the first (1st) Business Day on or after the date on which NETC Stockholder Approval was obtained and shall not be more than 5 Business Days prior to the completion of the Merger, provided always that the Closing Date must not occur earlier than the first (1st) Business Day on which each the conditions set out in clauses 6 and 7 has been satisfied in accordance with those clauses (or waived in accordance with clause 6 or 7, as applicable).

(b)
At the Closing:

(i)
HoldCo must deliver to the Purchaser (unless the Purchaser and the Company Parties agree otherwise in writing):

(A)
evidence to the Purchaser’s reasonable satisfaction that (i) Nabors Lux 2 and AgCentral have entered into the Sponsor Equity Subscription Agreements and (ii) Nabors Lux 2 and AgCentral have paid, or will concurrently with Closing pay, to Vast Parent the Sponsor Subscription under and in accordance with the Sponsor Equity Subscription Agreements;

(B)
evidence to the Purchaser’s reasonable satisfaction that either (i) CT Investments has paid, or will concurrently with Closing pay, to Vast Parent an amount equal to the Canberra Funding Baseline as consideration for Vast Shares or (ii) CT Investments has entered into and completed its acquisition of NETC shares under binding commitments with NETC stockholders under which it has acquired a minimum number of NETC shares which is equal to the value of the Canberra Funding Baseline and an amount equal to the Canberra Funding Baseline which represents the acquisition price for those NETC shares under such binding commitments is available in the Trust Account on Closing;

(C)
evidence to the Purchaser’s reasonable satisfaction that Nabors Lux 2 has subscribed for the applicable amount of Vast Shares it is required to purchase pursuant to the Backstop Agreement in the amount of the Backstop Subscription Amount with such Backstop Subscription Amount being due and payable by Nabors Lux 2 to Vast Parent by 9 January 2024;

(D)
evidence to the Purchaser’s reasonable satisfaction that Nabors Lux 2 and Vast Parent have entered into the Backstop Loan Agreement, and the Backstop Loan Agreement is in full force and effect and no step has been taken or decision made or notice given to terminate the Backstop Loan Agreement;

(E)
evidence to the Purchaser’s reasonable satisfaction that there is no Additional Investment or that all Additional Investment has been paid to and received by Vast Parent, or will concurrently with Closing be paid to and received by Vast Parent, under and in accordance with the binding commitments entered into by Vast Parent in respect of the Additional Investment;

(F)
evidence to the Purchaser’s reasonable satisfaction that any other Financial Indebtedness of HoldCo (including all intercompany or intra-group indebtedness) has been subordinated to the Promissory Note;

(G)
the Promissory Note, in an aggregate principal amount of the Promissory Note Purchase Price, duly executed by HoldCo and registered in the name of the Purchaser; and

(H)
the Parent Company Guarantee, duly executed by Vast Parent and otherwise in a form and on terms satisfactory to the Purchaser; and

(ii)
conditional upon HoldCo having performed in full its obligations under clause 2.3(b)(i), the Purchaser must pay to HoldCo by wire transfer of immediately available funds, the Promissory Note Purchase Price.

2.4
Backstop arrangements

Each Company Party must procure that:
(a)
the Backstop Subscription Amount has been paid by Nabors Lux 2 to Vast Parent and received by Vast Parent in immediately available funds by 9 January 2024;

(b)
the Backstop Loan Agreement (as may be repaid from time to time in accordance with clause 9(d)) remains in full force and effect on the terms of the Backstop Loan Agreement (in the form and on the terms of the Backstop Loan Agreement approved in writing by the Purchaser prior to the Closing Date or such other form and terms which are (in advance of them being entered into by the parties to the Backstop Loan Agreement) approved in writing by the Purchaser after Closing), on and from the Closing Date up to the date that is 5 years after the Closing Date; and

(c)
any undrawn amount under the Backstop Loan Agreement is immediately available to be called by and will be promptly paid by Nabors Lux 2 to Vast Parent and received by Vast Parent under the Backstop Loan Agreement, on and from the Closing Date up to the earlier of the date that is 5 years after the Closing Date and the date on which all amounts to be provided under the Backstop Loan Agreement have been fully drawn by Vast Parent.

The parties acknowledge and agree that this clause 2.4 is a material provision of this Agreement. The failure to remedy a breach of this clause 2.4 within the time period specified in clause 7(b) of the Promissory Note will be an Event of Default.
2.5
KYC and compliance checks

The parties will co-operate and work together in good faith to enable the Purchaser to undertake and complete its KYC and compliance checks with respect to the Group Members to its reasonable satisfaction prior to the Closing Date and to seek to resolve any issues identified by the Purchaser pursuant to those checks.
3
Representations and Warranties of HoldCo

3.1
Representations and warranties

HoldCo hereby represents and warrants to the Purchaser, on and as of each of (i) the date of this Agreement, (ii) the Closing, (iii) each Interest Capitalisation Date and (iv) each Exchange Date (as defined in the Promissory Note) (except to the extent that a statement is expressed to be given on a particular date, in which case it is represented and warranted on and as of that date only), that each of the following statements is true, complete and accurate:
(a)
(Organization; Status) HoldCo is a corporation registered and validly existing under the Corporations Act and is Controlled by Vast Parent and on the Closing Date is a wholly owned Subsidiary of Vast Parent.

(b)
(Corporate Power) HoldCo has the full legal capacity and corporate power and authority to own its assets and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement and the Promissory Note.

(c)
(Authorization)

(i)
All action necessary for the authorisation, execution and delivery of this Agreement by HoldCo, the authorisation, sale, issuance and delivery of the Promissory Note and the performance of all of HoldCo’s obligations under this Agreement and the Promissory Note has been taken or will be taken prior to the Closing.

(ii)
This Agreement and the Promissory Note constitute legal, valid and binding obligations of HoldCo, enforceable in accordance with their terms, except as limited by:

(A)
laws of general application relating to bankruptcy, insolvency and the relief of debtors; and

(B)
law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(d)
(No Conflict) Assuming the accuracy of the representations and warranties given by the Purchaser in clause 5.1, the execution and delivery of this Agreement by HoldCo, the performance by HoldCo of its obligations pursuant to this Agreement and the issuance and sale of the Promissory Note pursuant to this Agreement and the performance by HoldCo of its obligations pursuant to the Promissory Note will not result in any violation of, or conflict with, or constitute a default under or breach of (as applicable), the constitution of HoldCo as amended or varied and in force from time to time or other organisational documents (as applicable) or any other agreement, deed or other binding document of any Group Member or any law, regulation or Authorisation.

(e)
(No immunity) HoldCo does not and its assets do not enjoy immunity from any suit or execution.

(f)
(Equal ranking) HoldCo’s monetary obligations under the Promissory Note rank at least equally and rateably with (and will on and from the Closing ) all other unsecured obligations of HoldCo except for obligations mandatorily preferred by law.

(g)
(Commercial benefit) HoldCo’s entry into and performance of its obligations under this Agreement and the Promissory Note are for its commercial benefit and are in its commercial interests.

(h)
(Solvency) Each Group Member is able to pay its debts as and when they fall due, and has not suspended payment of its debts or failed to comply with a statutory demand or ceased (or threatened to cease) to carry on all or a material part of its business or stated that it is unable to pay its debts, and is not and has not otherwise become insolvent, and has not entered into, or taken any steps or proposed to enter into, any arrangement (including any voluntary arrangement, scheme of arrangement or other arrangement), compromise or composition with or assignment for the benefit of its members or creditors or a class of them or any moratorium of any indebtedness or any analogous procedure or step to any of the foregoing under the laws of any applicable jurisdiction.

(i)
(Liquidation) No Group Member has gone, or is proposed to go, into liquidation or passed a winding up resolution or commenced any steps for winding up or dissolution, and (except in relation to an order, petition or other process for winding up or dissolution which is disputed by the relevant Group Member (acting diligently and in good faith) and which is ultimately dismissed within 30 days) no order or petition or other process for winding up or dissolution has been made or presented or threatened in writing against a Group Member (and no analogous event has occurred or been proposed under the laws of any applicable jurisdiction) and there are no circumstances justifying such an order, petition or other process or analogous event.

(j)
(Appointments) No receiver, receiver and manager, judicial manager, liquidator, provisional liquidator, administrator, administrative receiver, official manager, compulsory manager, trustee for creditors, Controller (as defined in the Corporations Act) or analogous person has been appointed, or (except in relation to an application for the purpose of appointing such a person which is disputed by the relevant Group Member (acting diligently and in good faith) and which is ultimately dismissed within 30 days) is threatened or expected to be appointed, to or in respect of a Group Member or over or in respect of the whole or any part of the undertaking or property of a

Group Member (and no analogous event has occurred or been proposed under the laws of any applicable jurisdiction) and there are no circumstances justifying such an appointment or analogous event.
(k)
(Governmental Consents) Assuming the accuracy of the representations and warranties given by the Purchaser in clause 5.1, no consent, approval or Authorisation of or from or designation, declaration or filing with any Government Agency on the part of HoldCo is required for the authorisation of or in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Promissory Note or the performance by HoldCo of its obligations under this Agreement or the Promissory Note or the consummation by HoldCo of any other transaction contemplated by this Agreement or the Promissory Note pursuant to the Securities Act, the Corporations Act, any other law or regulation or the rules of any recognized securities exchange.

(l)
(Not traded) From the date of its incorporation to each of the date of this Agreement and immediately prior to Closing, none of HoldCo nor any Subsidiary of HoldCo has ever traded or incurred any liability or undertaken any business activity other than HoldCo being issued with shares in Australian Projects HoldCo and U.S. Projects HoldCo (such shares being issued to HoldCo as part of the Pre-Closing Restructure).

(m)
(No other assets or liabilities) On the date of this Agreement and immediately prior to Closing, none of HoldCo nor any Subsidiary of HoldCo has any assets or liabilities other than HoldCo having shares in Australian Projects HoldCo and U.S. Projects HoldCo (such shares being issued to HoldCo as part of the Pre-Closing Restructure).

(n)
(Intellectual Property) HoldCo has the lawful, valid and subsisting right and license to use all Intellectual Property Rights necessary for the conduct of its business and the proper development, undertaking and implementation of the CSP Projects and otherwise all material Intellectual Property Rights as are necessary for the purposes of and to implement and give full effect to the Development Agreement and the transactions that it contemplates (Business IPR) and will provide and make available all such Business IPR to and for the CSP Projects and each of the entities undertaking, implementing or involved in the CSP Projects, and will ensure that each of the Purchaser and each of the entities undertaking, implementing or involved in the CSP Projects and any other person whom it is necessary or required or desirable to have such right and license for the proper development, undertaking and implementation of the CSP Projects has the lawful, valid and subsisting right and license to use the Business IRP, in each case as and when and to the extent required for the proper development, undertaking and implementation of the CSP Projects and otherwise as required by or for the purposes of or to implement and give full effect to, and in accordance with, the Development Agreement and the transactions that it contemplates. So far as the Company Parties are aware none of the Company Parties nor any of their respective Subsidiaries infringes any right of any person in or wrongfully use any Intellectual Property Rights.

(o)
(No contracts or obligations) Other than this Agreement, the Development Agreement, the Business Combination Agreement, the Sponsor Equity Subscription Agreements, Nabors Funding Arrangements, Project Documents, Sponsor NPAs and any agreements with Strategic Equity Investors, on the date of this Agreement and immediately prior to Closing, none of the Company Parties nor any of their respective Subsidiaries is a party to any agreement, deed or other binding document, or is subject to any obligations or undertakings, in respect of or related to or connected with any of the subject matter of or the transactions contemplated by this Agreement, the Development Agreement, the Business Combination Agreement, Nabors Funding Arrangements, Project Documents, the Transaction and any agreements entered into or to be entered into with a Sponsor or a Strategic Equity Investor (including the Sponsor Equity Subscription Agreements, the Sponsor NPAs and the Nabors Funding Arrangements) excluding, for the avoidance of doubt, those agreements, deeds or other binding documents which have been publicly disclosed by means of a public filing with or a public submission to the SEC as of the date hereof.

(p)
(Group) On the date of this Agreement and immediately prior to Closing, HoldCo is not the holder or legal or beneficial owner of any shares or other capital in or any securities of, and does not have any interest in, any body corporate (wherever incorporated) or any other entity or person, other than the shares issued to it in Australian Projects HoldCo and U.S. Projects HoldCo (such shares being issued to HoldCo as part of the Pre-Closing Restructure).
(q)
(Information) On the date of this Agreement and the Closing Date, all of the information concerning HoldCo, Vast Parent and their respective Subsidiaries and the Transaction and the Sponsors, the Strategic Equity Investors and the subject matter of and the transactions and activities contemplated by this Agreement, the Development Agreement, the Business Combination Agreement, Nabors Funding Arrangements, Project Documents, the Transaction and any agreements entered into or to be entered into with a Sponsor or a Strategic Equity Investor (including the Sponsor Equity Subscription Agreements, the Sponsor NPAs and Nabors Funding Arrangements), prepared by or on behalf of one or both of the Company Parties and provided to the Purchaser (Disclosure Materials) is true, complete and accurate in all material respects and is not misleading in light of the circumstances in which such information was prepared and provided to the Purchaser, and no information has been omitted from the Disclosure Materials that would render the Disclosure Materials misleading in any material respect in light of the circumstances in which the Disclosure Materials were prepared and provided to the Purchaser.

3.2
Reliance by the Purchaser

HoldCo acknowledges that the Purchaser has entered into, and continues to provide financial accommodation under, this Agreement and the Promissory Note in reliance on the representations and warranties given by HoldCo under this Agreement.
3.3
No reliance on the Purchaser

HoldCo acknowledges that it has not entered into this Agreement or the Promissory Note in reliance on any representation, warranty, promise or statement of the Purchaser or of any person on behalf of the Purchaser, other than as set out in clause 5.1.
4
Representations and Warranties of Vast Parent

4.1
Representations and warranties

Vast Parent hereby represents and warrants to the Purchaser, on and as of each of (i) the date of this Agreement, (ii) the Closing, (iii) each Interest Capitalisation Date and (iv) each Exchange Date (as defined in the Promissory Note) (except to the extent that a statement is expressed to be given on a particular date, in which case it is represented and warranted on and as of that date only), that each of the following statements is true, complete and accurate:
(a)
(Organization; Status) Vast Parent is a corporation registered and validly existing under the Corporations Act and on the date of this Agreement and the Closing, wholly owns HoldCo.

(b)
(Corporate Power) Vast Parent has the full legal capacity and corporate power and authority to own its assets and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement and the Promissory Note.

(c)
(Authorization)

(i)
All action necessary for the authorisation, execution and delivery of this Agreement by Vast Parent, the authorisation, sale, issuance and delivery of the Promissory Note and the performance of all of Vast Parent’s obligations under this Agreement and the Promissory Note has been taken or will be taken prior to the Closing.

(ii)
This Agreement and the Promissory Note constitute legal, valid and binding obligations of Vast Parent, enforceable in accordance with their terms, except as limited by:

(A)
laws of general application relating to bankruptcy, insolvency and the relief of debtors; and

(B)
law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

(d)
(No Conflict) Assuming the accuracy of the representations and warranties given by the Purchaser in clause 5.1, the execution and delivery of this Agreement by Vast Parent, the performance by Vast Parent of its obligations pursuant to this Agreement and the issuance and sale of the Promissory Note pursuant to this Agreement and the performance by Vast Parent of its obligations pursuant to the Promissory Note will not result in any violation of, or conflict with, or constitute a default under or breach of (as applicable), the constitution of Vast Parent as amended or varied and in force from time to time or other organisational documents (as applicable) or any other agreement, deed or other binding document of Vast Parent or any Subsidiary of Vast Parent or any law, regulation or Authorisation.

(e)
(No immunity) Vast Parent does not and its assets do not enjoy immunity from any suit or execution.

(f)
(Commercial benefit) Vast Parent’s entry into and performance of its obligations under this Agreement and the Promissory Note are for its commercial benefit and are in its commercial interests.

(g)
(Solvency) Vast Parent is able to pay its debts as and when they fall due, and has not suspended payment of its debts or failed to comply with a statutory demand or ceased (or threatened to cease) to carry on all or a material part of its business or stated that it is unable to pay its debts, and is not and has not otherwise become insolvent, and has not entered into, or taken any steps or proposed to enter into, any arrangement (including any voluntary arrangement, scheme of arrangement or other arrangement), compromise or composition with or assignment for the benefit of its members or creditors or a class of them or any moratorium of any indebtedness or any analogous procedure or step to any of the foregoing under the laws of any applicable jurisdiction.

(h)
(Liquidation) Vast Parent has not gone, and is not proposed to go, into liquidation or passed a winding up resolution or commenced any steps for winding up or dissolution, and (except in relation to an order, petition or other process for winding up or dissolution which is disputed by Vast Parent (acting diligently and in good faith) and which is ultimately dismissed within 30 days) no order or petition or other process for winding up or dissolution has been made or presented or threatened in writing against Vast Parent (and no analogous event has occurred or been proposed under the laws of any applicable jurisdiction) and there are no circumstances justifying such an order, petition or other process or analogous event.

(i)
(Appointments) No receiver, receiver and manager, judicial manager, liquidator, provisional liquidator, administrator, administrative receiver, official manager, compulsory manager, trustee for creditors, Controller (as defined in the Corporations Act) or analogous person has been appointed, or (except in relation to an application for the purpose of appointing such a person which is disputed by Vast Parent (acting diligently and in good faith) and which is ultimately dismissed within 30 days) is threatened or expected to be appointed, to or in respect of Vast Parent or over or in respect of the whole or any part of the undertaking or property of Vast Parent (and no analogous event has occurred or been proposed under the laws of any applicable jurisdiction) and there are no circumstances justifying such an appointment or analogous event.

(j)
(Governmental Consents) Assuming the accuracy of the representations and warranties given by the Purchaser in clause 5.1, no consent, approval or Authorisation of or from or designation, declaration or filing with any Government Agency on the part of Vast Parent is required for the authorisation of or in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Promissory Note or the performance by Vast Parent of its obligations under this Agreement or the Promissory Note or the consummation by Vast Parent of any other transaction contemplated by this Agreement or the Promissory Note pursuant to the Securities Act, the Corporations Act, any other law or regulation or the rules of any recognized securities exchange.

(k)
(No contracts or obligations) Other than this Agreement, the Development Agreement, the Business Combination Agreement, the Sponsor Equity Subscription Agreements, Nabors Funding Arrangements, Project Documents, Sponsor NPAs and any agreements with Strategic Equity Investors, on the date of this Agreement and immediately prior to Closing, none of the Company Parties nor any of their respective Subsidiaries is a party to any agreement, deed or other binding document, or is subject to any obligations or undertakings, in respect of or related to or connected with any of the subject matter of or the transactions contemplated by this Agreement, the Development Agreement, the Business Combination Agreement, Nabors Funding Arrangements, Project Documents, the Transaction and any agreements entered into or to be entered into with a Sponsor or a Strategic Equity Investor (including the Sponsor Equity Subscription Agreements, the Sponsor NPAs and Nabors Funding Arrangements) excluding, for the avoidance of doubt, those agreements, deeds or other binding documents which have been publicly disclosed by means of a public filing with or a public submission to the SEC as of the date hereof.

(l)
(Sponsor NPAs) Nabors Lux 2 and AgCentral have paid to Vast Parent US$12,500,000 (in aggregate) as consideration for convertible notes issued by Vast Parent, under and in accordance with the Sponsor NPAs.

(m)
(Information) On the date of this Agreement and the Closing Date, all of the Disclosure Materials is true, complete and accurate in all material respects and is not misleading in light of the circumstances in which such information was prepared and provided to the Purchaser, and no information has been omitted from the Disclosure Materials that would render the Disclosure Materials misleading in any material respect in light of the circumstances in which the Disclosure Materials were prepared and provided to the Purchaser.

4.2
Reliance by the Purchaser

Vast Parent acknowledges that the Purchaser has entered into, and continues to provide financial accommodation under, this Agreement and the Promissory Note in reliance on the representations and warranties given by Vast Parent under this Agreement.
4.3
No reliance on the Purchaser

Vast Parent acknowledges that it has not entered into this Agreement or the Promissory Note in reliance on any representation, warranty, promise or statement of the Purchaser or of any person on behalf of the Purchaser, other than as set out in clause 5.1.
5
Representations and Warranties of the Purchaser

5.1
Representations and warranties

The Purchaser hereby represents and warrants to each Company Party, on and as of each of (i) the date of this agreement, (ii) the Closing Date and (ii) each Exchange Date (as defined in the Promissory Note) (except to the extent that a statement is expressed to be given on a particular date, in which case it is represented and warranted on and as of that date only), that each of the following statements is true, complete and accurate:
(a)
(No Registration) the Purchaser understands that the Promissory Note and the Exchange Shares issuable thereunder (together the Securities) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, nor will “disclosure to investors” within the meaning of Chapter 6D of the Corporations Act be made by HoldCo.

(b)
(Investment Intent)

(i)
The Purchaser is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

(ii)
The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Securities.

(iii)
The Purchaser has not been formed for the specific purpose of acquiring the Securities.

(c)
(Speculative Nature of Investment) The Purchaser understands and acknowledges that an investment in the Securities is speculative and involves risks. The Purchaser can bear the economic risk of the Purchaser’s investment and is able, without impairing the Purchaser’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the Purchaser’s investment.

(d)
(Access to Data)

(i)
The Purchaser has prior to the date of this Agreement had an opportunity to ask questions of, and receive answers from, the officers of the Company Parties concerning this Agreement and the transactions contemplated by this Agreement, as well as HoldCo’s and Vast Parent’s business, plans, management and financial affairs, and has used that opportunity.

(ii)
The Purchaser acknowledges that any business plans prepared by HoldCo and/or Vast Parent have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections may not materialize or may vary from actual results. The Purchaser also acknowledges that it is relying solely on its own counsel, and not on any of HoldCo, Vast Parent or their agents, for legal advice with respect to this investment or the transactions contemplated by this Agreement.

(e)
(Investor Status)

(i)
The Purchaser acknowledges that it may be issued Securities without disclosure under Chapter 6D of the Corporations Act by reason of it being a ‘sophisticated investor’ or an ‘experienced investor’ within the meaning of Chapter 6D of the Corporation Act. If requested by HoldCo or Vast Parent, the Purchaser must provide to HoldCo and/or Vast Parent such information and documents as may be reasonably required by HoldCo and/or Vast Parent to so verify.

(ii)
The Purchaser is not a ‘U.S. Person’ within the meaning of Rule 902(k) of Regulation S as adopted by the United States Securities and Exchange Commission (SEC).

(f)
(No Public Market) The Purchaser understands and acknowledges that no public market now exists for the Promissory Note issued by HoldCo and that HoldCo has made no assurances that a public market will ever exist for the Promissory Note issued by HoldCo.

(g)
(Regulation S) The Purchaser agrees, until the expiration of the 40-day distribution compliance period in respect of the Securities as contemplated by Rule 903(b)(2)(ii) of Regulation S under the U.S. Securities Act 1933, that it will not offer or sell the Securities to a U.S. Person (as defined below) or for the account or benefit of a U.S. Person.

5.2
Reliance by Company Parties

(a)
The Purchaser acknowledges that HoldCo has entered into this Agreement and the Promissory Note in reliance on the representations and warranties given by the Purchaser in clause 5.1.

(b)
Each Company Party acknowledges and agrees, and undertakes, represents and warrants, that neither the Purchaser nor any person on behalf of the Purchaser has made or given any representation, warranty, promise or statement, and none of the Company Parties have entered into this Agreement or the Promissory Note or the transactions that they contemplate in reliance on any representation, warranty, promise or statement of or by the Purchaser or of any person on behalf of the Purchaser, other than the representations and warranties of the Purchaser set out in clause 5.1. Without limiting the foregoing, each Company Party acknowledges and agrees, and undertakes, represents and warrants, that (except as expressly set out in clause 5.1(e)(ii) and 5.1(f)) neither the Purchaser nor any person on behalf of the Purchaser has made or given any representation, warranty, promise or statement, and none of the Company Parties have entered into this Agreement or the Promissory Note or the transactions that the contemplated in reliance on any representation, warranty, promise or statement of or by the Purchaser or of any person on behalf of the Purchaser, in relation to, in respect of or in connection with any matter relating to or relating to any compliance with or satisfaction of any Authorisation or provision or requirement of the SEC or any law of the United States or any State thereof or any rules of any securities exchange.
6
Conditions of the Obligations of the Purchaser at the Closing

The obligation of the Purchaser to purchase the Promissory Note under this Agreement at the Closing is subject to the fulfillment, or written waiver by the Purchaser, of each of the following conditions on or before the Closing, as applicable:
(a)
(Representations and Warranties) The representations and warranties of HoldCo and Vast Parent contained in clauses 3 and 4 are true, complete and accurate in all respects on and as of the Closing Date.

(b)
(Performance) Each Company Party will have performed and complied in all respects (as determined by the Purchaser, acting reasonably) with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by each Company Party prior to or at the Closing.

(c)
(Governmental Qualifications) All Authorisations, approvals or permits (if any) of any Government Agency that are required for or in connection with the lawful issuance and sale and purchase of the Promissory Note in accordance with this Agreement will have been obtained and effective as of the Closing.

(d)
(Sponsor Subscription) each of the following has occurred:

(i)
Completion under the Sponsor Equity Subscription Agreements has occurred, and the Vast Shares to be issued to the Sponsor under the Sponsor Equity Subscription Agreements are so issued and each of Nabors Lux 2 and AgCentral have paid to Vast Parent the Sponsor Subscription under and in accordance with the Sponsor Equity Subscription Agreements, in each case as of the Closing;

(ii)
Nabors Lux 2 has subscribed for the applicable amount of Vast Shares it is required to purchase pursuant to the Backstop Agreement in the amount of the Backstop Subscription Amount with such Backstop Subscription Amount being due and payable by Nabors Lux 2 to Vast Parent by January 9, 2024; and.

(iii)
Nabors Lux 2 and Vast Parent have entered into the Backstop Loan Agreement, and the Backstop Loan Agreement is in full force and effect and no step has been taken or decision made or notice given to terminate the Backstop Loan Agreement.

(e)
(CT Investment) CT Investments has paid to Vast Parent an amount equal to the Canberra Funding Baseline as consideration for Vast Shares or CT Investments has entered into and completed its acquisition of NETC shares under binding commitments with NETC stockholders under which it has acquired a minimum number of NETC shares which is equal to the value of the Canberra Funding Baseline and an amount equal to the Canberra Funding Baseline which represents the acquisition price for those NETC shares under such binding commitments is available in the Trust Account.

(f)
(Additional Investment) All Additional Investment (if any) has been paid to and received by Vast Parent, under and in accordance with the binding commitments entered into by Vast Parent in respect of the Additional Investment (if any).

(g)
(NETC Stockholder Approval) NETC Stockholder Approval has been obtained.

(h)
(Business Combination Closing) The Company Split Adjustment (as defined in the Business Combination Agreement) shall have occurred, and the Business Combination Agreement remains in full force and effect and no step has been taken or decision made or notice given to terminate the Business Combination Agreement or the Merger as of the Closing.

(i)
(Development Agreement) The Development Agreement remaining in full force and effect, and no step has been taken or decision made or notice given to terminate the Development Agreement as of the Closing.

(j)
(NETC Waiver) NETC has consented to the issuance and sale and purchase of the Promissory Note pursuant to this Agreement and the issuance of the Parent Company Guarantee, in accordance with the terms of the Business Combination Agreement.

(k)
(Compliance checks) the Purchaser has completed its KYC and compliance checks with respect to the Group Members and been satisfied with the results of those checks, in each case to its reasonable satisfaction.

7
Conditions of Company Parties’ Obligations at the Closing

The obligation of the Company Parties to issue and sell the Promissory Note to the Purchaser under this Agreement at the Closing is subject to the fulfillment, or written waiver by the Company Parties, of the following conditions on or before the Closing, as applicable:
(a)
(Representations and Warranties) The representations and warranties of the Purchaser contained in clause 5 are true, complete and accurate in all respects on and as of the Closing Date.

(b)
(Performance) The Purchaser will have performed and complied in all respects (as determined by the Company Parties acting reasonably) with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser prior to or at the Closing.

(c)
(Governmental Qualifications) All Authorisations, approvals, waivers or permits (if any) of any Government Agency that are required for or in connection with the lawful issuance and sale and purchase of the Promissory Note in accordance with this Agreement will have been obtained and effective as of the Closing.

(d)
(Sponsor Subscription) each of the following has occurred:

(i)
Completion under the Sponsor Equity Subscription Agreements has occurred, and the Vast Shares to be issued under the Sponsor Subscription are so issued and each of Nabors Lux 2 and AgCentral have paid to HoldCo the Sponsor Subscription under and in accordance with the Sponsor Equity Subscription Agreements, in each case as of the Closing;

(ii)
Nabors Lux 2 has subscribed for the applicable amount of Vast Shares it is required to purchase pursuant to the Backstop Agreement in the amount of the Backstop Subscription Amount with such Backstop Subscription Amount being due and payable by Nabors Lux 2 to Vast Parent by January 9, 2024; and

(iii)
Nabors Lux 2 and Vast Parent have entered into the Backstop Loan Agreement, and the Backstop Loan Agreement is in full force and effect and no step has been taken or decision made or notice given to terminate the Backstop Loan Agreement.

(e)
(CT Investment) CT Investments has paid to Vast Parent an amount equal to the Canberra Funding Baseline as consideration for Vast Shares or CT Investments has entered into and completed its acquisition of NETC shares under binding commitments with NETC stockholders under which it has acquired a minimum number of NETC shares which is equal to the value of the Canberra Funding Baseline and an amount equal to the Canberra Funding Baseline which represents the acquisition price for those NETC shares under such binding commitments is available in the Trust Account.

(f)
(Additional Investment) All Additional Investment (if any) has been paid to and received by Vast Parent, under and in accordance with the binding commitments entered into by Vast Parent in respect of the Additional Investment (if any).

(g)
(NETC Stockholder Approval) NETC Stockholder Approval has been obtained.

(h)
(Business Combination Closing) The Company Split Adjustment (as defined in the Business Combination Agreement) shall have occurred, and the Business Combination Agreement remains in full force and effect and no step has been taken or decision made or notice given to terminate the Business Combination Agreement or the Merger as of the Closing.

(i)
(Payment) The Purchaser shall deliver to Vast Parent (unless otherwise agreed by Vast Parent), at least 1 Business Day prior to the Transaction Closing date (as specified in a notice sent to the Purchaser at least 2 Business Days prior to such date), the Promissory Note Purchase Price, to be held in escrow by Vast Parent, by wire transfer of United States dollars in immediately available funds to the account specified by Vast Parent.

(j)
(Development Agreement) The Development Agreement remaining in full force and effect, and no step has been taken or decision made or notice given to terminate the Development Agreement as of the Closing.

(k)
(NETC Waiver) NETC has consented to the issuance and sale and purchase of the Promissory Note pursuant to this Agreement and the issuance of the Parent Company Guarantee, in accordance with the terms of the Business Combination Agreement.

8
Right to Exchange Promissory Note for Exchange Shares

(a)
For a period of five years following Closing so long as the Exchange Condition has been met, the Purchaser shall have the right (subject to clause 8(j) below), exercisable by written notice to Vast Parent, to exchange all or any portion of the principal amount of and interest on the Promissory Note then outstanding into Exchange Shares at an exchange price of US $10.20 per share (or such adjusted exchange price as is provided for under clause 8(d) or 9(d)) (the Exchange Price) with any partial exchange being in an amount not less than US$2,000,000 (or, if the principal amount of and interest on the Promissory Note then outstanding is less than US$2,000,000, then in an amount equal to the then outstanding amount).

(b)
If the Maturity Date of the Promissory Note is extended to a period of seven years following the Closing, then the Purchaser’s right to exchange the Promissory Note for Exchange Shares in this clause 8 will also extend to operate during the period of seven years following Closing (such additional two years being the Additional Term) on the same terms as set out in this clause 8. If, during the Additional Term, this Agreement is terminated or an Event of Default occurs in respect of the Promissory Note, this clause 8 will survive such termination or Event of Default.

(c)
The Purchaser may exercise its right to exchange all or any portion of the principal amount of the Promissory Note and the associated accrued interest on such principal amount then outstanding into Exchange Shares on multiple occasions until there is no principal amount of the Promissory Note or associated accrued interest on such principal amount then outstanding, with any partial exchange being in an amount not less than US$2,000,0000 (or, if the principal amount of and interest on the Promissory Note then outstanding is less than US$2,000,000, then in an amount equal to the then outstanding amount).

(d)
If at any time while any or all of the principal amount of and/or interest on the Promissory Note is outstanding, there shall occur any change in the ordinary shares of Vast Parent by reason of any reclassification, recapitalisation, reorganisation, stock split (including a reverse stock split), sub-division, consolidation, bonus issue or combination, exchange, conversion or readjustment of shares, or any share or securities or stock dividend or distribution paid or satisfied in shares, or any similar action or event to any of the foregoing with respect to the ordinary shares or the ordinary share capital of Vast Parent (each a Reorganisation Event), the Exchange Price shall be equitably adjusted to reflect and properly account for such change with effect on and from the Reorganisation

Event, and the parties must promptly do all things necessary to ensure that such adjustment occurs and is given full effect to (this clause 8(d) will apply upon each occurrence of a Reorganisation Event).
(e)
Vast Parent may, for a period of up to 60 days commencing on the date on which the Purchaser gives written notice requiring an exchange under clause 8(a) (Postponement Period), postpone the issuance or transfer of ordinary shares to the Purchaser under clause 8(a) if the issuance or transfer would otherwise occur at a time when Vast Parent possesses material non-public information or if the board of Vast Parent determines in its reasonable good faith judgment on advice of counsel that such issuance or transfer would (i) materially interfere with a significant acquisition, corporate organisation, financing, securities offering or other similar transaction involving Vast Parent; (ii) require premature disclosure of material information that Vast Parent has a bona fide business purpose for preserving as confidential; (iii) render the Vast Parent unable to comply with requirements under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the rules of an applicable securities exchange or the Corporations Act; or (iv) require the approval of ordinary shareholders in Vast Parent under the rules of an applicable securities exchange or the Corporations Act. Subject to clauses 8(i) and 8(j), Vast Parent must, no later than 2 Business Days following the expiry of the Postponement Period, issue or transfer (as applicable) the Exchange Shares in respect of which the Purchaser has given written notice to exchange under clause 8(a) to which the Postponement Period relates.

(f)
Vast Parent must issue or transfer the Exchange Shares to the Purchaser free and clear of any Security Interest (except for any Security Interest arising under U.S. or Australian federal and state securities laws) or Security Interest or right of any third party, escrow or holding lock.

(g)
This clause 8 survives termination or expiration of this Agreement and is not prejudiced by the occurrence of an Event of Default (as such term is defined in the Promissory Note) caused by HoldCo or Vast Parent or acceleration of the Promissory Note.

(h)
Upon and following the announcement of the entry of Vast Parent and/or its shareholders or securityholders into definitive, binding documentation to implement a Change of Control (as defined in the Business Combination Agreement) (a CoC Agreement), at the election of the Purchaser, all principal amount of and interest on the Promissory Note then outstanding will become exchangeable into Exchange Shares to be issued to the Purchaser. The Purchaser will be entitled to make such election within a period of 30 days after the announcement of the entry into the CoC Agreement, after which time the Purchaser may only make such election if agreed in or permitted by or approved under the CoC Agreement and each Company Party must promptly use best endeavours and do all things necessary to enable the Purchaser to make such election. Each Company Party must ensure that Vast Parent announces the entry of Vast Parent and/or its shareholders or securityholders into a CoC Agreement as soon as practicable after such entry and in accordance with all applicable laws and the rules and regulations of Vast Parent’s stock exchange.

(i)
If any issue or transfer of Exchange Shares to the Purchaser under this clause 8 requires the prior obtaining of any Authorisation in order to comply with any applicable law or regulation or rules of any recognized securities exchange, Vast Parent must promptly use best endeavours and do all things necessary to obtain such Authorisation. If Vast Parent, having complied with its obligations under this clause 8(i) and having exhausted all reasonable means of obtaining such Authorisation, is refused or is otherwise unable to obtain such Authorisation and is thereby unable to issue or transfer (as applicable) the relevant Exchange Shares without Vast Parent breaching any applicable law or regulation or rules of any recognized securities exchange, then Vast Parent must promptly pay to the Purchaser by wire transfer of immediately available funds the amount of principal amount of and interest on the Promissory Note which the Purchaser was exchanging for the relevant Exchange Shares under clause 8(a), instead of issuing or transferring (as applicable) those Exchange Shares to the Purchaser. For the avoidance of doubt this clause 8(i) does not apply to any Authorisation required to be obtained by the Purchaser in order for the

Purchaser to comply with any applicable law to issued or transferred (as applicable) the Exchange Shares, including without out limitation, under the Foreign Acquisitions and Takeovers Act 1975 (Cth).
(j)
Despite any other provision of this Agreement or the Promissory Note, the Purchaser’s right to require the issue or transfer of Exchange Shares under this clause 8 or the Promissory Note is subject to and conditional upon the Purchaser obtaining any Authorisation necessary for the Purchaser to comply with The Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of such issue or transfer.

9
New Investments

(a)
If, in the period commencing on the date of this Agreement until the Promissory Note is repaid in full, Vast Parent or any of its Subsidiaries enters into an agreement pursuant to which Qantas and/or Airbus will pay or contribute funds to Vast Parent or a Subsidiary, the terms of such agreement or any amendment to such agreement must be on substantially the same and no more favourable terms to Qantas and/ or Airbus than the terms of this Agreement or the Promissory Note, in respect of any of the following (MFN Terms):

(i)
security or priority;

(ii)
duration; or

(iii)
interest rate,

and if any of the MFN Terms in such agreement or any amendment to such agreement with Qantas and/or Airbus is more favourable to Qantas and/ or Airbus than the MFN Terms of this Agreement or the Promissory Note, then the corresponding MFN Terms of this Agreement and/or the Promissory Note (as applicable) shall be automatically amended to match such Qantas and/or Airbus terms, which will be applied on a dollar-for-dollar basis (to the extent possible).
(b)
If Vast Parent or any of its Subsidiaries proposes to enter into an agreement with Qantas and/or Airbus, Vast Parent or HoldCo must give the Purchaser written notice setting out the details of the proposed arrangement at least 5 Business Days before entering into definitive documents with Qantas and/or Airbus in respect of such arrangement and/or receiving such funding.

(c)
If Vast Parent and/or a Subsidiary enters into an agreement with Qantas and/or Airbus on more favourable MFN Terms to Qantas and/ or Airbus than the MFN Terms of this Agreement and/or the Promissory Note but the funding from Qantas and/or Airbus never occurs under such agreement, the MFN Terms in this Agreement and/or the Promissory Note (as applicable) will revert back to the prior terms as if this Agreement and/or the Promissory Note (as applicable) was never amended in respect of such agreement.

(d)
If, during the term of the Backstop Loan Agreement, Vast Parent and/or a Subsidiary enters into an agreement to (or amendment thereto) and/or raises capital from third party strategic investors (other than Qantas and/or Airbus) through a privately negotiated transaction for the issuance of equity or debt other than (i) bank debt from a financial institution directly to Vast Parent or a Subsidiary, (ii) Vast Shares, or (iii) preferred shares in Vast Parent (including convertible preference shares) (New Strategic Commitments) and any of such funds are used to repay the Backstop Loan Agreement, then the terms of this Agreement and the Promissory Note will be automatically amended, if necessary, such that the terms under this Agreement and the Promissory Note regarding the MFN Terms will be no less favourable to the Purchaser than the New Strategic Commitment, which will be applied (to the extent possible) on a dollar-for-dollar basis equal to the amount of such repayment of the Backstop Loan Agreement.

(e)
If Vast Parent and/or any Subsidiary proposes to enter into New Strategic Commitments and plans to repay all or a portion of the Backstop Loan Agreement, Vast Parent and/or HoldCo must give the Purchaser written notice setting out the details of the proposed arrangement at least 5 Business Days before entering into definitive documents regarding the New Strategic Commitments and/or receiving such funding.

(f)
If Vast Parent and/or a Subsidiary enters into an agreement on more favourable MFN Terms to a third party strategic investor than the MFN Terms of this Agreement and/or the Promissory Note but the funding from the third party strategic investor never occurs under such agreement or no portion of such funding is used to repay the Backstop Loan Agreement, the MFN Terms in this Agreement and/or the Promissory Note (as applicable) will revert back to the prior terms as if this Agreement and/or the Promissory Note (as applicable) was never amended in respect of such agreement.

(g)
Notwithstanding the foregoing, if at any time on and from the date of this Agreement until the Promissory Note is repaid in full, Vast Parent or any of its Subsidiaries enters into an agreement pursuant to which Qantas and/or Airbus has the right to purchase Vast Shares or exchange, convert or exercise any security into Vast Shares at a price per share less than the Exchange Price in effect immediately prior to such purchase, exchange, conversion or exercise, the Exchange Price shall automatically adjust to the lowest price per share at which Qantas or Airbus has the right to purchase or exchange, convert or exercise a security into Vast Shares, which will be applied on a dollar-for-dollar basis (to the extent possible).

10
Negative Covenants

Until there is no outstanding Due Amount under the Promissory Note, HoldCo shall not (and must procure that each of its Subsidiaries shall not), without the Purchaser’s prior written consent (which must not be unreasonably withheld or conditioned):
(a)
Declare, make or pay any Distributions or incur any obligation (contingent or otherwise) to do so, other than:

(i)
Distributions to a Group Member; or

(ii)
Distributions to Vast Parent to fund any payments required in connection with the Group’s tax consolidation or GST grouping arrangements;

(b)
Enter into or make or effect any sale, lease, license, consignment, transfer or other disposition of any property of a Group Member (or any interest in any such property), except property dispositions that are:

(i)
the sale of inventory in the ordinary course of any Group Member’s business;

(ii)
so long as no Event of Default exists, property disposition or series of related property disposition of assets having a fair market value of less than or equal to US$1,000,000 individually or US$5,000,000 in the aggregate in any twelve month period;

(iii)
termination of a lease of real or personal property that is not necessary for the business of any Group Member;

(iv)
a disposition of worn, damaged or obsolete equipment;

(v)
a disposition of cash or cash equivalents in any Group Member’s ordinary course of business;

(vi)
foreclosures, condemnation, expropriation, eminent domain or any similar action (including, for the avoidance of doubt, any casualty event) with respect to assets or the granting of liens thereon;

(vii)
the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with industry practice;

(viii)
a disposition of assets no longer economically practicable or commercially reasonable to maintain; or

(ix)
any transaction contemplated under the Development Agreement;

(c)
If the Purchaser has not exercised its exchange rights under clause 8(h) hereof, merge, combine or consolidate with any person, or liquidate, wind up or dissolve, in each case whether in a single transaction or in a series of related transactions, except for (i) any merger or consolidation between HoldCo, its parent or any of its Subsidiaries or (ii) any merger or consolidation where Vast Parent remains the direct or indirect owner of more than 50% of the voting securities of HoldCo and continues to Control the Group following such transaction, provided that in each case HoldCo must be the surviving entity of any such transaction to which it is a party;

(d)
Engage in any business, other than its business as conducted on the Closing and any activities substantially related thereto;

(e)
Enter into or be party to any transaction with a Related Party or an affiliate of a Related Party, except (a) payment of compensation to officers and employees for services actually rendered and any severance arrangements, (b) payment of customary directors’ fees, indemnities, reimbursements and similar amounts; (c) transactions with affiliates that were consummated on or prior to the Closing; (d) any arrangements with Nabors or any of its Related Bodies Corporate so long as the terms are no less favourable to HoldCo than would be obtained in a comparable arm’s-length transaction with a non-Nabors related entity; (d) transactions with affiliates in a Group Member’s ordinary course of business, upon fair and reasonable terms and no less favourable than would be obtained in a comparable arm’s-length transaction with a non-affiliate; and (e) transactions between any of the Group Members and Vast Parent that are entered into in the ordinary course of business and are necessary or advisable in connection with the ownership or operation of the business, including payroll, cash management, purchase, insurance, management, technology and licensing arrangements;

(f)
Create or allow to exist any Security Interest over any assets of any Group Member, other than:

(i)
a retention of title arrangement in connection with the acquisition of goods or services in the ordinary course of business;

(ii)
any Security Interest securing Financial Indebtedness permitted under clause 10(h)(v);

(iii)
a deemed security interest under section 12(3) of the PPSA which does not secure payment or performance of an obligation;

(iv)
any lien arising by operation of law (other than the PPSA) and in the ordinary course of trading and not as a result of any default or omission by any Group Member;

(v)
any bankers lien, rights of set off or other netting arrangements arising in respect of its ordinary course transactional banking arrangements;

(vi)
any Security Interest arising as a result of a Permitted Disposal; or

(vii)
any lien for rates, taxes, duties or fees of any kind payable to a Government Agency;

(g)
Grant or provide or issue or enter into or incur any Guarantee, other than:

(i)
the Parent Company Guarantee or any other Guarantee given under this Agreement or the Promissory Note;

(ii)
any Guarantee provided under any acquisition document in respect of a Permitted Acquisition which Guarantee is in customary form and subject to customary limitations;

(iii)
any Guarantee which is a performance guarantee, bond or similar guaranteeing performance (including payment obligations (other than in respect of Financial Indebtedness)) by a Group Member under any contract entered into in the ordinary course of business and which is on customary terms and subject to customary limitations;

(iv)
a Guarantee pursuant to Part 2M.6 of the Corporations Act or an equivalent provision where the only members of the class order are Group Members;

(v)
any Guarantee in connection with any Permitted Financial Indebtedness which is on customary terms and subject to customary limitations;

(vi)
any Guarantee given in respect of the netting or set-off arrangements permitted pursuant to clause 10(f)(v) which is on customary terms and subject to customary limitations;

(vii)
any Guarantee granted by any Group Member in favour of Vast Parent or another Group Member in connection with the Group’s tax consolidation or GST grouping arrangements which is on customary terms and subject to customary limitations; or

(viii)
any Guarantee given in the ordinary course of the documentation for the development of a project facility contemplated by the Development Agreement which Guarantee is in a customary form and subject to customary limitations.

(h)
Incur or enter into or permit to subsist any Financial Indebtedness, other than Financial Indebtedness:

(i)
comprising the amounts owed by HoldCo under and in accordance with the Promissory Note;

(ii)
comprising amounts in the future owed to Qantas and/or Airbus under arrangements that have been entered into in accordance with clause 9;

(iii)
which arises pursuant to the operation of cash pooling, net balance or balance transfer arrangements between Group Members;

(iv)
which arises under Permitted Financial Accommodation or Permitted Guarantees;

(v)
incurred under any debt financing arrangement with a financial institution or other reputable commercial lender entered into in the ordinary course of business including:

(A)
for the relevant Subsidiary/ies of HoldCo for a CSP Project to fund the development and operation of that CSP Project;

(B)
any transactional banking arrangement, including overdrafts, guarantees, bonding, documentary or stand-by letters of credit, short term loans, foreign currency facilities, credit card facilities or any other facility or accommodation used for the effective cash management and/or day to day operation of the business of the Group or a CSP Project; and

(C)
any non-speculative derivative transaction such as fixing or hedging (a) interest rate risk; (b) currency exchange rate risk or (c) commodity price risk;

(vi)
owed by a Group Member to another Group Member;

(vii)
arising with respect to any Permitted Security Interest under this clause 9;

(viii)
arising between Vast Parent and other Group Members in connection with the Group’s tax consolidation or GST grouping arrangements;

(ix)
comprising a shareholder loan that is subordinated to the Promissory Note; or

(x)
incurred for the purposes of refinancing any other Permitted Financial Indebtedness (provided that the refinanced amounts will constitute Permitted Financial Indebtedness under another paragraph of this clause 10(h) following that refinancing);

(i)
Advance or provide any money or make available any financial accommodation to or for the benefit of any person, except for:

(i)
any intra-Group loans or other financial accommodation between Group Members arising in the course of cash pooling, net balance transfer or other like arrangements established for the purposes of management of the Group’s treasury function;

(ii)
any financial accommodation between Vast Parent and other Group Members in connection with the Group’s tax consolidation or GST grouping arrangements; or

(iii)
a loan or any other financial accommodation made by a Group Member to another Group Member;

(j)
Transfer its jurisdiction of incorporation, except to the United States;

(k)
Enter into any transaction with any person except on arm’s length terms and for full market value;

(l)
Enter into any speculative hedging or derivative transactions;

(m)
Amend its constitution or other constituent documents in a manner that is prejudicial to the interests of the Purchaser;

(n)
Amend or vary or terminate any agreement, deed or other binding document where to do so has or would have a Material Adverse Effect;

(o)
Enter into, make or effect any acquisition, other than:

(i)
any acquisition of assets, shares, ownership interests, participating interests, units, securities and other investments in, or capital contributions to, Group Member by any other Group Member;

(ii)
the incorporation of a limited liability company which has not traded prior to the date of such acquisition or only has assets of a nominal value and which, on incorporation, becomes a Group Member; or

(iii)
any acquisition in the ordinary course of business;

(p)
Permit or authorise or enable any person to, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, any moneys:

(i)
to fund or facilitate any activities or business of, with, in or related to any person or any country subject to any sanctions anywhere in the world, or in any other manner, in each case as will or is reasonably likely to result in a violation of any such sanctions by any person; or

(ii)
in any manner as will or is reasonably likely to result in a violation of any anti-bribery, anti-corruption and anti-money laundering laws by any person; or

(q)
Enter into any binding commitment or agreement to undertake, give effect to or implement anything prohibited or restricted under any of paragraphs (a) to (p) (inclusive) of this clause 9.

11
General undertakings

Until there is no outstanding Due Amount under the Promissory Note, HoldCo shall (and must procure that each of its Subsidiaries shall):
(a)
use and apply the proceeds of the Promissory Note solely to fund the development and commercialisation of (i) CSP Projects, (ii) CSP Technology and (iii) renewable fuels and other products produced as a result of the use of CSP Technology including substantial aviation fuel;

(b)
do everything necessary to maintain its corporate existence;

(c)
duly and promptly comply in all material respects with all laws binding on it, including all applicable laws relating to tax;

(d)
ensure that the Promissory Note has the priority so intended by this Agreement and take all reasonable steps to ensure such priority is maintained;

(e)
promptly file all tax returns, business activity statements and other tax filings required under any applicable law, in accordance with the requirements of the applicable laws where failure to do so has or would have a Material Adverse Effect;

(f)
properly and appropriately preserve, maintain and protect its assets (including all Authorisations and all Intellectual Property Rights owned or held by or licensed or issued to the Group Members and the Business IPR) and other property;

(g)
maintain policies and procedures reasonably designed to ensure compliance with sanctions and with the obligations under this Agreement and the Promissory Note; and

(h)
promptly supply to the Purchaser full details of any claim, action, suit, proceedings or investigation made or brought or threatened against any of Vast Parent or a Group Member which, if adversely determined, might reasonably be expected to give rise to a liability for one or more Group Members in excess of A$5,000,000 (or its equivalent) in aggregate (either alone or together with other such adverse determinations);

(i)
take all measures required to ensure compliance with all applicable anti-bribery, anti-corruption and anti-money laundering laws by each of the Company Parties and their Subsidiaries and each of the directors, officers, employees and agents of the Company Parties and their Subsidiaries; and

(j)
comply in all respects with the terms of any agreement, deed or other binding document to which it is a party or under or in respect of which it is bound or has any obligations or liabilities where failure to do so has or would have a Material Adverse Effect.

12
Compliance

Clause 20 of the Development Agreement is set out in this Agreement mutatis mutandis.
13
Dispute Resolution

Clause 15 of the Development Agreement is set out in this Agreement mutatis mutandis.
14
Further Assurances

Each of the parties shall execute and deliver such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby and thereby. Each party must use reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.
15
Miscellaneous

15.1
Amendment

No provision of this Agreement may be amended, waived, discharged or terminated other than by a written instrument signed by HoldCo, Vast Parent and the Purchaser other than an amendment to Schedule 1 which with respect of the names of the entities only can be amended by Vast Parent providing written notice to the Purchaser in accordance with Schedule 1).
15.2
Notices

All notices and other communications required or permitted under this Agreement must be in writing and must be emailed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger or courier service to the following addresses (or at such other current address for any party as such party must have specified by like notice):

(a)
if to the Company Parties, to:

Vast Renewables Limited
Address:
226-230 Liverpool Street
Darlinghurst NSW 2010, Australia

Attention:
Alec Waugh, General Counsel

Email:
alec.waugh@vast.energy

with a copy (which must not constitute notice) to:
Haynes and Boone, LLP.
Address:
1221 McKinney St. #1400
Houston, Texas 77010

Attention:
Arthur Cohen and Bruce Newsome

Email:
arthur.cohen@haynesboone.com;
bruce.newsome@haynesboone.com; and

Gilbert + Tobin
Address:
Level 35, Tower Two, International Towers Sydney, 200 Barangaroo
Avenue, Barangaroo NSW 2000, Australia

Attention:
David Josselsohn and Mary Brady

Email:
DJosselsohn@gtlaw.com.au; MBrady@gtlaw.com.au

(b)
if to the Purchaser, to:

EDF Australia Pacific Pty Ltd
Address:
Level 26, 530 Collins St, Melbourne VIC 3000

Attention:
David Griffin

Email:
David.griffin@edf.fr

with a copy (which must not constitute notice) to:
Ashurst Australia
Address:
Level 11, 5 Martin Place, Sydney NSW 2000

Attention:
Nigel Deed and Michael Dearden

Email:
nigel.deed@ashurst.com;
michael.dearden.com;

All notices and other communications given to a party in accordance with the provisions of this Agreement must be in writing and will be deemed to have been given (i) when delivered by hand or email (with evidence of sent email), if received prior to 5:00 p.m. Australian Eastern Standard Time or Australian Eastern Daylight Time (as applicable) on a business day, otherwise on the next business day; (ii) one business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested and received; or (iii) if earlier, upon actual receipt by the party.
15.3 Costs and expenses
Each party must pay its own costs and expenses of negotiating, preparing, signing, delivering and registering this Agreement and any other agreement or document entered into or signed under this Agreement.

15.4 Counterparts
This Agreement may consist of a number of copies on identical terms, each signed by one or more parties to the Agreement. If so, the signed copies are treated as making up the one document and the date on which the last counterpart is executed will be the date of the Agreement.
15.5 Governing law and jurisdiction
The laws of New South Wales govern this Agreement. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.
15.6 Invalidity and severance
(a)
If a provision of this Agreement or a right or remedy of a party under this Agreement is invalid or unenforceable in a particular jurisdiction:

(i)
it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)
it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)
Any term of this Agreement which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this Agreement is not affected.

(c)
This clause is not limited by any other provision of this Agreement in relation to severability, prohibition or enforceability.

15.7 Assignment, novation and other dealings
(a)
A party must not assign or novate this Agreement or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of the other party.

(b)
No variation of this Agreement is effective unless made in writing and signed by each parties.

15.8 Waiver
No waiver of a right or remedy under this Agreement is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.
15.9 Survival and merger
(a)
No term of this Agreement merges on completion of any transaction contemplated by this Agreement.

(b)
Clauses 2.1, 13 and 15 survive termination or expiry of this Agreement together with any other term or clause which is expressed or by its nature is intended to do so.

15.10 Return of Escrow Funds
If the Transaction Closing does not occur within 5 Business Days of the Closing, Vast Parent shall promptly (but not later than 1 Business Day thereafter) return the Promissory Note Purchase Price to the Purchaser by wire transfer of US dollars in immediately available funds to the account specified by the Purchaser.

15.11 Entire agreement
(a)
This Agreement is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)
Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this Agreement except as expressly provided in this Agreement.

Execution page
Executed as an agreement.
HoldCo
Executed by Vast Intermediate HoldCo Pty Ltd
(ACN 671 982 666) in accordance with section 127
of the Corporations Act 2001 (Cth) by:
/s/ Craig Wood Signature of director	/s/ Alec Waugh Signature of director/secretary
Craig Wood Name of director (print)	Alec Waugh Name of director/secretary (print)
Vast Parent
Executed by Vast Renewables Limited
(ACN 136 258 574) in accordance with section 127
of the Corporations Act 2001 (Cth) by:
/s/ Colin Richardson Signature of director	/s/ Craig Wood Signature of director/secretary
Colin Richardson Name of director (print)	Craig Wood Name of director/secretary (print)
[The remainder of this page is left blank intentionally]
[Execution blocks continue over the page]

Executed as an agreement (cont.).
Purchaser
Signed for EDF Australia Pacific Pty Ltd
(ACN 664 931 079) by its duly authorised officer,
in the presence of:
/s/ Trent Wedding Signature of witness	/s/ James Katsikas Signature of officer
Trent Wedding Name (print)	James Katsikas Name (print)
[The remainder of this page is left blank intentionally]

Schedule 1   Pre-Closing Restructure
1
Incorporate Vast Intermediate HoldCo Pty Ltd (ACN 671 982 666) (HoldCo) which will be solely owned by Vast Parent.

2
Incorporate Vast Australia HoldCo Pty Ltd (ACN 672 008 972) (Australian Projects HoldCo) which will be solely owned by HoldCo.

3
Transfer the shares in Vast Solar 1 Pty Ltd (Vast Solar 1) from Vast Parent to Australian Projects HoldCo.

4
Transfer the shares in NWQHPP Pty Ltd (Vast Solar 2) from Vast Parent to Australian Projects HoldCo.

5
Transfer the shares in Solar Methanol 1 Pty Ltd (Solar Methanol 1) from Vast Parent to Australian Projects HoldCo.

6
Incorporate Vast Renewables HoldCo Corp. (US HoldCo) which will be solely owned by Vast Parent.

7
Incorporate Vast Renewables Management Services LLC (US Services) which will be solely owned by US HoldCo.

8
Incorporate Vast US Projects HoldCo Corp. (US Projects HoldCo) which will be solely owned by HoldCo.

9
Incorporate El Paso ProjectCo LLC (El Paso ProjectCo) which will be solely owned by US Project HoldCo.

The parties acknowledge that as of the date of this agreement US Projects HoldCo and El Paso ProjectCo have not been incorporated and Vast Parent does not assure that the name of the entities will be as set out above. In the event that the names are not consistent with this Schedule 1, Vast Parent will provide written notice to the Purchaser.

Schedule 2   Promissory Note
VAST INTERMEDIATE HOLDCO PTY LTD
(ACN 671 982 666)

PROMISSORY NOTE
US$[Promissory Note Purchase Price amount to be inserted][•] 2023
For value received, Vast Intermediate HoldCo (ACN 671 982 666), an Australian proprietary company limited by shares, (HoldCo), hereby promises and undertakes to pay to the order of EDF Australia Pacific Pty Ltd (ACN 664 931 079), an Australian proprietary company limited by shares, (Holder), the principal amount of [Promissory Note Purchase Price amount to be inserted]. Interest accrues on the unpaid principal amount plus any interest capitalised (together the Outstanding Principal Amount) on this Promissory Note (this Note) in accordance with clause 3 below. This Note is being issued pursuant to the Note Purchase Agreement, dated 7 December 2023 (the Purchase Agreement), among HoldCo, Vast Parent and the Holder.
This Note is subject to the following terms and conditions:
1
Definitions

For purposes of this Note, the capitalised terms defined in this Note have the meaning given in this Note. Any other capitalised term used but not defined has the meaning given to that term in the Purchase Agreement.
2
Maturity

The Outstanding Principal Amount and any and all accrued (but unpaid) interest under this Note (together, the Due Amount) is due and payable by HoldCo to the Holder on the date that is 5 years from the date of the issuance of the Note (such date, the Maturity Date); provided, however, that the Maturity Date may be extended for a period of two years, at HoldCo’s option by written notice to the Holder. In case of such extension, the Due Amount (which for the avoidance of doubt, includes any and all accrued but unpaid interest accruing during the extension period) is due and payable by HoldCo to the Holder on the date that is 7 years from the date of the issuance of this Note, and that date will be the Maturity Date.
3
Interest

(a)
For the purposes of this clause 3 Interest Rate means, for an Interest Period, a rate equal to 3 percent per annum.

(b)
Interest accrues daily (on the basis of a 365 day year) on the daily balance of the Outstanding Principal Amount for each Interest Period at the Interest Rate.

(c)
On each Interest Capitalisation Date, all interest accrued in respect of this Note during the relevant Interest Period shall be capitalised and form part of the Due Amount and shall be payable at the Maturity Date.

4
Use of Proceeds

(a)
The proceeds of this Note must be used solely to fund the development and commercialisation of (i) CSP Projects, (ii) CSP Technology and (iii) renewable fuels and other products produced as a result of the use of CSP Technology including sustainable aviation fuel.

(b)
This clause 4 is a material provision of this Note. The failure to remedy a breach of this clause 4 within the time period specified in clause 7(b) of this Note will be an Event of Default.

5
Exchange

(a)
So long as the Exchange Condition has been met and subject to the all of the other terms and conditions of clause 8 of the Purchase Agreement (including without limitation the FIRB condition specified in clause 8(j)), the Holder may at its option elect to exchange all or any portion of the principal amount of the Note and the associated accrued interest on such principal amount then outstanding into Exchange Shares at the Exchange Price (as that price may be amended by clauses 8(d) and 9(c) of the Purchase Agreement) by giving an Exchange Notice to HoldCo (being a notice in the form or substantially in the form of Exhibit A attached hereto (the Exchange Notice), with any partial exchange being in an amount not less than US$2,000,000 (or, if the Due Amount on the Note is less than US$2,000,000, then in an amount equal to the then Due Amount).

(b)
If the Holder is exchanging less than all of the principal amount and associated accrued interest represented by this Note, HoldCo shall promptly deliver to the Holder an Exchange Schedule (being a schedule in the form of Schedule 1 to Exhibit A attached hereto (the Exchange Schedule)) indicating the principal amount and associated accrued interest represented by this Note which has not been exchanged into Exchange Shares.

(c)
The Holder may exercise its right to exchange all or any portion of the principal amount of the Note and the associated accrued interest on such principal amount then outstanding into Exchange Shares on multiple occasions until there is no principal amount of the Note or associated accrued interest on such principal amount then outstanding with any partial exchange being an amount not less than US$2,000,0000 (or, if the principal amount of and interest on the Promissory Note then outstanding is less than US$2,000,000, then in an amount equal to the then outstanding amount).

(d)
The number of Exchange Shares issuable to the Holder upon any exchange hereunder shall be equal to that portion of the outstanding principal amount of the Note and associated accrued interest to be exchanged as identified by the Holder, divided by the Exchange Price on the date of exchange set out in the Exchange Notice given by the Holder (such date being the Exchange Date).

(e)
Upon and following the announcement of the entry of Vast Parent and/or its shareholders or securityholders into a CoC Agreement to implement a Change of Control (as defined in the Business Combination Agreement), at the election of the Holder, the full Due Amount is exchangeable into Exchange Shares to be issued to the Holder. The Holder will be entitled to make such election within a period of 30 days after the announcement of the entry into the CoC Agreement, after which time the Holder may only make such election if agreed in or permitted by or approved under the CoC Agreement and HoldCo must (and must procure that Vast Parent does) promptly use best endeavours and do all things necessary to enable the Holder to make such election. HoldCo must also procure that Vast Parent announces the entry of Vast Parent and/or its shareholders or securityholders into a CoC Agreement as soon as practicable after such entry and in accordance with all applicable laws and the rules and regulations of Vast Parent’s stock exchange.

(f)
Subject to the occurrence of the circumstance when the Holder may not elect to exchange the Due Amount into Exchange Shares under clause 5(e) (and then only so subject to the extent that the Company Parties have complied with their obligations under clause 5(e) to enable the Holder to make such an election), where the Holder has issued an Exchange Notice:

(i)
HoldCo must ensure that Vast Parent issues to the Holder, as soon as practicable after the Exchange Date (and in any event by the third Trading Day following the Exchange Date, or causes to be issued to the Holder by such date, a customary share certificate or holding statement (and causes the transfer agent to make a book-entry on the Exchange Date) for the Exchange Shares issuable upon such exchange.

(ii)
HoldCo must ensure that that Vast Parent registers the Holder, or causes its transfer agent to enter the Holder, in Vast Parent’s register of members as the holder of the Exchange Shares on and with effect on and from the Exchange Date. The Holder shall be deemed to have become the holder of record of such Exchange Shares as of such Exchange Date.

(iii)
The Holder shall deliver the original Note to HoldCo in order to affect an exchange hereunder and, as applicable, HoldCo shall decrease the outstanding balance of the Note appropriately to properly account for the amount exchanged.

(iv)
HoldCo must promptly ensure that an exchange of all or any portion of the principal amount of the Note and the associated accrued interest on such principal amount then outstanding into Exchange Shares occurs in accordance with the terms of this Note after the Holder gives an Exchange Notice (including ensuring that Vast Parent issues and delivers the relevant Exchange Shares and share certificates or holding statements to the Holder and causes the transfer agent to make a book-entry for the Exchange Shares and registers the Holder or causes the transfer agent to enter the Holder in Vast Parent’s register of members as the holder of the Exchange Shares on and with effect on and from the Exchange Date).

(v)
HoldCo’s obligations to ensure the issue and delivery of Exchange Shares to the Holder upon an exchange of all or any portion of the principal amount of the Note and the associated accrued interest on such principal amount then outstanding in accordance with the terms hereof are absolute and unconditional subject to clause 8 of the Purchase Agreement, and apply irrespective of any action or inaction by the Holder to enforce same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to HoldCo or any other person or any violation or alleged violation of law by the Holder or any other person and irrespective of any other circumstance which might otherwise limit such obligation of HoldCo to the Holder in connection with the issuance and delivery of such Exchange Shares.

(g)
If Vast Parent, at any time while the Note is outstanding: (i) pays a dividend or otherwise makes a distribution on any class of capital stock or shares that is payable or to be satisfied in ordinary shares, (ii) subdivides outstanding ordinary shares into a larger number of ordinary shares, or (iii) combines outstanding ordinary shares into a smaller number of ordinary shares, or (iv) otherwise undertakes or implements or procures or permits to occur any other Reorganisation Event, then in each such case the Exchange Price shall be multiplied by a fraction of which the numerator shall be the number of ordinary shares outstanding immediately before such event and of which the denominator shall be the number of ordinary shares outstanding immediately after such event. Any adjustment made pursuant to sub-clause (i) of this clause 5(g) shall become effective immediately after the effective date of such dividend or distribution, and any adjustment pursuant to sub-clause (ii) or (iii) or (iv) of this clause 5(g) shall become effective immediately after the effective date of the subdivision or combination or other Reorganisation Event (as applicable).

(h)
Upon the occurrence of each adjustment pursuant to this clause 5, HoldCo, at its expense, will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto. Upon written request by the Holder, HoldCo will deliver a copy of each such certificate to the Holder.

(i)
If during the period the Holder is eligible to exchange the Note, the Vast Parent (i) declares a dividend or other distribution of cash, securities or other property in respect of its ordinary shares, (ii) authorises or publicly approves, or enters into, any agreement contemplating or solicits shareholder approval for a Change of Control (as defined in the Business Combination Agreement) transaction or (iii) publicly authorises the voluntary dissolution, liquidation or winding up of the affairs of Vast Parent, then HoldCo shall deliver to Holder a notice describing the material terms and conditions of such transaction at least 20 calendar days prior to the applicable record or effective date on which a person would need to hold ordinary shares in order to participate in or vote with respect to such transaction, and HoldCo will promptly take all steps and do all things reasonably necessary in order to ensure that the Holder is able to exchange the Note into Exchange Shares prior to such time so as to participate in or vote with respect to such transaction.

(j)
Vast Parent shall not be required to issue or cause to be issued fractional Exchange Shares. If any fraction of an Exchange Share would, except for the provisions of this clause 5, be issuable upon exchange of this Note, the number of Exchange Shares to be issued will be rounded up to the nearest whole share.

(k)
On and from the date of the Purchase Agreement and until the Maturity Date:

(i)
HoldCo undertakes to take, and undertakes to procure the Vast Parent to take, all actions need to maintain any Authorisations and to obtain any additional Authorisations and all other actions as may be required in order to enable the Exchange Shares to be issued to the Holder in accordance with the terms of the Purchase Agreement and this Note; and

(vi)
upon request by the Holder, HoldCo shall, and must procure that the Vast Parent shall, promptly provide such assistance and information, including providing documentation regarding existing levels of foreign shareholding in Vast Parent, as is reasonably necessary to enable the Holder to make a filing with the Treasurer under the Foreign Acquisitions and Takeovers Act 1975 (Cth) to facilitate the issue of Exchange Shares to the Holder and otherwise to obtain any Authorisations required in connection with the issue of Exchange Shares to the Holder.

6   Payment
(a)
All cash payments under this Note must be made in US dollars (or, if requested by the Holder, in Euros at the Promissory Note Exchange Rate), at such place as the Holder may from time to time designate in writing to HoldCo. Other than as otherwise specified or provided for in the Purchase Agreement or this Note, no amount of the Due Amount is payable prior to the Maturity Date.

(b)
If the Holder has not exercised its exchange rights under clause 8(h) of the Purchase Agreement and HoldCo or Vast Parent merges, combines or consolidates with any person, or liquidates, winds up or dissolves (or is liquidated, wound up or dissolved), or otherwise is subject to a Change of Control (as defined in the Business Combination Agreement and, where the relevant transaction(s) is/are in relation to HoldCo, on the basis that and as if HoldCo was the Company for the purposes of the definition of Change of Control in the Business Combination Agreement) in each case whether in a single transaction or in a series of related transactions, except with respect to HoldCo only for (i) any merger or consolidation between HoldCo, its parent or any of its Subsidiaries or (ii) any merger or consolidation where Vast Parent remains the direct or indirect owner of more than 50% of the voting securities of HoldCo and continues to Control the Group following such transaction where in each case HoldCo is the surviving entity of any such transaction to which it is a party, then, without limiting any other right or remedy the Holder may have under the Purchase Agreement, this Note or otherwise, the Holder or Vast Parent may elect (in the case of the Holder making such election, by written notice to HoldCo and, in the case of Vast Parent making such election, by written notice to the Holder and HoldCo) until the date that is 60 days thereafter that all obligations under this Note become immediately due and payable by HoldCo to the Holder, including payment in full by HoldCo to the Holder of all of the Due Amount, in which case all obligations under this Note (including payment in full by HoldCo to the Holder of all of the Due Amount) become immediately due and payable by HoldCo to the Holder upon such election.

7   Event of Default
If an Event of Default (other than an Event of Default described under clause 7(d) below) occurs and is ongoing, the Holder may, by written notice to HoldCo, declare the Due Amount to be due and payable. Upon such declaration, the Due Amount shall be immediately due and payable. In the event of an Event of Default pursuant to clause 7(d) below, the Due Amount shall be automatically due and payable without any further action of the Holder. The occurrence of any one or more of the following shall constitute an Event of Default:
(a)
HoldCo fails to pay the principal amount or other amounts due under this Note or, subject to clause 8(i) of the Purchase Agreement, fails to issue the Exchange Shares upon exchange of the Note (or upon exchange of all or any portion of the principal amount of and/or interest on this Note then outstanding), on the date the same becomes due and payable or the Exchange Shares are due to be issued (as applicable) under or in connection with the Purchase Agreement or this Note, unless:

(i)
its failure to pay is directly caused by:

(A)
administrative or technical error; or

(B)
a Disruption Event;

(ii)
it has used its best endeavours to avoid or minimise such error or Disruption Event and make such payment on the due date; and

(iii)
payment in full is made or the Exchange Shares are issued within 5 Business Days of its due date or date of issuance, as applicable.

For the purposes of this paragraph (a), a Disruption Event means either or both of:
(i)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Note (or otherwise in order for the transactions contemplated by the Note to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties or any of their related bodies corporate (as defined in the Corporations Act); or

(ii)
the occurrence of any other event which results in a material disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other party:

(A)
from performing its payment obligations under the Note; or

(B)
from communicating with another party in accordance with the terms of the Note and which (in either case of paragraphs (A) and (B)) is not caused by, and is beyond the control of, the party (or any of its related bodies corporate (as defined in the Corporations Act)) whose operations are disrupted;

(b)
a Company Party fails to comply with any material provision of this Note or the Purchase Agreement (other than a failure to pay the principal amount or other amounts due under this Note) or the Development Agreement, which failure the relevant Company Party has not remedied or otherwise cured to the Holder’s reasonable satisfaction within 20 Business Days of the earlier of the Holder’s written notice of such failure and a Company Party becoming aware of such failure to comply;

(c)
Vast Parent or a Group Member:

(i)
is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due;

(ii)
suspends making payments on any of its debts;

(iii)
by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding the Holder in its capacity as such) with a view to rescheduling any of its indebtedness; or

(iv)
is otherwise at any time subject to any fact, matter, event or circumstance (or any fact, matter, event or circumstance is at any time in existence or subsisting) which would constitute a breach of any representation or warranty in any of clauses 3.1(h), 3.1(i), 3.1(j), 4.1(g), 4.1(h) or 4.1(i) of the Purchase Agreement if that fact, matter, event or circumstance was in existence or subsisting as at the time at which such representation or warranty is given under clause 3.1 or 4.1 of the Purchase Agreement;
(d)
the Holder exercises its right or gives notice to terminate or withdraw from its obligations under the Development Agreement in accordance with its terms as a result of a material breach by a Company Party thereunder which material breach has not been cured within the time periods (if any) set forth in the Development Agreement (as applicable) to remedy such material breach;

(e)
the Development Agreement has been terminated as a result of a breach by a Company Party thereunder;

(f)
the Development Agreement has been terminated pursuant to its terms or a party exercises a right or gives notice to terminate or withdraw from its obligations under any such agreement in accordance with its terms;

(g)
any Financial Indebtedness of any Group Member is (i) not paid when due within any applicable grace period or (ii) is declared to be or is otherwise capable of being declared as being due and payable prior to its specified maturity date as a result of an event of default or an event of termination (or equivalent, however described), and any applicable grace period or cure period (if any) has elapsed. No Event of Default will occur under this paragraph (g) if:

(i)
the aggregate amount of Financial Indebtedness is less than US$5,000,000 (or its equivalent); or

(ii)
such Financial Indebtedness is owed by one Group Member to another Group Member.

(h)
Vast Parent or a Group Member ceasing to carry on, or disposing of, a substantial part of its business;

(i)
any Security Interest or right of any third party is enforced, or becomes capable of being enforced, against an asset of Vast Parent or any Group Member that has a material adverse effect on the development of a project facility contemplated by the Development Agreement or otherwise has or would have a material adverse effect on HoldCo’s ability to repay the principal amount or other amounts due under this Note on the date the same becomes due and payable or on Vast Parent’s ability to pay any amount due under the Parent Company Guarantee on the date the same becomes due and payable;

(j)
a representation or warranty made or repeated by or on behalf of a Company Party under or in connection with the Purchase Agreement, or in a document provided under or in connection with the Purchase Agreement, is not true, accurate or complete or is otherwise misleading in a material respect, in each case, when made or repeated, which failure the relevant Company Party has not remedied or otherwise cured to the Holder’s reasonable satisfaction within 20 Business Days of the earlier of the Holder’s written notice of such failure and a Company Party becoming aware of such failure to comply;

(k)
any material provision of this Note or the Purchase Agreement is or becomes void, voidable, illegal or unenforceable, any person becomes entitled to terminate, rescind or avoid any material provision of this Note or the Purchase Agreement, or the execution, delivery or performance of this Note or the Purchase Agreement breaches or results in a contravention of any applicable law;

(l)
a Government Agency compulsorily acquires or appropriates all or a material part of the business or the assets of Vast Parent or a Group Member or the shares in Vast Parent or any Group Member;

(m)
a judgement is obtained against Vast Parent or a Group Member for an amount exceeding US$5,000,000 in aggregate (or its foreign currency equivalent) and that judgement is not:

(i)
satisfied or stayed within 15 Business Days of the date for payment; or

(ii)
being contested by Vast Parent or the relevant Group Member (as applicable) in good faith;

(n)
HoldCo takes any action to reduce its capital, buy back any of its shares or make any of its shares capable of being called up only in certain circumstances (such as by passing a resolution or calling a meeting to consider such a resolution);

(o)
Vast Parent ceases to Control HoldCo;

(p)
Vast Parent or a Group Member is deregistered;

(q)
HoldCo ceases to have the lawful, valid and subsisting right and license to use any Intellectual Property Rights which are necessary for the conduct of its business or the proper development, undertaking and implementation of the CSP Projects or otherwise any Intellectual Property Rights which are necessary for the purposes of and to implement and give full effect to the Development Agreement or any of the transactions that they contemplate, or HoldCo does not or ceases to provide or make available any such Intellectual Property Rights to or for the CSP Projects or any of the entities undertaking, implementing or involved in the CSP Projects, or HoldCo does not or ceases to ensure that all relevant persons (including the Holder and each of the entities undertaking, implementing or involved in the CSP Projects) have the lawful, valid and subsisting right and license to use all such Intellectual Property Rights, in each case as and when and to the extent required for the proper development, undertaking and implementation of the CSP Projects or otherwise as required by or for the purposes of or to implement and give full effect to, and in accordance with, the Development Agreement or any of the transactions that they contemplate;

(r)
any Group Member infringes any right of any person in or wrongfully uses any Intellectual Property Rights, or is determined to infringe any right of any person in or wrongfully use any Intellectual Property Rights; or

(s)
all or a material part or a material provision of the Development Agreement is or becomes void, avoided, illegal, invalid or unenforceable or of limited force and effect.

(t)
any event analogous to the events contemplated in sub-clauses 7 (c), (i), (l) or (m) occurs in respect of any Subsidiary of Vast Parent that is not a Group Member that has or would have a material adverse effect on HoldCo’s ability to repay the principal amount or other amounts due under this Note on the date the same becomes due and payable or on Vast Parent’s ability to pay any amount due under the Parent Company Guarantee on the date the same becomes due and payable.

8
No Security

This Note is an unsecured obligation of HoldCo.
9
Parent Guarantee

The obligations of HoldCo under this Note are guaranteed by Vast Parent, pursuant to the Parent Company Guarantee.
10
Transferability

(a)
Subject to clause 10(c), this Note, and the rights and obligations of the Holder hereunder, may not be assigned, novated or transferred by the Holder, without the prior written consent of HoldCo (which consent must not be unreasonably withheld, delayed or conditioned, and without limitation must be promptly provided by HoldCo where the assignee, novatee or transferee (as applicable) is of reasonable repute and financial standing).

(b)
HoldCo shall keep a register (the Register) in which it maintains a list of each Holder and the principal amount and interest due to each Holder. No assignment shall be effective until recorded by HoldCo in the Register and HoldCo must promptly record in the Register any assignment permitted by or effected pursuant to this clause 10.

(c)
The Holder may at any time by notice to HoldCo freely assign, novate or transfer its rights and obligations under this Note to any related body corporate (as defined in the Corporations Act) of the Holder. Upon notice to HoldCo of such assignment, novation or transfer, HoldCo must promptly register the assignment, novation or transfer (as applicable) in the Register.
11
Miscellaneous

Clause 14 of the Purchase Agreement is incorporated into the Note, mutatis mutandis.
12
Purchase Agreement

This Note is being issued pursuant to the Purchase Agreement and HoldCo and the Holder are each entitled to all of the relevant rights and benefits, and subject to all of the relevant limitations, relating to this Note as provided in the Purchase Agreement, which are hereby incorporated herein by reference as though set forth herein in their entirety.

Executed as a deed.
Executed by Vast Intermediate HoldCo Pty Ltd
(ACN 671 982 666) in accordance with section 127
of the Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)
[The remainder of this page is left blank intentionally]
[Execution blocks continue over the page]

Executed as a deed (cont.).
Holder
Executed by EDF Australia Pacific Pty Ltd
(ACN 664 931 079) in accordance with section 127 of the
Corporations Act 2001 (Cth) by:
Signature of director	Signature of director/secretary
Name of director (print)	Name of director/secretary (print)
[The remainder of this page is left blank intentionally]

EXHIBIT A
EXCHANGE NOTICE
(To be Executed by the Registered Holder
in order to exchange Notes)
The undersigned hereby elects to exchange the principal amount of the Note and the amount of accrued interest associated with such principal amount indicated below, into ordinary shares of Vast Renewables Limited (ACN 136 258 574), as of the date written below. All terms used in this notice shall have the meanings set forth in the Note.
Exchange calculations:

Date to Effect Exchange

Principal amount of Note outstanding prior to Exchange

Principal amount of Note to be Exchanged

Principal amount of Note remaining after Exchange

Accrued Interest associated with principal amount of Note to be Exchanged

DTC Account

Number of Exchange Shares to be Issued

Applicable Exchange Price

Name of Holder
By:

Name:
Title:

Schedule 1 to Exhibit A
VAST INTERMEDIATE HOLDCO PTY LTD
(ACN 671 982 666)
Promissory Notes
EXCHANGE SCHEDULE
This Exchange Schedule reflects exchanges made under the above referenced Notes.
Dated:
Date of Exchange	Principal Amount of Exchange	Aggregate Principal Amount Remaining Subsequent to Exchange	Applicable Exchange Price

ANNEX B
EDF JOINT DEVELOPMENT AGREEMENT

Joint Development Agreement
EDF Australia Pacific Pty Ltd (EDF)
Vast Renewables Limited (Vast)

Date:
Parties
1
EDF Australia Pacific Pty Ltd ABN 51 664 931 079 of Level 26, 530 Collins Street, Melbourne, VIC, 3000 (EDF)

2
Vast Renewables Limited ACN 136 258 574 of 226-230 Liverpool Street, Darlinghurst, NSW, 2010 (Vast)

Background
A
Vast is a developer of concentrated solar thermal power technology and renewable energy and green fuels projects that utilise its proprietary modular tower CSP technology.

B
EDF is a subsidiary of Électricité de France S.A., an integrated global electric utility company that, inter alia, develops, builds and operates renewable power generation plants.

C
Subject to the terms of this Agreement: (i) Vast and EDF will co-develop CSP Projects on an exclusive basis (ii) EDF will loan the USD equivalent of EUR10 million to a subsidiary of Vast to enable the development of Vast’s CSP technology and CSP projects in Australia and (iii) Vast will have the right to be the exclusive supplier of CSP Technology to all Potential Eligible Projects, Eligible Projects and Approved Projects.

D
EDF acknowledges that the primary focus for Vast following closing is the development of VS1 and SM1. Any discussions that may be held with the EDF management teams for Other Jurisdictions must take into account the requirements of the VS1 and SM1 developments.

The parties agree
1
Defined terms and interpretation

1.1
Defined terms

In this document:
Agreement means this agreement.
Amendment Request has the meaning given in clause 12.6(a).
Approved Project means an Eligible Project that has been approved by the Parties in accordance with clause 6.2(d).
Aurora Project means VS1, SM1 and VS3.
Authorisations means all authorisations, leases, licences, permits, approvals, registrations and consents required by any Governmental Authority or under applicable law (including the Foreign Acquisitions and Takeovers Act 1975 (Cth)) for the conduct of the Development Activities (including Feasibility Study) or the development and operation of the CSP Projects (including the formation of, and equity investment into any Vast project entity).
Background IP means, in respect of a Party, the Intellectual Property Rights which:
(a)
were owned by, or licensed to, that Party before the Commencement Date which includes, in respect of Vast, the CSP Technology;

(b)
are developed by that Party independently of this Agreement;

(c)
are developed independently of, and otherwise without connection with, any part of the Developed Common IP and Developed Vast IP; or

(d)
are derived, directly or indirectly, from the Intellectual Property Rights described in paragraphs (a), (b) or (c) of this definition,

in each case:
(e)
as proven by tangible evidence; and

(f)
excluding Developed Common IP, and Developed Vast IP.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in New South Wales or Victoria.
Chairperson means the chairperson at meetings of the Steering Committee.
Change in Control means, in relation to any entity (the first mentioned entity):
(a)
an entity that Controls the first mentioned entity ceases to Control that entity (other than if the Ultimate Holding Company of the first mentioned entity remains the same following the change), including where there is a change in the entity that Controls the first mentioned entity; or

(b)
if the first mentioned entity is not Controlled, another entity acquires Control of the first mentioned entity,

but does not include:
(c)
any transaction contemplated by the Noteholder Agreement or the Business Combination Agreement (as defined in the Noteholder Agreement);

(d)
a Party (or any Related Body Corporate of a Party) becoming a listed entity on a National Stock Exchange; or

(e)
any change in Control of a listed entity on a National Stock Exchange.

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.
Commencement Date means the Closing Date in the Noteholder Agreement.
Compliance Questionnaire means the questionnaire set out in Schedule 1 to this Agreement.
Confidential Information of a Party (Disclosing Party) includes:
(a)
the nature and existence of any Feasibility Study and any CSP Project, including the discussions that have occurred prior to the date of this Agreement;

(b)
the nature and existence of this Agreement and the terms of this Agreement (and any other Project Agreements);

(c)
all information that is developed by or for a Party pursuant to this Agreement (including any Feasibility Study); and

(d)
all information disclosed by the Disclosing Party to the other Party under this Agreement or of which the other Party becomes aware, whether before or after the Commencement Date, except information:

(i)
a Party creates (whether alone or jointly with any third person) independently of the Disclosing Party;

(ii)
which was lawfully obtained by a Party before the Disclosing Party disclosed it to the Information Recipient;

(iii)
which is received in good faith by a Party from a third party entitled to disclose it; or

(iv)
is public knowledge (otherwise than as a result of a breach of confidentiality by a Party or any of its permitted disclosees).

Consequential Loss means loss of revenue, loss of production, loss of product, loss of contract or loss of profit, and any indirect, special or consequential loss or damage, howsoever arising and whether in an action in contract, tort (including negligence), in equity, product liability, under statute or any other basis.
Control has the meaning given to that term in section 50AA of the Corporations Act and Controlled has a corresponding meaning.
Corporations Act means the Corporations Act 2001 (Cth).
CSP means concentrated solar thermal power.
CSP Technology means the concentrated solar thermal power generation and storage technology developed by Vast.
CSP Projects means projects which are:
(a)
standalone CSP projects;

(b)
projects that are a hybrid between CSP and another form of renewable technology;

(c)
green fuels projects for which CSP is part of the primary energy source; or

(d)
process heat and desalination projects requiring CSP,

in each case in Australia subject to clause 3.1(b) and excluding any project where Vast supplies CSP Technology solely as an original equipment manufacturer for that project.
Decision to Proceed has the meaning given in clause 6.2(b).
Defaulting Party has the meaning given in clause 14.1.
Developed Common IP has the meaning given in clause 17.4(a) and excludes the Background IP and Developed Vast IP.
Developed Vast IP has the meaning given in clause 17.2 and excludes the Background IP and Developed Common IP.
Development Activities has the meaning given in clause 4.1.
Direction has the meaning given in clause 19.2(a).
Dispute has the meaning given in clause 15.1.
Dispute Notice has the meaning given in clause 15.1.
Due Amount has the meaning given to that term in clause 2 of the Promissory Note.
Eligible Project means:
(a)
VS1, VS3 and SM1;

(b)
any CSP Project (other than VS1, VS3 and SM1) that the Steering Committee has determined is an is an Eligible Project under clause 6.1(a)(i); and

(c)
any other renewables generation and storage projects, which are agreed by the parties in writing to be an Eligible Project.

Event of Default means any one or more of the events set out in clause 14.1.
Excluded Jurisdictions means the United States and Saudi Arabia.
Expiry Date means the later of:
(a)
the date that is seven years after the Commencement Date; and

(b)
the date the Parties enter into a Joint Venture Agreement with respect to an Approved Project with an expected nameplate capacity equal to or exceeding 200 MW, which may include a Joint Venture Agreement in respect of the Aurora Project when the aggregate nameplate capacity for the Aurora Project exceeds 200 MW,

(or such later date as the parties agree in writing).
Feasibility Study means a detailed study, as determined in respect of each proposed project, conducted by or on behalf of the Parties to assess and determine the commercial, technical and strategic feasibility and viability of developing a proposed project.
Financial Close means, in relation to a CSP Project where project finance is being used to develop the project:
(c)
finance documents to fully fund the project (other than equity amounts being provided by the sponsors) have been entered into; and

(d)
all conditions to the initial draw down of that financing have been satisfied or waived.

Good Electricity Industry Practice means the exercise of that degree of skill, diligence, prudence and foresight that reasonably would be expected from a significant proportion of operators of facilities in Australia for the generation, transmission or supply of electricity under conditions comparable to those applicable to the CSP Project consistent with applicable Authorisations, reliability, safety and environmental protection. The determination of comparable conditions is to take into account factors such as the relative size, duty, age and technological status of the CSP Project and the applicable Authorisations.
Governmental Authority includes any governmental, semi-governmental, municipal or statutory authority, instrumentality, organisation, body or delegate (including any town planning or development authority, public utility, environmental, building, health, safety or other body or authority).
Gross Negligence means such reckless conduct in breach of a duty of care as demonstrates a conscious or reckless disregard for the harmful, foreseeable, proximate and avoidable consequences which result or may result from that conduct.
HoldCo means Vast Intermediate HoldCo Pty Ltd ACN 671 982 666.
Information Recipient has the meaning given in clause 19.1.
Initial Appraisal has the meaning given in clause 5.3(a).
Initial Period means a period of 6 months commencing from the Commencement Date.
Insolvency Event means:
(a)
an administrator is appointed to a Party or action is taken to make that appointment;

(b)
a Party commences to be wound up or ceases to carry on business;

(c)
the appointment of a receiver, receiver and manager or other Controller (as defined in the Corporations Act) to the Party or any of its assets;

(d)
a Party enters into a compromise or arrangement with its credits or a class of them;

(e)
a Party is insolvent or is presumed to be insolvent under the Corporations Act;

(f)
the suspension of payments, a moratorium of any indebtedness or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise other than a solvent reorganisation); or

(g)
anything having a substantially similar effect to any of the above events occurs under the law of an applicable jurisdiction.

Intellectual Property Rights means all industrial and intellectual property rights recognised in any jurisdiction worldwide, whether protectable by statute, at common law or in equity, including:

(a)
patents and patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, utility models and utility model applications, and industrial designs;

(b)
trade marks, service marks, trade names, logos, actions in passing off, internet domain names, social media names, together with the goodwill connected with the use thereof and symbolised thereby;

(c)
copyrights, including copyrights in computer software;

(d)
registrations and applications for registration of any of the foregoing under paragraphs (a)-(c) of this definition;

(e)
trade secrets, know-how, methods, techniques, processes (including manufacturing processes), formulae, design or technical specifications, test results, testing methods, procedures, data, metadata, inventions, customer and business lists and other confidential and proprietary information; and

(f)
the right to sue at law or in equity for all Claims or causes of action arising out of or related to any past, present or future infringement, misappropriation or violation of any of the foregoing, including the right to receive all proceeds and damages therefrom.

Interest Rate means a rate of interest per annum that is 2 percentage points higher than the corporate overdraft reference rate published for that day by the Commonwealth Bank of Australia ABN 123 123 124 or if that rate ceases to exist, another rate determined by the Steering Committee.
Ipso Facto Stay means any limitation on enforcement of rights or self-executing provisions in a contract, agreement or arrangement pursuant to sections 415D, 415F, 415FA, 434J, 434J, 434L, 434LA, 451E, 451G or 451GA of the Corporations Act.
Irremediable Default means a default in the observance or performance of a material obligation under this Agreement that cannot be remedied (including a breach of confidentiality) but does not include a default in the observance or performance of a material obligation within a time specified in this Agreement unless the obligation is incapable of being observed or performed after the end of the time specified.
Joint Venture Agreement means a joint venture agreement between the Parties for the ownership, development and operation of an Approved Project.
Joint Venture Activities has the meaning given in clause 7.2(a)(i).
JVA Effective Date has the meaning given in clause 7.2(b).
Nasdaq means the National Association of Securities Dealers Automated Quotations Stock Market.
National Stock Exchange means any national stock exchange in the United States of America, including the Nasdaq.
Note Event of Default means an ‘Event of Default’ as defined in clause 7 of the Promissory Note.
Noteholder Agreement means the agreement titled Note Purchase Agreement between HoldCo, Vast and EDF signed on or around the date of this Agreement.
Notice has the meaning given in clause 20.
Other Jurisdictions has the meaning given in clause 3.2(b).
Party means a party to this Agreement.
Personnel means in relation to a Party, that Party’s directors, officers, employees, agents, consultants, contractors and subcontractors.
Potential Eligible Project means a project that the Parties reasonably consider in good faith has the potential to become an Eligible Project.

Project Agreements means this Agreement, and all other agreements or instruments entered into by or on behalf of the Parties in connection with the CSP Projects but does not include any Joint Venture Agreement.
Preliminary Appraisal has the meaning given in clause 5.1(b).
Project Budget and Schedule means the initial budget and schedule for the conduct of the Development Activities (including preparation of Feasibility Studies) on a project by project basis as decided by the Steering Committee, including without limitation all Study Expenses.
Project Confirmation Notice has the meaning given to it in clause 6.2(c)(i).
Project Rejection Notice means a written notice provided by a Party confirming their rejection of a CSP Project to the other Party.
Project Manager means the person appointed under 9.1, or any replacement appointed under clause 9.3.
Project Policies means the policies for the conduct of each Feasibility Study as agreed by the Parties from time to time.
Project Team has the meaning given in clause 12.1.
Related Body Corporate has the meaning given in the Corporations Act 2001 (Cth).
Promissory Note has the meaning given to that term in clause 1 of the Noteholder Agreement.
Representative means a person for the time being appointed by a Party as its representative on the Steering Committee and includes any alternate of that person appointed under the Steering Committee Charter.
SM1 means a 7,500 tonnes per annum solar methanol facility located in Port Augusta, South Australia. VS1 will be the primary energy source, providing heat and electricity for the methanol synthesis process.
Stanwell means Stanwell Corporation Limited (ABN 32 078 848 674).
Stanwell JDA has the meaning given in clause 3.1(b).
Steering Committee means the committee established under clause 9 to represent the Parties in relation to the Development Activities (including all Feasibility Studies) and this Agreement.
Steering Committee Charter means a charter for the Steering Committee which sets out the principles for the conduct of the Steering Committee.
Study Expenses means all capital and operating costs, charges, expenses, fees, Taxes (other than income or capital gains taxes) and other payments and expenditures of and incidental to the conduct of a Feasibility Study set out in the Project Budget and Schedule.
Taxes means taxes, levies, deductions and duties, including fines, penalties and interest on any of them.
Term has the meaning given in clause 2.
Third Party means a bona fide third party other than the Parties or a Related Body Corporate of those parties.
Transfer, of a proprietary or non-proprietary matter, interest or thing means to sell, assign, transfer, convey or otherwise dispose of the proprietary or non-proprietary matter, interest or thing.
Ultimate Holding Company has the meaning given to that term in section 9 of the Corporations Act.
VS1 means a 30MW CSP facility with eight hours of thermal storage located in Port Augusta, South Australia.
VS3 means a 150MW CSP facility with 12-18 hours of thermal storage located in Port Augusta, South Australia.

1.2
Interpretation

In this document unless the contrary intention appears:
(a)
the singular includes the plural and vice versa, and a gender includes other genders;

(b)
another grammatical form of a defined word or expression has a corresponding meaning;

(c)
a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this Agreement, and a reference to this Agreement includes any schedule or annexure;

(d)
a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e)
a reference to A$, $A, dollar or $ is to Australian currency;

(f)
a reference to time is to Sydney, New South Wales, Australia time;

(g)
a reference to a party is to a party to this Agreement, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;

(h)
a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i)
a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j)
a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(k)
the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

(l)
references to the words “includes”, “include” and “including” means “including, but not limited to”;

(m)
any agreement, representation, warranty or indemnity in favour of two or more Parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n)
a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this Agreement or any part of it; and

(o)
if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.

1.3
Headings

Headings are for ease of reference only and do not affect interpretation.
2
Term

(a)
This Agreement commences on the Commencement Date and terminates on the earliest of:

(i)
the Expiry Date;

(ii)
the date this Agreement is terminated in accordance with clause 14.4; or

(iii)
the date the Parties agree in writing to terminate this Agreement,

(Term).
(b)
Either Party may, no later than 60 days prior to the Expiry Date, request in writing an extension to the Term, such request to be considered by the other Party in good faith.

(c)
If the Parties agree to extend the Term, then the Expiry Date shall be extended by the relevant period and the Parties shall make any other amendments to this Agreement reasonably necessary to accommodate the extended Term.

3
Exclusivity

3.1
CSP Project exclusivity

(a)
Neither Party may (and must procure that, in the case of Vast, their Related Bodies Corporate do not and, in the case of EDF, their wholly owned subsidiaries do not) develop or participate in (including by way of equity purchase) a CSP Project or give any opportunity to develop or participate in (including by way of equity purchase) a CSP Project to a Third Party, otherwise than in accordance with this Agreement including clauses 3.1(b) and 8; provided, however, clause 3 shall no longer be in effect if a Note Event of Default has occurred and EDF provides a written notice to HoldCo, declaring the Due Amount to be due and payable pursuant to clause 7 of the Promissory Note.

(b)
The parties acknowledge and agree that Stanwell has prevailing rights to participate in potential projects which involve the development, operation or supply of concentrated solar thermal power generation and storage in Queensland under the Joint Development Agreement between Stanwell and Vast dated 12 February 2021 (Stanwell JDA). Vast must notify EDF of any potential projects, leads or opportunities being pursued under the Stanwell JDA and must use reasonable endeavours to accommodate EDF in any discussions with Stanwell in respect of EDF’s potential participation in respect of those projects, leads or opportunities.

(c)
To avoid doubt:

(i)
subject to clause 3.2, the exclusivity described in this clause 3 applies in respect of CSP Projects in Australia; and

(ii)
this Agreement does not prevent either party from engaging in and receiving the full benefit of:

(A)
any activity outside a CSP Project; or

(B)
a CSP Project in respect of which the other Party has issued a Project Rejection Notice.

3.2
Partnership in New Jurisdictions

(a)
The Parties acknowledge and agree that the loan from EDF referred to in paragraph C of the Background is in respect of the development of CSP Technology and CSP Projects in Australia only.

(b)
During the Initial Period, EDF will have the right to introduce Vast to the EDF management teams of other jurisdictions in which EDF operates (Other Jurisdictions). The purpose of these introductions will be to allow the EDF management teams in Other Jurisdictions to determine their interest in developing projects with Vast utilising CSP Technology in the Other Jurisdictions.

(c)
If during the Initial Period the EDF management team in an Other Jurisdiction (other than an Excluded Jurisdiction) determines that it wishes to develop projects with Vast utilising CSP Technology in the Other Jurisdiction, then EDF may, by written notice to Vast and at EDF’s sole discretion, require Vast to extend the exclusivity set out in clause 3.1(a) to the Other Jurisdiction, subject to:

(i)
the EDF management team of the Other Jurisdiction and Vast agreeing an appropriate equity investment in Vast (or a Related Body Corporate of Vast) taking into account the development expenditure required to develop projects with Vast utilising CSP Technology in the Other Jurisdiction); and

(ii)
the parties agreeing to document the terms of the exclusivity for the Other Jurisdiction on substantially identical terms to those contained in clause 3 of this Agreement and having regard to the terms of the Noteholder Agreement and the Guarantee (as relevant).

(d)
For the avoidance of doubt and notwithstanding anything to the contrary, if Vast and EDF are unable to agree on the terms of a new investment, either party, in its sole discretion, may discontinue discussions in respect of the Other Jurisdiction.

(e)
Vast agrees that, to the extent it considers developing projects utilising CSP Technology with third parties in the Excluded Jurisdictions, then Vast will, except where it is prevented from doing so by an obligation, notify EDF and commence discussions with EDF in respect of the relevant project.

3.3
Exclusive supplier

The Parties acknowledge and agree that Vast will be the exclusive supplier of CSP Technology to all Potential Eligible Projects, Eligible Projects and Approved Projects.
4
Development Activities and Relationship of Parties

4.1
Development Activities

(a)
EDF and Vast will collaborate on all Development Activities to the extent set out in this Agreement.

(b)
The Parties will:

(i)
jointly carry out the activities contemplated by this Agreement in accordance with:

(A)
this Agreement;

(B)
Good Electricity Industry Practice;

(C)
the Project Policies; and

(D)
all applicable Authorisations, laws, regulations, orders and rules, and does not include any activities to develop an Approved Project after a Joint Venture Agreement has been entered into in respect of that Approved Project (Development Activities);

(ii)
subject to the rest of this Agreement, jointly make available resources, including:

(A)
funds towards a Project Budget and Schedule; and

(B)
staff to carry out the Development Activities;

(iii)
act through the Steering Committee, the Project Manager, the Project Team, and the Parties’ respective Personnel; and

(iv)
use all reasonable endeavours and act in good faith to progress projects expeditiously and in accordance with this Agreement.

4.2
Relationship

The Parties agree that:
(a)
the rights, duties, obligations and liabilities of the Parties in every case (including in respect of the Development Activities) are several and not joint nor joint and several;

(b)
except where this Agreement expressly states otherwise:

(i)
nothing in this Agreement creates an association, joint venture, relationship of employment, trust, agency or partnership between the Parties; and

(ii)
a Party does not have any authority to act for, or to create or assume any responsibility or obligation on behalf of, any other Party; and

(c)
no Party shall be under any fiduciary or other duty to the other Party, including any duty which would prevent it from engaging in or enjoying the benefits of any competing endeavours, subject to the express provisions of this Agreement.

4.3
Party’s covenants

Each Party covenants and agrees with each other Party:
(a)
that it has capacity unconditionally to execute and deliver and comply with its obligations under this Agreement;

(b)
that this Agreement constitutes valid and legally binding obligations on it and is enforceable against it by any other party in accordance with its terms;

(c)
to diligently observe and perform its obligations and commitments in respect of the Development Activities (including Feasibility Studies) and under this Agreement;

(d)
not to engage (whether alone or in association with others) in any Development Activities (including Feasibility Studies) in respect of CSP Projects except as provided or authorised by this Agreement;

(e)
not to do or permit to be done anything by which any of the Authorisations might be rendered liable to be cancelled, forfeited, revised, not issued, not renewed or not extended; and

(f)
to act in good faith towards each other in carrying out the Development Activities (including Feasibility Studies).

4.4
Party warranties

Each Party warrants, at the date of this Agreement, that:
(a)
it has obtained all necessary Authorisations for its participation in the Development Activities (including Feasibility Studies) including from all relevant government or statutory authorities whether located in Australia or elsewhere; and

(b)
by executing this Agreement it will not breach the terms of any approval, licence, its constituent documents or other agreement to which it is a party.

4.5
Limitation of liability

Notwithstanding any other provision of this Agreement, except in the case of fraud, wilful misconduct or Gross Negligence:
(a)
a Party will not be liable for any Consequential Loss suffered by the other Parties as a result of the first Party’s breach; and

(b)
a Party’s liability under this Agreement is capped at the higher of:

(i)
50% of the development expenses incurred at the time of the Party’s breach, negligence or relevant act or omission; and

(ii)
the amount actually recovered by the Party under insurance policies maintained by the Party in accordance with the agreement up to the limit of indemnity under such policies, or the amount that would have been recoverable under any insurance policies required to be maintained by the Party under this Agreement but for:

(A)
a failure of the Party to effect and maintain insurance or submit a claim and take reasonable steps to pursue such claim once it had been submitted;

(B)
a breach by the Party of the terms of the relevant insurance policy; or

(C)
an insurer relying on clause 4.5(a) to avoid or reduce its liability under such policies.

5
Phase 0 – Ideation

5.1
Project origination

Subject to any applicable confidentiality arrangements, the Parties agree to:
(a)
deliver genuine leads or enquiries to each other in a timely manner in respect of any Potential Eligible Project;

(b)
provide to each other all information reasonably necessary to allow either Party to make a preliminary appraisal of the Potential Eligible Projects, including whether such projects compete or have the potential to compete against:

(i)
an Eligible Project;

(ii)
an Approved Project;

(iii)
a project that is being developed solely by a Party after a Project Rejection Notice has been issued by the other Party; or

(iv)
any other project being developed by a Party that the other Party has knowledge of,

(Preliminary Appraisal); and
(c)
work with each other on project tenders.

5.2
Incorporation of Vast project entities

From time to time Vast may incorporate an entity in relation to a Potential Eligible Project. To the extent permitted by applicable law, such entities must have regard to directions from the Steering Committee in respect of their general activities and expenditure. Until the JVA Effective Date, Vast must procure that any vehicle so established must:
(a)
unless EDF has provided its prior written consent (not to be unreasonably withheld or delayed):

(i)
only undertake activities that Vast reasonably considers is necessary or desirable to progress the proper development of a Potential Eligible Project; and

(ii)
not raise any debt or equity funding from any entity other than Vast or one of its Related Bodies Corporate;

(b)
not incur any liabilities of any kind in excess of an amount determined by the Steering Committee; and

(c)
not raise any debt or equity funding from Vast or any of its Related Bodies Corporate exceeding an amount determined by the Steering Committee.

5.3
Referral of projects

(a)
Either Party may, after undertaking a Preliminary Appraisal and being satisfied as to the result, refer a Potential Eligible Project to the Steering Committee for initial appraisal for joint development as an Eligible Project (Initial Appraisal).

(b)
The Parties must provide the Steering Committee with sufficient information to carry out the Initial Appraisal, including:

(i)
a Project Budget and Schedule;

(ii)
organisation chart; and

(iii)
determination of what will constitute an appropriate Feasibility Study, for the Potential Eligible Project.

6
Phase 1 – Feasibility

6.1
Conduct of Feasibility Study

(a)
If, following an Initial Appraisal, the Steering Committee determines that the project should proceed, then:

(i)
the project shall be an Eligible Project for the purposes of this Agreement; and

(ii)
the Parties agree to undertake a Feasibility Study for their joint benefit for the purpose of assessing the development of the Eligible Project.

(b)
The Feasibility Study must be completed in sufficient detail to allow each Party to determine whether it is able proceed to a final investment decision in respect of the Eligible Project.

6.2
Determination of Feasibility Study

(a)
The Project Manager must provide copies of a completed Feasibility Study to the Steering Committee at the earliest opportunity following its completion.

(b)
The Steering Committee must within 60 Business Days of receipt of a Feasibility Study determine whether each Party should seek a final investment decision to proceed in respect of the relevant Eligible Project in accordance with its corporate requirements (Decision to Proceed).

(c)
Within 60 Business Days after the Steering Committee determination referred to in clause 6.2(b) (or such later date agreed by the parties), each Party must issue:

(i)
a written notice to, confirming they have obtained corporate approval in respect of a Decision to Proceed to the other Party (Project Confirmation Notice); or

(ii)
a Project Rejection Notice.

(d)
If both Parties have issued Project Confirmation Notices, the Eligible Project will become an Approved Project (Approved Project).

7
Phase 2 – Approved Projects

7.1
Election of equity right for Approved Projects

(a)
Development of, and investment in, each Approved Project will occur through a standalone entity incorporated in connection with and for the purposes of the relevant CSP Project, which will be governed by an agreed template form Joint Venture Agreement.

(b)
Within 14 Business Days of both parties issuing Project Confirmation Notices, EDF must by written notice to Vast elect an amount in respect of its equity contribution, of:

(i)
subject to clause 7.1(b)(ii), up to 75% for an Approved Project; and

(ii)
up to 75% in respect of VS1, VS3, and SM1 in aggregate,

and the balance of the equity contribution not taken by EDF for an Approved Project will be allocated to Vast.
7.2
Joint Venture Agreement

(a)
The Parties must promptly (and in any case within 60 Business Days) following issue of the Project Confirmation Notices, and subject to obtaining all internal approvals and applicable Authorisations, enter into a Joint Venture Agreement which sets out:

(i)
the development activities for the Approved Project, including:

(A)
development of a financial model and business case;

(B)
detailed design and optimisation of the site for the Approved Project;

(C)
environmental investigations and identification of required environmental and planning authorisations;

(D)
negotiation and, if appropriate, execution of: project agreements required to carry out the Approved Project on terms that are consistent with market standard and bankable, having regard to prevailing market and lender conditions, including: (i) agreements for land rights in respect of any sites required to develop the Approved Project (including real estate contracts, if applicable), (ii) construction and supply agreements, operation and maintenance contracts, and (iii) a connection agreement (or appropriate connection offer);

(E)
negotiation and, if appropriate, execution of funding agreements (or obtaining of appropriate funding offer) for the Approved Project which, at a minimum, must provide for payment of development expenditure to the Parties in the proportions agreed at Financial Close;

(F)
preparation of legal, technical, tax or accounting due diligence reports required by financiers or government funding bodies (amongst others); and

(G)
any other activities required to take the Approved Project to “shovel ready” stage where Financial Close can take place,

(Joint Venture Activities);
(ii)
an initial budget and process for amending the budget required for the completion of the Joint Venture Activities;

(iii)
the debt and/or equity funding commitments of each Party for all or part of the expected development costs for the Approved Project which, at a minimum, must provide for payment of development expenditure by the Parties in the proportions agreed in clause 10.2 at Financial Close; and

(iv)
the process for raising further debt and/or equity funding for the Approved Project;

(v)
the rights of each Party to transfer its interests in the Approved Project, including any pre-emptive rights, drag rights, tag rights or liquidity rights;

(vi)
the governance rights of each Party in respect of the Approved Project, including board appointment rights and board and securityholder voting rights;

(vii)
any negative covenants, events of default or termination rights of each Party, together with the consequence of breaching or triggering any such rights;

(viii)
the milestones necessary to achieve Financial Close; and

(ix)
for the period ending one year after commencement of commercial operations for the Approved Project:

(A)
an obligation that either party retains at least 25% equity in the relevant Approved Project; and

(B)
a right for either Party to reduce its equity in the relevant Approved Project to 25% without the written consent of the other party (subject to the incoming equity investor being financially and technically capable of carrying out the obligations of the Party reducing its equity).

(b)
The Parties agree that, on and from the effective date of the Joint Venture Agreement (JVA Effective Date):

(i)
this Agreement shall no longer apply to the Approved Project;

(ii)
no Party will have any rights, obligations or liabilities under or in connection with this Agreement (insofar as it relates to the Approved Project) other than any accrued rights or obligations of the Parties up to the JVA Effective Date; and

(iii)
this Agreement (insofar as it relates to the Approved Project) is superseded by the JVA.

8
Withdrawal and introduction of additional parties

8.1
Withdrawing from CSP Projects

(a)
Any Party may withdraw from a Potential Eligible Project, an Eligible Project, or an Approved Project at any point prior to the execution of a Joint Venture Agreement by issuing a Project Rejection Notice.

(b)
If a Party delivers a Project Rejection Notice (Withdrawing Party), then:

(i)
except for the rights in clause 3.3, the Withdrawing Party’s rights in relation to the withdrawn project under this Agreement, and any other Project Agreements related to that specific project will immediately come to an end;

(ii)
the remaining Party may develop and control the development of the withdrawn project;

(iii)
subject to any lender conditions or restrictions, the remaining Party must use reasonable efforts to repay the Withdrawing Party’s proportion of the development costs that have not already been paid, out of loan proceeds received upon Financial Close on a pro rata basis; and

(iv)
if the remaining Party is unable to repay the Withdrawing Party under clause 8.1(b)(iii), the Withdrawing Party’s proportion of development costs will be treated as unsecured subordinated debt to be repaid as soon as reasonably practicable.

8.2
Additional investors

Parties agree to consider in good faith any request by the other Party to introduce an additional investor into any Eligible Project or Approved Project at any time.
9
Steering Committee

9.1
Establishment of Steering Committee

(a)
The Parties agree to establish a Steering Committee to oversee and govern the carrying out of Development Activities (including Feasibility Studies), which will be formed and conducted in accordance with this clause 9. To avoid doubt, the Steering Committee will not oversee or govern any activities relating to an Approved Project after the execution of a Joint Venture Agreement in respect of that Approved Project.

(b)
In respect of each Feasibility Study, the Steering Committee is empowered to make all decisions in relation to matters within the scope of the Feasibility Study, other than:

(i)
matters expressly reserved by this Agreement for the Parties’ determination, decision, approval or consent;

(ii)
matters which have been expressly delegated in accordance with this Agreement to a Party, the Chairperson, or the Representatives of each Party.

(c)
The Steering Committee must determine and maintain the Steering Committee Charter, provided that, to the extent of any inconsistency between the Steering Committee Charter and this Agreement, this Agreement prevails.

9.2
Composition of Steering Committee

(a)
Each Party will be entitled to appoint two Representatives on the Steering Committee.

(b)
Each Party may also appoint an alternate for each of its Representatives who will be entitled to attend and vote at meetings of the Steering Committee in which the relevant Representative does not participate.

(c)
Each Party will appoint its Representatives and alternates (if any) by notice in writing to the other Party.

(d)
A Party may replace any of its Representatives or alternates, or revoke any such appointment, at any time by giving not less than five Business Days’ notice in writing to the other Party.

(e)
The Project Manager will attend all meetings of the Steering Committee but is not, unless a Representative, entitled to vote.

9.3
Chairperson

(a)
The Chairperson will initially be appointed by EDF, with responsibility for appointing the Chairperson to alternate between Parties prior to each subsequent meeting.

(b)
The Chairperson will be responsible for:

(i)
scheduling and preparing the agenda for Steering Committee meetings; and

(ii)
the management of the Steering Committee, in accordance with this Agreement.

(c)
The Chairperson will not have a casting vote.

(d)
If at any meeting of the Steering Committee the Chairperson will not be present at the time appointed for holding the meeting, the Chairperson may appoint a replacement Chairperson.

(e)
If at any meeting of the Steering Committee the Chairperson is not present at the time appointed for holding the meeting, the Representatives present may choose one of those Representatives to preside at that meeting.

9.4
Secretary

(a)
The Representatives will appoint a person, who may, but need not be, a Representative, to act as secretary of the Steering Committee.

(b)
The secretary will attend all meetings of the Steering Committee but is not, unless a Representative, entitled to vote.

(c)
The Representatives may remove the secretary from office and appoint a replacement.

9.5
Meetings

(a)
Meetings of the Steering Committee will (unless otherwise agreed by the Steering Committee):

(i)
be held virtually or at such other place as the Steering Committee may from time to time determine; and

(ii)
monthly or at such other intervals as required by this Agreement or as the Steering Committee may determine.

(b)
In addition, the Project Manager may at any time, and must within five (5) Business Days of being requested to do so by a Party, convene a meeting of the Steering Committee. Any request by a Party for a meeting to be convened must set out the matters to be considered at the meeting.

(c)
Meetings of the Steering Committee may be held in person or by telephone, video conference or other means of instantaneous communication.

(d)
Each Party will ensure its Representatives convene and attend meetings expeditiously to ensure the continuity of any Feasibility Studies.

9.6
Notice of meetings

(a)
Except as otherwise expressly stated otherwise in this Agreement, the Project Manager will give to each Party at least ten (10) Business Days’ notice of each meeting of the Steering Committee (or at least two (2) Business Days’ notice for a reconvened meeting), which notice must outline the business to be conducted at the meeting. Such notice will not be required where the Representatives of each Party agree to waive notice of the meeting.

(b)
Each Party may give a notice to the Project Manager and each other Party at least five (5) Business Days prior to the meeting to include any additional items of business to be conducted at the meeting.

(c)
Business not mentioned in a notice of meeting will not be dealt with at the meeting unless all Representatives (not just those present at the meeting) unanimously agree.

9.7
Quorum

(a)
The quorum for a meeting of the Steering Committee will be at least one Representative of each Party entitled to vote.

(b)
If a quorum is not present within one hour after the time appointed for the meeting:

(i)
the meeting will stand adjourned to the same hour on the next Business Day at the same venue; and

(ii)
the Project Manager will endeavour to contact the Representatives who were not present at the first meeting to advise them of the adjourned meeting.

(c)
The quorum at an adjourned meeting will be those Representatives present at the adjourned meeting.

9.8
Voting rights

(a)
Each Representative of a Party will be entitled to one vote.

(b)
Any one Representative appointed by a Party shall be entitled to cast all votes of the Representatives appointed by such Party.

(c)
A Representative may attend and vote on a matter at a meeting of the Steering Committee notwithstanding there is a conflict of interest in respect of that matter with the Party appointing that Representative. However, at the start of the relevant meeting before the vote is taken, the existence of this conflict of interest must be declared if not already known by the other Party.

(d)
A Representative who decides (at their election) to withdraw from a meeting of the Steering Committee due to a conflict of interest will be treated as not being entitled to vote at that meeting and such withdrawal will not result in the meeting lacking quorum.

9.9
Decisions

(a)
Subject to clause 12.6, all decisions of the Steering Committee must be made by a simple majority vote.

(b)
If, in relation to any decision regarding:

(i)
the removal and appointment of the Project Manager; or

(ii)
the satisfaction of a Funding Milestone,

the Steering Committee fails, at two consecutive Steering Committee meetings, to pass any proposed resolution, either Party may refer the matter to dispute resolution in accordance with clause 15.

9.10
Advisers and Observers

A Party may arrange (at its own expense) for consultants or other technical personnel (Advisers) and up to two other persons (Observers) to be present at meetings of the Steering Committee to assist its Representatives, or in the case of the Observers to observe but not participate in the meeting, provided that:
(a)
the Party must ensure that each Adviser and Observer is under a duty of confidentiality in relation to all information and materials to which the Adviser or Observer gains access as a consequence of the Adviser or Observer being present at a meeting of the Steering Committee; and

(b)
a Party must inform the other Party of its intention to have an Adviser or Observer attend a meeting of the Steering Committee on behalf of the Party at least two (2) Business Days before the meeting (and such notice must include the name and origin of each Adviser and Observer).

9.11
Authority of Representatives

Each Representative will have full power and authority to represent the Party who appointed the Representative in all matters within the powers of the Steering Committee and all acts done by the Representative under this authority will be deemed to be the act of the Party who appointed the Representative.
9.12
Resolution without meeting

(a)
A resolution of the Steering Committee which is signed by all Representatives of each Party (Circular Resolution) will be as valid and effective as if it had been passed at a meeting of the Steering Committee properly convened and held.

(b)
A Circular Resolution may consist of one or more documents in identical terms, signed by a Representative of each Party.

9.13
Minutes

(a)
The secretary of the Steering Committee must arrange for minutes of each Steering Committee meeting and each sub-committee meeting to be taken.

(b)
A copy of the minutes of each Steering Committee meeting and each sub-committee meeting must be given by the Project Manager to each Party as soon as practicable, but no later than 5 Business Days after each meeting.

(c)
If a Party wishes to make any comments in respect of the minutes, it must do so within 10 Business Days after receiving the minutes by providing a notice to the Project Manager.

(d)
The minutes of a Steering Committee meeting or subcommittee meeting, respectively, will be considered and approved (with or without amendments) at the next meeting of the Steering Committee or relevant sub-committee (as applicable), and are to be signed by the Chairperson of the relevant Steering Committee meeting or the chairperson of the relevant sub-committee meeting, and are then conclusive evidence of the proceedings and decisions of the meeting to which they relate.

9.14
Sub-committees

(a)
The Steering Committee may establish one or more sub-committees to consider and make recommendations (or, if the Steering Committee unanimously and expressly confers such a power, decisions) on such matters as the Steering Committee may from time to time refer to any such subcommittee.

(b)
Each Party will be entitled, but will not be obliged, to be represented on each sub-committee.

(c)
The Party who has nominated the Chairperson of the Steering Committee will appoint the chairperson of any sub-committee.

(d)
Recommendations and (where applicable) decisions of any sub-committee of the Steering Committee must be by unanimous vote. If unanimity cannot be achieved on any matter, such inability and the reasons for that will be reported to the Steering Committee.

9.15
Costs and expenses

Costs and expenses incurred by the Parties relating to the attendance of their respective Representatives at Steering Committee meetings will, unless otherwise agreed, be borne by each respective Party.
10
Project Budget and Schedule

10.1
Project Budget and Schedule

The Parties agree that the Development Activities (including Feasibility Studies) will be conducted in accordance with the Project Budget and Schedule.
10.2
Allocation of costs

(a)
The Parties agree that, in accordance with the Project Budget and Schedule, all costs for:

(i)
each Eligible Project (or Potential Eligible Project) will be borne by the Parties as follows:

(A)
Vast — 50%; and

(B)
EDF — 50%; and

(ii)
each Approved Project will be borne by the Parties on the terms of the Joint Venture Agreement entered into by the Parties.

(b)
Each Party will be entitled to submit a notice to the Steering Committee each month setting out all Third Party development costs it has paid in respect of Development Activities, in sufficient detail to enable the Steering Committee to consider whether such costs have been properly incurred in accordance with this Agreement.

(c)
If the Steering Committee considers that such Third Party development costs are properly incurred, the Steering Committee will make a determination that results in those costs being shared in the proportion set out in clause 10.2(a).

10.3
Audit

(a)
Each Party must maintain, and keep for a period of seven years from the date of creation, proper accounts and records which:

(i)
record and give a true and fair view of all actions taken by the Party under or in relation to this Agreement, including any Study Expenses incurred by the Party; and

(ii)
are maintained in accordance with the applicable laws, rules and accounting standards of any National Stock Exchange.

(b)
A Party may, but not more than once per calendar quarter, upon reasonable prior notice to the other Party, procure an appropriately qualified independent third party to audit the records of the other Party.

11
Appointment of Project Manager

11.1
Appointment

The Steering Committee has the power to appoint the Project Manager.
11.2
Powers

(a)
The Project Manager will be responsible for the management and conduct of the Feasibility Studies, and carrying out the Development Activities, in accordance with this Agreement, including:

(i)
managing the Project Team;

(ii)
incurring expenditures in accordance with the Project Budget and Schedule;

(iii)
establishing comprehensive project management processes to ensure the any deadlines are achieved; and

(iv)
preparing the monthly reports in accordance with clause 12.4.

(b)
All decisions made by the Project Manager must be authorised in advanced by the Steering Committee.

(c)
The Project Manager will report to, is subject to the supervision of the Steering Committee, and must follow any instructions the Project Manager receives from the Steering Committee.

11.3
Removal and replacement

(a)
The Project Manager may be removed:

(i)
in accordance with a decision of the Steering Committee;

(ii)
by the Steering Committee, acting reasonably:

(A)
if the Chairperson suspects that the Project Manager has committed fraud or corruption, unconscionable conduct, frivolous or vexatious behaviour or inappropriate conduct (including sexism, racism or other discriminatory behaviour);

(B)
if the Project Manager:

(1)
fails to follow the directions of the Steering Committee;

(2)
acts in any manner which causes (or may reasonably be anticipated to cause) either or both Parties to breach this Agreement, any Project Agreement or any Authorisation;

(3)
acts in any manner which would frustrate any Feasibility Study or prejudice a Party’s interests in the any CSP Project; or

(4)
fails to comply with Good Electricity Industry Practice in progressing the CSP Project or any other applicable Australian standards; or

(C)
on the suspension or termination of this Agreement;

(iii)
if the Project Manager was an employee of a Party, the Project Manager ceases to be an employee of that Party; or

(iv)
if agreed between the Parties.

(b)
If the Project Manager is removed the Steering Committee will appoint a replacement Project Manager (except in the circumstances described in clause 11.3(a)(ii)(C)).

12
Project administration

12.1
Project Team

(a)
The Parties will establish a team comprised of their respective Personnel (Project Team) to carry out the Development Activities (including Feasibility Studies).

(b)
The Project Manager may appoint or remove members from the Project Team, provided the Project Manager has the prior approval of the Steering Committee.

12.2
Access to site

The Project Team (and any properly authorised Personnel of a Party) will be entitled at all reasonable times (provided such access is reasonably required for the purposes of the Development Activities (including Feasibility Studies)), and at the risk and expense of the Party appointing the relevant Project Team member or Personnel, to have access to the other Party’s Project Site(s), provided that:
(a)
access will be provided promptly on request, provided that it does not unreasonably disrupt the conduct of the other Party’s operations; and

(b)
the Project Team members or Personnel of a Party must, when accessing the relevant site, comply with:

(i)
the directions of the other Party when doing so; and

(ii)
the work, health and safety policies or other relevant plans or policies applicable to the relevant Project Site (as provided by the owner of that Project Site).

12.3
Accounting

The Project Manager must:
(a)
ensure that proper accounts and records are maintained in accordance with Australian accounting standards; and

(b)
if requested by a Party, provide that Party access to the accounts and records.

12.4
Reports

The Project Manager must deliver to the Steering Committee monthly progress reports as required by the Steering Committee and in accordance with Good Electricity Industry Practice which reports must include, at a minimum:
(a)
compliance with work health and safety matters;

(b)
progress against the Project Budget and Schedule;

(c)
a reconciliation of the monies received and disbursed during the preceding calendar month and a cash forecast;

(d)
progress of the Development Activities; and

(e)
such other reports as may be requested by the Steering Committee from time to time.

12.5
Project Policies

The Parties agree that the Project Policies will apply to the Development Activities (including Feasibility Studies), and the Parties must comply with (and must procure their Personnel comply with) the Project Policies.
12.6
Amendment process

(a)
A Party may request an amendment to any or all of, the requirements of a Feasibility Study, the organisation chart, the Development Activities, the Project Budget and Schedule (excluding increases to the Project Budget and Schedule but including any changes to the allocation of funds within the Project Budget and Schedule) and/or Project Policies by submitting a request for an amendment to the Steering Committee (Amendment Request) which:

(i)
must be in writing; and

(ii)
contain sufficient information to allow the Steering Committee to consider the proposed amendment.

(b)
If the Steering Committee receives an Amendment Request they must meet within 10 Business Days of receipt of the request to consider the Amendment Request.

(c)
A decision to accept an Amendment Request requires the unanimous approval of the Steering Committee, and such approval may be conditional on the approval of a Party’s management, board or shareholders.

(d)
If an Amendment Request is not approved by the Steering Committee, the requesting Party may refer the matter to dispute resolution in accordance with clause 15.

13
Non-solicitation

(a)
Subject to clause 13(b), neither Party or its Related Body Corporates may, during the term of this Agreement and for a period of 12 calendar months thereafter, solicit, hire, or otherwise induce or attempt to induce any officer or employee of the other Party or its Related Body Corporate to terminate their employment with that Party or its Related Body Corporate, without first obtaining prior written consent of the non-hiring Party.

(b)
The prohibition set out in clause 13(a) does not apply to offers of employment made pursuant to a general solicitation of employment to the public or the industry, or to any officer or employee of one Party or its Related Body Corporate that contacts the other Party or its Related Body Corporate regarding employment opportunities on their own initiative.

14
Default and termination

14.1
Event of Default

Any one or more of the following events with respect to a Party (Defaulting Party) is an Event of Default:
(a)
any failure by the Party to pay any amount due under this Agreement (not reasonably disputed) by the due date for payment, and which remains unpaid 10 Business Days after notice has been given by a Non-Defaulting Party under clause 14.2;

(b)
any default by the Party in the observance or performance of a material obligation under this Agreement (or any Project Agreement) which is capable of remedy and which remains unremedied 20 Business Days after a Non-Defaulting Party has given written notice of the default to the defaulting Party under clause 14.2;

(c)
subject to clause 22.14, an Insolvency Event occurs in relation to the Party;

(d)
any Irremediable Default is committed by the Party; or

(e)
any Change in Control occurs in relation to the Party, except where the Party has obtained the prior written consent of the other Party in accordance with clause 16.3.

14.2
Notices of default

(a)
If a Party:

(i)
fails to pay any amount due under this Agreement by the due date for payment; or

(ii)
defaults in the observance or performance of a material obligation under this Agreement (or any Project Agreement),

another Party (Non-Defaulting Party) may, after it becomes aware of that default, notify the defaulting Party of that default.
(b)
Failure by the Non-Defaulting Party to give a notice under clause 14.2(a) will not release the defaulting Party from any of its obligations under this Agreement or any Project Agreement.

14.3
Suspensions of rights following an Event of Default

If an Event of Default occurs in connection with an Eligible Project (or Potential Eligible Project) (Relevant Project) then until such Event of Default has been rectified:
(a)
the Defaulting Party’s rights to participate in decisions in relation to the Feasibility Study for the Relevant Project will be suspended;

(b)
the members and alternate members of the Steering Committee appointed by the Defaulting Party will not be entitled to be present or to vote at any meeting of the Steering Committee on all matters in connection with the Relevant Project; and

(c)
a quorum at each meeting of the Steering Committee for the purposes of voting on matters in connection with the Relevant Project will be the members of the Steering Committee appointed by the Parties that are not in default, provided that for a period of 60 days from the beginning of the Event of Default, the Non-Defaulting Party shall not (including through the Steering Committee) be entitled to make the following decisions in relation to the Relevant Project:
(a)
proceeding to a Feasibility Study for the Relevant Project under clause 6.1(a);

(b)
making material changes to the Project Budget and Schedule for the Relevant Project; or

(c)
incurring material development costs.

If after such period of 60 days from the beginning of the Event of Default the Event of Default is still in effect, the Non-Defaulting Party shall be entitled to make the previously restricted decisions.
14.4
Termination following an Event of Default

(a)
Without limiting clause 14.3:

(i)
if any Event of Default described in clauses 14.1(c), or 14.1(e) occurs, a Non-Defaulting Party may elect, by notice in writing to the Defaulting Party, to terminate this Agreement; and

(ii)
if any Event of Default described in clauses 14.1(a), 14.1(b) or 14.1(d) occurs,

then a Dispute will be deemed to have arisen and either Party may issue a Dispute Notice to the other Party in accordance with clause 15 and the Parties must follow the procedure set out in clause 15 in an attempt to resolve the Dispute.
(b)
If:

(i)
the steps under clause 15 has been taken and the Dispute is not resolved within 90 days from the date of the Dispute Notice; or

(ii)
a Non-Defaulting Party has attempted to follow the steps in clause 15 and the Defaulting Party has not complied with its obligations under that clause,

then the Non-Defaulting Party may elect, by notice in writing to the Defaulting Party, to terminate this Agreement.
14.5
Defaulting Party continues to be liable

(a)
During any period of default by a Defaulting Party, subject to clause 14.3, all Development Activities will continue and the Defaulting Party will continue to be responsible for the payment of all moneys that it is obliged to pay under this Agreement.

(b)
If a Party defaults in paying the whole or part of any amount to the other Party in accordance with this Agreement, the defaulting Party must pay to the other Party interest on such unpaid amount at the Interest Rate calculated on daily balances, and capitalised monthly, from the due date for payment to the date of actual payment.
14.6
Effect of termination

(a)
Termination of this Agreement does not affect any accrued rights or remedies of either Party.

(b)
If this Agreement is terminated, the Parties will procure the termination of the other Project Agreements to the extent they are not automatically terminated except to the extent the Parties agree otherwise.

15 Dispute Resolution
15.1
Amicable settlement

If any dispute arises under or in connection with this Agreement (including any question regarding its existence, interpretation, validity or termination and whether based in breach of contract, tort or any legal doctrine) (Dispute) and cannot be settled by the Parties within thirty (30) days of either Party giving written notice to the other of the existence of such Dispute (Dispute Notice), the Dispute shall at the option of either Party be referred to the chief executive for the time being of each Party or such other senior representatives as they may appoint to attempt to resolve the dispute within fifteen (15) days.
15.2
Arbitration

Unless settled amicably pursuant to clause 15.1, any Dispute shall be finally settled under the Rules of Arbitration (“the Rules”) of the International Chamber of Commerce by one arbitrator appointed in accordance with the Rules. The place and seat of arbitration shall be Sydney. The language of the arbitration shall be English.
15.3
Urgent interlocutory relief

(a)
This clause 15 does not prevent a Party from seeking urgent interlocutory relief from a court of competent jurisdiction where, in that reasonable opinion, that action is necessary to protect that Party’s rights.

(b)
The Parties acknowledge that, in the event of any alleged breach of this Agreement (including clause 3, 17 and 19) damages may not be an adequate remedy, and the Parties may be entitled to seek equitable relief (including an injunction and/or specific performance) in addition to damages.

15.4
Costs

Each Party must pay its own costs in complying with this clause 15.
16
Transfers and Change of Control

16.1
Restriction on Transfers

Subject to any applicable laws and the rules of any National Stock Exchange, a Party must not Transfer any of its rights and obligations under this Agreement, except with the express written consent of the other Party such consent not to be unreasonably withheld where:
(a)
the transferee has:

(i)
the technical and financial capability; and

(ii)
technical skills and experience,

to perform the obligations under this Agreement in Australia; and
(b)
the transferee is of good standing and repute.

16.2
Transfers to Related Bodies Corporate

(a)
Either Party (Transferring Party) may at any time Transfer the whole or any part of its rights and obligations under this Agreement to a Related Body Corporate provided that:

(i)
the Related Body Corporate covenants with the other Party to be bound by the terms of this Agreement, and to assume, observe, perform and satisfy all or the relevant proportion of the liabilities and obligations of the Transferring Party arising under or by virtue of this Agreement and any other Project Agreements;

(ii)
if the transferee ceases at any time to be a Related Body Corporate of the Transferring Party it must immediately re-assign the interest or part interest to the Transferring Party; and

(iii)
the transferee must pay, or make adequate and acceptable provision for payment of, any money owing by the Transferring Party under this Agreement.

(b)
EDF acknowledges that Vast has disclosed a potential upcoming listing on a National Stock Exchange. This listing, or any of the transactions contemplated by the Business Combination Agreement (as defined in the Noteholder Agreement), will not constitute an unauthorised Transfer, nor be construed in any way as a breach of this clause 16.

16.3
Change of Control

A direct or indirect Change in Control of any of the Parties will be deemed to be a Transfer of this Agreement requiring the prior written consent of the other Parties, which must not be unreasonably withheld or delayed if the relevant Party:
(a)
continues to own 100% of the CSP Technology and the Background IP, in respect of Vast; and

(b)
continues to have the technical and financial capability to perform its obligations under this Agreement.

17
Intellectual property

17.1
Background IP

(a)
Each Party, or its third party licensors, retains all rights, title and interest (including all Intellectual Property Rights) in and to its Background IP.

(b)
Nothing in this clause 17 prevents or limits in any way a Party’s rights to use, reproduce, modify, develop and otherwise exploit its own Background IP.

17.2
Developed Vast IP

Vast will own any and all:
(a)
intellectual property that is proprietary to Vast or that is licensed to Vast by a third party in connection with the Development Activities;

(b)
modifications and improvements to the CSP Technology made by Vast;

(c)
any intellectual property already existing, developed and to be developed by Vast and relating to:

(i)
production of synthetic fuel derived from renewable energy;

(ii)
concentration of solar power;

(iii)
methanol; or

(iv)
any similar technologies, methods or equipment to those mentioned in 17.2(c)(i) to 17.2(c)(iii).

(collectively, the Developed Vast IP).

17.3
Development and creation of Intellectual Property must be notified

Each Party must keep the other Party, and the Steering Committee must keep both Parties, fully informed and promptly notified of the development and creation of any intellectual property which may reasonably be available to be used and commercialised in relation to the Development Activities.
17.4
Developed Common IP

(a)
Any Intellectual Property Rights developed and/or derived (whether directly or indirectly) by any Party in connection with this Agreement other than Developed Vast IP (Developed Common IP) will be jointly owned such that each party will have the right to use such developed intellectual property, the obligation to share in the cost of obtaining the same, and each Party agrees to reasonably cooperate with the other in respect of obtaining and enforcing any such intellectual property.

(b)
Where there is potential for EDF and Vast to develop new intellectual property, the Parties agree to separately agree joint ownership and management of the intellectual property before it is developed.

17.5
Licensing of CSP Technology and Background IP

(a)
Vast grants to EDF a royalty-free, non-exclusive license to use, adapt, maintain and further develop:

(i)
the CSP Technology;

(ii)
Vast’s Background IP; and

(iii)
the Developed Vast IP,

solely for the purpose of carrying out the Development Activities and developing each CSP Project, subject at all times to the terms of this Agreement. EDF must not assign such licence except with the prior written consent of Vast.
(b)
EDF grants to Vast a royalty-free, non-exclusive license to use, adapt, maintain and further develop EDF’s Background IP solely for the purpose of carrying out the Development Activities and developing each CSP Project, subject at all times to the terms of this Agreement. Vast must not assign such licence except with the prior written consent of EDF.

17.6
Warranty

Each Party warrants to the other Party that:
(a)
it has all necessary rights to grant the licences set out in clause 17.5;

(b)
the grant of the licenses in clause 17.5 do not breach any other license granted by the Party to any person; and

(c)
it is not aware of any Claim that its Background IP infringes the rights (including Intellectual Property Rights) of any person.

17.7
Product Development Agreement

The Parties acknowledge and agree that:
(a)
this Agreement is not intended to be a product development agreement;

(b)
if the Parties intend to collaboratively develop or enhance CSP Technology, and other renewables energy combinations and applications, the Parties must first enter into an appropriate product development agreement before any such collaboration commences; and

(c)
such product development agreement may include provisions regarding the ownership and licensing of any intellectual property related to the elements mentioned in 17.2(b) and 17.2(c), developed or enhanced under that product development agreement.

18
Insurance

Each Party must, at its own expense, in respect of the Development Activities take out and keep in full force and effect, any insurance:
(a)
required by the laws in force in the applicable State or Territory or by virtue of any contractual obligations entered into for the purposes of the Development Activities; or

(b)
determined by the Steering Committee from time to time.

19
Confidentiality

19.1
Confidentiality obligation

Each Party (Information Recipient):
(a)
may use Confidential Information of a Disclosing Party only for the purposes of the Development Activities, this Agreement and the transactions contemplated by this Agreement; and

(b)
must keep confidential all Confidential Information of each Disclosing Party except for disclosures permitted under clause 19.2.

19.2
Exceptions

(a)
Clause 19.1 does not apply to an Information Recipient to the extent that the relevant disclosure or use:

(i)
has the prior written consent of the Disclosing Party;

(ii)
is a media announcement in the form agreed between the Parties in accordance with clause 19.4;

(iii)
is to its Personnel, professional advisers, auditors, consultants, financiers, prospective financiers and Related Bodies Corporate to whom (and to the extent to which) it is necessary to disclose the information in order to properly perform its obligations under this Agreement;

(iv)
is necessary to enforce its rights or to defend any Claim under this Agreement or for use in legal proceedings regarding this Agreement or the transaction contemplated by this Agreement;

(v)
is necessary to obtain any consent or approval contemplated by this Agreement; or

(vi)
is necessary to comply with any applicable law, legal process, any request, order or rule of any Government agency, the rules of a recognised stock exchange or in a prospectus or other document with statutory content requirements prepared for a transaction involving a party, after first consulting with the other party to the extent practicable having regard to those obligations about the form and content of the disclosure, and provided that, before disclosure:
(vii)
in the case of the Information Recipient’s (and their Related Body Corporate’s) Personnel, those persons have been directed by the Information Recipient to keep confidential all Confidential Information of the Disclosing Party and use Confidential Information solely for the purpose of the Development Activities, this Agreement and the transactions contemplated by this Agreement; and

(viii)
in the case of other persons (except those disclosures under clauses 19.2(a)(ii), 19.2(a)(iv), 19.2(a)(v) and 19.2(a)(vi)), those persons have agreed in writing with the Information Recipient to comply with substantially the same obligations in respect of Confidential Information of the Disclosing Party as those imposed on the Information Recipient under this Agreement,

(each a Direction).
19.3
Information Recipient’s obligations

An Information Recipient must:
(a)
ensure that each person to whom it discloses Confidential Information of a Disclosing Party under clause 19.2 complies with its Direction; and

(b)
notify the Disclosing Party of, and take all reasonable steps to prevent or stop, any suspected or actual breach of a Direction.

19.4
Media or public announcement

(a)
A Party must not (and the Project Manager and the Steering Committee must not), before or after the Commencement Date, make or send a public announcement, communication or circular in relation to:

(i)
this Agreement; or

(ii)
the transactions or projects referred to in this Agreement, including any CSP Project,

unless it has first obtained the written consent of the other Party, which consent is not to be unreasonably withheld or delayed.
(b)
Clause 19.4(a) does not apply to a public announcement, communication or circular required by law or the requirements of a regulatory body (including the U.S. Securities and Exchange Commission, Nasdaq and any other relevant stock exchange), if the Party required to make or send it has, if practicable, first consulted and taken into account the reasonable requirements of the other Party, provided that the Party must only disclose such information necessary to comply with the requirements of law or the applicable regulatory body.

20
Compliance

20.1
Definitions

For the purpose of this clause 20:
(a)
“Party” and “Parties” shall include and be limited to the co-contractors themselves, and their respective managers, directors, and representatives directly involved with this Agreement.

(b)
“Ultimate Beneficial Owner” shall mean any natural person who ultimately either hold, directly or indirectly, 25% or more of the voting rights or share capital, or exercise controlling power over the Party’s management or administration bodies or over the Party’s General Assembly.

(c)
“Associated Person” shall mean any natural or legal person who performs services for or on behalf of a Party in connection with this Agreement, including but not limited to agents, sub-contractors, associates and consultants, partners and collaborators in joint ventures, majority or wholly owned subsidiary companies.

(d)
“Sanctions Laws” shall mean any trade control or sanctions restrictions programs maintained by the United States, the European Union, the United Nations, or other countries, including but not limited to, the EU sanctions program or its Member States programs, France, Her Majesty Treasury programs, the U.S. Department of the Treasury Office of Foreign Assets Control

(“OFAC”) programs, the U.S lists of Specially Designated Nationals and Blocked Persons, Foreign Sanctions Evaders program, Denied Parties program, Debarred Parties programs, the U.S. Entities lists, U.S. State Department’s Non-proliferation Sanctions programs, and equivalent programs or lists of restriction or prohibition maintained under applicable laws of other countries.
(e)
“Sanctioned Party” shall mean a person or entity who is, or is directly or indirectly, owned or controlled (as such terms are defined by the relevant sanctions authority) by, a designated target of Sanctions Laws.

(f)
“Anti-corruption Laws” shall mean any laws, regulations, or orders addressing corruption, bribery (including commercial bribery) and influence peddling including, without limitation, laws that prohibit the giving, offering, promising or authorization of the payment or transfer of anything of value, in cash or in kind (including but not limited to inappropriate gift, travel, meal or entertainment), directly or indirectly, to any Government Official, any employee of any commercial entity or to any other person to improperly gain or retain any favourable decision or any other business advantage; this include without limitation the French penal code, the US Foreign Corrupt Practices Act of 1977 and all applicable national and international laws applicable to the Parties enacted to implement and comply with the Organization for Economic Cooperation and Development (“OECD”) Convention dated 17 December 1997 on Combating Bribery of Foreign Public Officials in International Business Transactions and/or the United Nations (“UN”) Convention against Corruption dated 31 October 2003.

(g)
“Anti-Money Laundering and Financing of Terrorism Laws” shall mean any laws, rules, and regulations of any jurisdiction legally applicable to the Parties and that relates to money laundering, any predicate offense to money laundering, or any financial record keeping and reporting requirements related thereto, including but not limited to the regulations enacted to comply with the FATF’s International Standards on Combating Money Laundering and the Financing of Terrorism and Proliferation dated February 2012, as amended October 2021.

(h)
“Conflict of Interests” shall mean any link or relation (commercial, financial, intellectual property, personal relationships with individuals or organizations) of a Party, or any of its beneficial(s) owner(s), subsidiary(ies) or Associated Person(s) that improperly influence or could improperly influence the performance of the Parties’ official duties and responsibilities in connection with this Agreement.

(i)
“Export Control Regulations” may include, but are not limited to, the European export control regulations, the United States export control regulations (including, but not limited to item subject to U.S Nuclear Regulatory Commission, the U.S Department of Energy, the U.S Department of Commerce Export Administration Regulations, and any other trade control regulations or sanction including by the U.S Office of Foreign Assets Control (OFAC)), any other relevant export control regulations and any decision or restriction taken by relevant jurisdiction under this frame, that might be applicable to this Agreement.

20.2
Representations and warranties

In connection with this Agreement, each Party represents and warrants that at the date of its entering into force and for the whole duration of this Agreement:
(a)
it agrees to comply with any applicable Anti-corruption Laws, Sanctions Laws, Export Control Regulations and Anti-Money Laundering and Financing of Terrorism Laws;

(b)
it has not, at any time, directly or indirectly

(i)
made, offered to make, promised to make or authorised the payment or giving or receiving of, any bribe, rebate, payoff, influence payment, kickback or other payment, hospitality, or gift, money, or anything of value which is prohibited under any applicable Anti-Corruption Laws; or

(ii)
otherwise violated, or is currently in violation in any respect of, any provision of any Anti-Corruption Laws or Anti-Money Laundering and Financing of Terrorism Laws, and it has

taken and will continue to take reasonable measures to prevent its employees, managers, directors, representatives and Associated persons to not do so;
(c)
it or any of its Ultimate Beneficial Owners or any of its Associated Persons is not in any situation of Conflict of Interest;

(d)
neither it nor any of its Ultimate Beneficial Owner(s) or subsidiaries, or any Associated Person of such parties, is, or is owned or controlled by a Sanctioned Party, nor has engaged or is engaging in dealings, transactions, or any contractual relationship involving any Sanctioned Party and sanctioned country in connection with this Agreement, in each case where such dealings, transactions or any contractual relationship would violate Sanctions Laws;

(e)
neither it nor any of its Ultimate Beneficial Owner(s) have been, directly or indirectly involved, nor have they been prosecuted, convicted, or entered into any Settlement in relation to, or otherwise held legally liable for, any violation of Anti-corruption Laws and Anti-Money Laundering and Financing of Terrorism Laws at any stage within the past five (5) years;

(f)
it has not had any of its funds or assets seized or forfeited in the pursuant to any applicable Anti-Money Laundering and Financing of Terrorism Laws, Anti-corruption Laws, and Sanction Laws;

(g)
it does not appear on any list of contractors or individuals debarred from tendering or participating in any project funded by the World Bank or any other multilateral or bilateral aid agency and is not prohibited to participate in public tenders in Australia;

(h)
it has not and will not use the relationship with the other Party and its legal business entities to knowingly disguise the origin or the destination of illegally obtained resources, or to finance illegal activities, or to violate or evade applicable Sanctions laws, Anti-corruption Laws and Anti-Money Laundering and Financing of Terrorism Laws, directly or indirectly;

(i)
when required by applicable laws, it has established and maintains, in accordance with its risk exposure, an appropriate compliance program of written policies, procedures and internal controls reasonably designed to comply with Anti-Corruption Laws, including a code of conduct, trainings and materials regarding its compliance program provided to its employees; and

(j)
when required by applicable laws, it has kept and will keep, pursuant to the provisions by applicable law, complete and accurate records of all transactions and such records shall state in reasonable detail the purpose of each expense and the receipt and distribution of assets.

20.3
Compliance Questionnaire

Vast represents and warrants that at the date of its entering into force and for the whole duration of this Agreement:
(a)
any information provided to EDF in the applicable Compliance Questionnaire provided in the Schedule is factually correct and complete at the time of its signature; and

(b)
Vast shall keep EDF promptly informed of any change occurred to the Compliance Questionnaire and acknowledges that any significant inaccuracy or omission in said Questionnaire constitutes a breach of a material obligation of this Agreement for the purposes of clause 14.1(b).

20.4
Associated Person involvement

In the event that Vast engages any Associated Person in relation to any activity connected with this Agreement, it shall ensure that:
(a)
provisions equivalent to this section 20 are included within the contract or terms of engagement under which that Associated Person is appointed to carry out the relevant activity connected with this Agreement and it will conduct appropriate compliance due diligence on any Associated Person appointed to perform services on its behalf in relation to the performance of this Agreement;

(b)
EDF shall be entitled to enforce the abovementioned provisions (as against the relevant third party) as if it were the Party responsible.

20.5
Notification

Vast shall notify EDF immediately if, during the term of this Agreement, it becomes aware that:
(a)
there is any knowledge of a potential failure to honour any contractual obligation under this Section 20;

(b)
it or any of its Ultimate Beneficial Owners or any of its Associated Persons have or may have committed a prohibited act (as described in clause 20.2(e));

(c)
it or any of its Ultimate Beneficial Owners or any of its Associated Persons is in any situation of Conflict of Interest;

20.6
Audit, Right to terminate and suspension of the Agreement

(a)
If EDF asserts that Vast is not in compliance with clause 20, EDF shall send a notice to Vast indicating the type of non-compliance asserted. After giving such notice, EDF may cause an independent auditor to audit the records of Vast in respect of the asserted noncompliance. The costs of any independent auditor under this section 20.6 shall be paid (i) by Vast being audited, if it is determined not to be in compliance with clause 20 and (ii) by EDF requesting the audit, if Vast is determined to be in compliance with clause 20.

(b)
Each Party agrees to indemnify and hold the other Party, harmless from any losses, damages, liabilities, payments, Claims, suits, actions, proceedings, penalties, fines, judgments, costs and expenses (including attorney’s fees) arising out the indemnifying Party’s breach of any or all of clause 20. Any breach of any of the representations, warranties and covenants in clause 20 shall be grounds for immediate termination of this Agreement.

20.7
Suspension of the Agreement in the event Sanctions prevent any Parties from the execution

(a)
When a criminal, civil or administrative sanction has been issued by a competent authority for non-compliance with Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering and Financing of Terrorism Laws, the affected Party undertakes to inform the other Party without delay. Parties may agree to a suspension of the Agreement and in particular:

(i)
to immediately suspend the affected obligation (whether a payment or performance) until the affected Party can fulfil this obligation; and/or

(ii)
fully release the affected obligation, where the impediment to the performance of the obligation continues (or should reasonably continue) until the end of the contractual period, provided that, where the relevant obligation relates to the payment of goods already delivered, the affected payment obligation remains suspended (without prejudice to interest for delay) until the affected Party can make the payment in accordance with the law.

(b)
If the Sanction lasts more than three months from the above information, the Parties may terminate the Agreement by mutual Agreement without compensation and without damages.

20.8
Export control (when applicable)

(a)
The Parties acknowledge that:

(i)
items, software, technology or services, or other information made available during the performance of the Agreement may be subject to relevant applicable Export Control Regulations (“Controlled Items”), as the same may be amended from time to time, and agree to comply with the same when applicable;

(ii)
the transfer of such Controlled Items to or for certain countries or entities may be prohibited or restricted or subject to prior authorization of relevant country’s governmental authorities.

(b)
The Parties shall ensure that all Controlled items provided by or on behalf of each Party or which is developed therefrom, are exclusively used for the purpose as defined in the Contract, as such each Party warrants that any parts of the Controlled Items shall not be used for design, development, or production of any (i) non civil nuclear end use, or (ii) military, ballistic, biological and chemical weapons or cryptographic end use.

(c)
Each Party shall identify among all items, software, technology or services, or other information made available, provided by or on behalf of each Party, such items, software, technology or services or information which are Controlled Items in the frame of the relevant Export Control Regulation.

(d)
The Parties shall undertake to obtain, maintain and, on request, supply copies to the other Party of any required licenses, authorizations, consents and/or approvals that are necessary for the transfer of information under or in relation to this Agreement in full compliance with the relevant applicable Export control regulations.

(e)
Each Party shall inform the other on whether specific trade restrictions apply to the Controlled Item with regards to the intended end use or end user and will discuss the reasonable safeguard measures which may be defined and implemented to comply with such restrictions.

(f)
A receiving Party shall not be liable for a breach of the foregoing provision in respect of information provided by or on behalf of the other Party if it was not made aware in writing (by way of appropriate document marking or otherwise) of any applicable export control restrictions in respect of such information in circumstances where such Party could not otherwise have been reasonably aware of any such applicable restrictions.

(g)
In case any relevant applicable Export Control Regulations or trade regulations constrain a Party to apply for and obtain an export license, then the other Party shall provide with all necessary documentation requested before delivery, including, as applicable, by signing and delivering any requested end user certificate or the like as soon as possible.

(h)
Each party undertakes to not export, re-export, transfer or otherwise release or make available, including by deemed (re)export when applicable, the Controlled Items to any other entity, person and third party for which such export, re-export, transfer or otherwise disclosure of parts of Controlled Item is prohibited or restricted by relevant applicable Export Control Regulations, applicable at the time of such export, re-export or transfer, except in strict compliance with all such Export Control Regulations and subject to first obtaining (i) written prior approval from the disclosing Party, and (ii) from the relevant authorities requiring export license(s) or approval when applicable.

21
Notices and other communications

21.1
Service of notices

A notice, demand, consent, approval or communication under this Agreement (Notice) must be:
(a)
in writing, in English and signed by a person duly authorised by the sender; and

(b)
hand delivered or sent by prepaid post or email to the recipient’s address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.

21.2
Effective on receipt

A Notice given in accordance with clause 21.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:
(a)
if hand delivered, on delivery;

(b)
if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia);

(c)
if sent by email, on the earlier of:

(i)
the time the sender receives an automated message from the intended recipient’s information system confirming delivery of the email;

(ii)
the time that the email is first opened or read by the intended recipient, or an employee or officer of the intended recipient; and

(iii)
four (4) hours after the time the email is sent (as recorded on the device from which the sender sent the email) unless the sender receives, within that four (4) hour period, an automated message that the email has not been delivered, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day, the Notice is taken to be received at 9.00am on the next Business Day.
22
General provisions

22.1
Alterations

This Agreement may be altered only in writing signed by each Party.
22.2
Approvals and consents

Except where this Agreement expressly states otherwise, a Party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this Agreement.
22.3
Costs

Each Party must pay its own costs of negotiating, preparing and executing this Agreement.
22.4
Stamp duty

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this Agreement or any transaction contemplated by this agreement, must be paid by the Parties in equal shares.
22.5
Survival

The following clauses are independent and survive termination of this Agreement:
(a)
4.5 — Limitation of liability;

(b)
13 — Non-solicitation;

(c)
14.5 — Defaulting Party continues to be liable;

(d)
14.6 — Effect of termination;

(e)
17.1 — Background IP;

(f)
17.2 — Developed Vast IP;

(g)
17.6 — Warranty;

(h)
19 — Confidentiality; and

(i)
any other term by its nature intended to survive termination of this Agreement survives termination of this Agreement.

22.6
Counterparts

This Agreement may be executed in counterparts. All executed counterparts constitute one document.

22.7
No merger

The rights and obligations of the Parties under this Agreement do not merge on completion of any transaction contemplated by this Agreement.
22.8
Entire agreement

This Agreement constitutes the entire agreement between the Parties in connection with its subject matter and supersedes all previous agreement or understandings between the Parties in connection with its subject matter.
22.9
Further action

Each Party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this Agreement and any transactions contemplated by it.
22.10
Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this Agreement and the remaining terms or parts of the term of this Agreement continue in force.
22.11
Waiver

A Party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the Party giving the waiver.
22.12
Payments

A Party liable to make a payment under this document is to make the payment without set off, counterclaim or deduction. The Party to whom a payment is to be made need not make a demand for payment unless a demand is expressly required.
22.13
Governing law and jurisdiction

This Agreement is governed by the law of New South Wales and each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.
22.14
Ipso Facto Stay

The provisions of this Agreement are subject to any Ipso Facto Stay which may operate to prevent the enforcement of rights under this Agreement. To the extent that there is any conflict between the provisions of this Agreement and the Ipso Facto Stay, this Agreement is to be interpreted subject to the Ipso Facto Stay.
22.15
Remote conferencing

Where this Agreement calls for or requires a meeting between the Parties, their Personnel, or the Steering Committee, such meetings may be attended by telephone, video conferencing or any other means of electronic conferencing.

Execution page
Executed as an agreement.
Signed by Vast Renewables Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Colin Richardson Signature of director	/s/ Craig Wood Signature of director/secretary
Colin Richardson Name of director (print)	Craig Wood Name of director/secretary (print)
[The remainder of this page is left blank intentionally]
[Execution blocks continue over the page]

Executed as an agreement (cont.).
Purchaser
Signed for EDF Australia Pacific Pty Ltd (ACN 664 931 079) by its duly authorised officer, in the presence of:
/s/ Trent Wedding Signature of witness	/s/ James Katsikas Signature of officer
Trent Wedding Name of witness	James Katsikas Name of officer
[The remainder of this page is left blank intentionally]

Schedule 1   Compliance Questionnaire

ANNEX C
PARENT COMPANY GUARANTEE
Vast Renewables Limited (ACN 136 258 574) (Parent Guarantor)
EDF Australia Pacific Pty Ltd (ACN 664 931 079) (Beneficiary)

Date:        2023
Parties
1
Vast Renewables Limited (ACN 136 258 574) of 226 Liverpool Street, Darlinghurst, New South Wales, 2010 (Parent Guarantor)

2
EDF Australia Pacific Pty Ltd (ACN 664 931 079) of Level 26, 530 Collins St, Melbourne VIC 3000Beneficiary)

The parties agree
1
Defined terms and interpretation

1.1
Definitions

In this deed:
Accounting Standards means generally accepted accounting principles in Australia.
Authorisation means:
(a)
any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption; or

(b)
in relation to anything that a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Sydney, New South Wales, Australia.
Corporations Act means Corporations Act 2001 (Cth).
Development Agreement means joint development agreement dated on or around the date of this deed between the Parent Guarantor and the Beneficiary in relation to the development of the concentrated solar thermal power generation and storage technology projects.
Excluded Tax means:
(a)
a Tax imposed by a jurisdiction on, or calculated by reference to, the net income of the Beneficiary because the Beneficiary has a connection with that jurisdiction but not a Tax:

(i)
calculated by reference to the gross amount of a payment (without the allowance of a deduction) derived by the Beneficiary under this deed or any other document referred to in this deed; or

(ii)
imposed because the Beneficiary is taken to be connected with that jurisdiction solely because it is party to this deed or a transaction contemplated by this deed;

(b)
any Tax deduction or withholding arising as a result of a notice or direction under section 260-5 of Schedule 1 to the Tax Act or under section 255 of the Tax Act or under other similar legislation (as applicable) requiring the Parent Guarantor (or any person on their behalf) to deduct from sums payable by it to a person under this deed an amount on account of any Taxes or other charges payable by the payee;

(c)
any Tax required to be deducted or withheld that would have been avoided had the relevant payee provided the Parent Guarantor with its name, address, Australian Business Number, Tax File Number, similar details or proof of other applicable exemptions or complied with any reasonably necessary procedural formalities required by a tax authority.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

GST means the goods and services tax levied under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
Guaranteed Obligations means all debts and monetary liabilities of the Obligor to the Beneficiary under the Promissory Note, irrespective of whether the debts or liabilities:
(a)
are present or future;

(b)
are actual, prospective, contingent or otherwise;

(c)
are at any time ascertained or unascertained;

(d)
are owed or incurred by or on account of the Obligor alone, or severally or jointly with any other person or as a result of the assignment or transfer to the Beneficiary of any debt or liability of the Obligor (whether by way of assignment, transfer or otherwise);

(e)
are owed to or incurred for the account of the Beneficiary alone, or severally or jointly with any other person;

(f)
are owed to any other person as agent (whether disclosed or not) for or on behalf of the Beneficiary;

(g)
are owed or incurred as principal, interest, fees, charges, Taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account; or

(h)
comprise any combination of the above.

Ipso Facto Event means an Obligor is the subject of:
(a)
an announcement, application, compromise, arrangement, managing controller or administration, as described in section 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(b)
any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

Obligor means Vast Intermediate HoldCo Pty Ltd ACN 671 982 666.
Promissory Note means the promissory note issued by the Obligor to the Beneficiary (as Purchaser) in the principal amount of Promissory Note Purchase Price] pursuant to the document entitled “Note Purchase Agreement” dated on or about the date of this deed between the Parent Guarantor (for the purposes of clause 7 of that agreement), the Obligor and the Beneficiary.
Promissory Note Purchase Price has the meaning given in document entitled “Note Purchase Agreement” dated on or about the date of this deed between the Parent Guarantor (for the purposes of clause 7 of that agreement), the Obligor and the Beneficiary.
Tax means any tax including GST, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
Tax Act means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) or the Taxation Administration Act 1953 (Cth), as the context requires.
US dollars and US$ means the lawful currency of the United States of America.
1.2
Interpretation

In this deed, the following rules of interpretation apply unless the contrary intention appears:
(a)
headings are for convenience only and do not affect the interpretation of this deed.

(b)
the singular includes the plural and vice versa.

(c)
where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(d)
the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as nor are intended to be interpreted as words of limitation.

(e)
a reference to:

(i)
a person or entity includes a natural person, partnership, joint venture, Government Agency, association, corporation or other body corporate;

(ii)
a party means a party to this deed and includes its successors and permitted assigns;

(iii)
a document includes all amendments or supplements to that document;

(iv)
a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or a similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(v)
guarantee means:

(A)
any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or

(B)
any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vi)
a clause, term, party, schedule or attachment is a reference to a clause or term of, or party, schedule or attachment to this deed;

(vii)
this deed includes all schedules and attachments to it; and

(viii)
a monetary amount is in US dollars.

(f)
when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day.

(g)
in determining the time of day where relevant to this deed, the relevant time of day is:

(i)
for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)
for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located.

(h)
no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any clause of it.

(i)
where this deed confers any power or authority on a person that power or authority may be exercised by that person acting personally or through an agent or attorney.

1.3
Accounting Standards

Any accounting practice or concept relevant to this deed is to be construed or determined in accordance with the Accounting Standards.

2
Guarantee

2.1
Guarantee

The Parent Guarantor irrevocably and unconditionally:
(a)
guarantees to the Beneficiary the due and punctual performance by the Obligor of all the Obligor’s present and future obligations under and in connection with the Promissory Note if and when they become due and performable in accordance with the terms of the Promissory Note, including the payment of the Guaranteed Obligations due to the Beneficiary;

(b)
undertakes with the Beneficiary that:

(i)
whenever the Obligor does not pay any of the Guaranteed Obligations when due, the Parent Guarantor shall immediately on demand by the Beneficiary pay that amount as if it was the principal obligor; and

(ii)
if an Ipso Facto Event is continuing, then immediately on demand by the Beneficiary, the Parent Guarantor shall pay an amount equal to all principal amounts outstanding, accrued (but unpaid) interest and any other amounts of Guaranteed Obligations referred to in section 7 (Event of Default) of the Promissory Note that are demanded by the Beneficiary as if the Parent Guarantor was the principal obligor; and

(c)
agrees with the Beneficiary that if any Guaranteed Obligation is or becomes irrecoverable, unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Beneficiary immediately on demand against any cost, expense, loss or liability it incurs as a result of the Parent Guarantor or the Obligor not paying any amount which would, but for such irrecoverability, unenforceability, invalidity or illegality, have been payable by it under the Promissory Note on the date when it would have been due. The amount of the cost, expense, loss or liability shall be equal to the amount which the Beneficiary would otherwise have been entitled to recover.

Each of paragraphs (a), (b)(i), (b)(ii) and (c) is a separate obligation. None is limited by reference to the other.
2.2
Continuing guarantee

This guarantee is a continuing obligation and will extend to the ultimate unpaid balance of sums payable by the Obligor under the Promissory Note, regardless of any intermediate payment or discharge in part.
2.3
Reinstatement

If any payment to or any discharge, release or arrangement given or entered into by the Beneficiary in respect of the Guaranteed Obligations is avoided or reduced for any reason (including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event) in whole or in part, then the liability of the Parent Guarantor under this clause 2 (Guarantee ) will continue or be reinstated as if the discharge, release or arrangement had not occurred.
2.4
Waiver of defences

The obligations of the Parent Guarantor under this clause 2 (Guarantee ) will not be affected by an act, omission, matter or thing which, but for this clause, would reduce, release or prejudice any of its obligations under this clause 2 (Guarantee ) (without limitation and whether or not known to it or the Beneficiary) including:
(a)
any time, waiver or other concession or consent granted to, or composition with, the Obligor or other person;

(b)
any composition or arrangement with any creditor of the Obligor or other person;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, execute, take up or enforce, any rights against, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument;

(d)
any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Obligor or any other person;

(e)
any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of the Promissory Note or any other document including any change in the purpose of, any extension of or any increase in the principal amount outstanding under Promissory Note;

(f)
any set off, combination of accounts or counterclaim;

(g)
any insolvency or similar proceedings; or

(h)
this deed or the Promissory Note not being executed by or binding against the Obligor or any other party.

References in clause 2.1 (Guarantee ) to obligations of the Obligor or amounts due will include what would have been obligations or amounts due but for any of the above.
2.5
Immediate recourse

The Parent Guarantor waives any right it may have of first requiring the Beneficiary (or any trustee or agent on its behalf) to proceed against or enforce any other rights or claim payment from any person before claiming from the Parent Guarantor under this clause 2 (Guarantee ). This waiver applies irrespective of any law or any provision of the Promissory Note to the contrary.
2.6
Deferral of Parent Guarantor’s rights

Until all amounts which may be or become payable by the Obligor under or in connection with the Promissory Note have been irrevocably paid in full and unless the Beneficiary otherwise directs, the Parent Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Promissory Note or by reason of any amount being payable, or liability arising, under this clause 2 (Guarantee ):
(a)
to be indemnified by the Obligor;

(b)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Beneficiary under the Promissory Note;

(c)
to bring legal or other proceedings for an order requiring the Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee under clause 2 (Guarantee ); or

(d)
to exercise any right of set-off against the Obligor; or

(e)
to claim or prove as a creditor of the Obligor in competition with the Beneficiary; and/or

(f)
in any form of administration of the Obligor (including liquidation) prove for or claim, or exercise any vote or other rights in respect of, any indebtedness of any nature owed to it by the Obligor.

2.7
Additional security

The guarantee granted under this clause 2 (Guarantee ) is in addition to and is not in any way prejudiced by any other guarantee now or subsequently held by the Beneficiary.
2.8
Certificates & determinations

Any certificate or determination by the Beneficiary of a rate or amount under the Promissory Note or this deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

2.9
No obligation to marshal

The Beneficiary is not required to marshal or to enforce or apply under or appropriate, recover or exercise:
(a)
any security interest or guarantee held, at any time, by or on behalf of the Beneficiary; or

(b)
any money or asset which the Beneficiary, at any time, holds or is entitled to receive.

2.10
Limitation

Subject to clause 4 (Costs & Expenses), this deed shall in no event impose greater obligations or liabilities on the Parent Guarantor than are purported to be imposed on the Obligor under the Promissory Note.
3
Payments

3.1
Payments by Parent Guarantor

A payment by the Parent Guarantor to the Beneficiary under this deed must be made:
(a)
in immediately available and freely transferable funds;

(b)
in US dollars; and

(c)
not later than 11.00am on the date that is ten (10) business days the date of the demand from the Beneficiary,

to the Beneficiary’s account specified by the Beneficiary to the Parent Guarantor or in any other manner as the Beneficiary directs from time to time.
3.2
Gross payments

Subject to clause 3.3 (Withholdings & deductions), the Parent Guarantor must pay amounts which are payable by it under this deed unconditionally and in full without:
(a)
set-off or counter claim; or

(b)
deduction or withholding for Tax or another reason, unless the deduction or withholding is required by applicable law.

3.3
Withholdings & deductions

If the Parent Guarantor is required to make a deduction or withholding for Tax (other than an Excluded Tax) from a payment to the Beneficiary, the Parent Guarantor must pay to the Beneficiary an additional amount to ensure that the Beneficiary receives when due a net amount that is equal to the full amount it would have received if a deduction or withholding had not been made.
4
Costs & Expenses

The Parent Guarantor must pay all reasonable costs and expenses (in the case of paragraph (a) below, to the extent reasonably incurred) of the Beneficiary in relation to the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights under this deed, including:
(a)
any administration costs of the Beneficiary in connection with the matters described in this clause; and

(b)
any legal costs and expenses and any professional consultant’s fees for any of the above on a full indemnity basis, including any reasonable legal costs and expenses.

5
Interest on overdue amounts

5.1
Payment of interest

(a)
Subject to clause 5.1(b), the Parent Guarantor must pay interest:

(i)
on any amount due and payable under this deed but unpaid; and

(ii)
on any interest payable under this clause 5.

(b)
Clause 5.1(a) does not apply to any amount due under this deed where interest continues to be payable by the Obligor on the corresponding part of the Guaranteed Obligation and accordingly forms part of the Guaranteed Obligation.

5.2
Accrual of interest

The interest payable under clause 5.1:
(a)
accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay any amount under this deed becomes merged;

(b)
is calculated on the basis of a 365 day year; and

(c)
may be capitalised by the Beneficiary at quarterly intervals.

5.3
Rate of interest

The rate of interest payable under this clause 5 is the higher of:
(a)
any rate specified in the Promissory Note;

(b)
the rate fixed or payable under a judgment, decree or order in respect of the amount due.

6
Representations & Warranties

6.1
Representations & warranties

The Parent Guarantor represents and warrants to and for the benefit of the Beneficiary that each of the following is true as at the date of this deed:
(a)
(Organisation; Status) it is a corporation, duly incorporated or registered and validly existing under the Corporations Act;

(b)
(Corporate Power) it has the corporate power and authority to own its assets and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this deed;

(c)
(Authorisation) it has taken all action necessary for the authorisation, execution, delivery and performance of this deed. This deed, when executed and delivered by it, shall constitute valid and binding obligations of it, enforceable in accordance with its terms, except:

(i)
as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors; and

(ii)
as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity;

(d)
(No conflict) the execution and delivery of this deed by it, the performance by it of its obligations pursuant to this deed will not result in any violation of, or conflict with, constitute a default under, or a breach of (as applicable):

(i)
its constitution or other organisational documents applicable to it; and

(ii)
any law, regulation or Authorisation;

(e)
(no immunity) it does not and its assets do not enjoy immunity from any suit or execution;

(f)
(equal ranking) its monetary obligations under this deed rank at least equally and rateably with all other unsecured obligations of the Parent Guarantor except for obligations mandatorily preferred by law or arising in equity;

(g)
(commercial benefit) the entry into and performance by it of its obligations under this deed is for its commercial benefit and is in its commercial interests; and

(h)
(Government consents) no consent, approval or Authorisation of or designation, declaration or filing with any Government Agency on the part of it is required in connection with the valid execution and delivery of this deed, or the consummation of any other transaction contemplated by this deed.

6.2
Reliance by the Beneficiary

The Parent Guarantor acknowledges that the Beneficiary has entered into, and continues to provide financial accommodation in connection with, the Promissory Note and the Development Agreement in reliance on the representations and warranties given under this deed.
6.3
No reliance on the Beneficiary

The Parent Guarantor acknowledges that it has not entered into this deed in reliance on any representation, warranty, promise or statement of the Beneficiary or of any person on behalf of the Beneficiary.
7
Savings provisions

7.1
Continuing obligation

The guarantee and indemnity contained in this deed is a continuing obligation of the Parent Guarantor, despite:
(a)
any settlement of account; or

(b)
the occurrence of any other thing,

and remains in full force and effect until all the Guaranteed Obligations and all other moneys owing by the Parent Guarantor under this deed, contingently or otherwise, have been paid or satisfied in full.
7.2
Principal and independent obligation

(a)
Each obligation of the Parent Guarantor under this deed is:

(i)
a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

(ii)
independent of and not in substitution for or affected by any collateral security which the Beneficiary may hold from time to time in respect of the Guaranteed Obligations or any obligation of the Obligor or any other person.

(b)
This deed is enforceable against the Parent Guarantor:

(i)
without first having recourse to any collateral security;

(ii)
whether or not the Beneficiary has:

(A)
made demand upon any Obligor; or

(B)
given notice to any Obligor or any other person in respect of any thing; or

(C)
taken any other steps against any Obligor or any other person.

7.3
Suspense account

(a)
Until all the Guaranteed Obligations have been irrevocably paid in full, the Beneficiary (or any trustee or agent on its behalf) may hold in an interest-bearing suspense account any moneys received from the Parent Guarantor, the Obligor, any other person in on account of the Guaranteed Obligations for as long as it sees fit and need not apply those moneys towards satisfying any Guaranteed Obligation.

(b)
If the Guaranteed Obligations have been irrevocably paid in full (and such amounts are not liable to be set aside, avoided or reversed), then the balance standing to the credit of the suspense account (including accrued interest) will be paid to the person entitled to it and the Beneficiary will have no further liability in relation to it.

(c)
The Beneficiary may apply the amounts referred to in paragraph (a) above in or towards satisfaction of the Guaranteed Obligations in such manner as it determines.

8
General

8.1
Notices

(a)
Any notice or other communication including any request, demand, consent or approval to or by a party must be in legible writing, signed by or on behalf of the person giving it and in English addressed to the party in accordance with its details set out as set out below or, in each case, as notified to the other party for the purpose of this clause:

Parent Guarantor
Address:	226-230 Liverpool Street Darlinghurst NSW 2010, Australia
Email:	alec.waugh@vast.energy
Attention:	Alec Waugh, General Counsel
Beneficiary
Address:	Level 26, 530 Collins St, Melbourne VIC 3000
Email:	David Griffin
Attention:	]David.griffin@edf.fr

(b)
A notice or other communication under this deed is only effective if it is given in one of the following ways:

(i)
sent by prepaid mail (by airmail, if the addressee is overseas) or delivered to that person’s address;

(ii)
given personally;

(iii)
sent in electronic form (such as email), with the subject matter line of an email specifying the Obligor’s name, the Parent Guarantor’s name, this document and a brief description of the subject matter of the communication and, for the purposes of this clause, communications sent by email will be taken to be signed by the named sender of the email; or

(iv)
given in any other manner permitted by law.

(c)
A notice, consent or other communication that complies with this clause is conclusively deemed to have been given and served:

(i)
where delivered by hand, at the time of delivery;

(ii)
where sent by email, at the time shown in the delivery confirmation report generated by the sender’s email system; and

(iii)
where sent by post:

(A)
if posted within Australia to an Australian address, 5 Business Days after posting; or

(B)
in any other case, 10 Business Days after posting,

but if such delivery or receipt is on a day on which commercial premises are not generally open for business in the place of receipt or is later than 4.00 pm (local time) on any day, the notice will be deemed to have been given and served on the next day on which commercial premises are generally open for business in the place of receipt.
8.2
Governing law and jurisdiction

The laws of New South Wales govern this deed. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales.
8.3
Invalidity & severance

(a)
If a provision of this deed or a right or remedy of a party under this deed is invalid or unenforceable in a particular jurisdiction:

(i)
it is read down or severed in that jurisdiction only to the extent of the invalidity or unenforceability; and

(ii)
it does not affect the validity or enforceability of that provision in another jurisdiction or the remaining provisions in any jurisdiction.

(b)
Any term of this deed which is wholly or partially void or unenforceable is severed to the extent that it is void or unenforceable. The validity or enforceability of the remainder of this deed is not affected.

(c)
This clause is not limited by any other provision of this deed in relation to severability, prohibition or enforceability.

8.4
No assignment

(a)
The Parent Guarantor may not assign or novate any of its rights and obligations under this deed without the prior written consent of the Beneficiary.

(b)
The Beneficiary may not assign or novate any of its rights and obligations under this deed without the prior written consent of the Parent Guarantor.

8.5
Waiver

No waiver of a right or remedy under this deed is effective unless it is in writing and signed by the party granting it. It is only effective in the specific instance and for the specific purpose for which it is granted.
8.6
Variation

A variation of any term of this deed must be in writing and signed by the parties.
8.7
Cumulative rights

The rights and powers in this deed are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Beneficiary.
8.8
Further assurances

Except as expressly provided in this deed, each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it.
8.9
Survival & merger

(a)
No term of this deed merges on completion of any transaction contemplated by this deed.

(b)
The guarantee and each indemnity contained in this deed survives the termination of the Promissory Note.

(c)
Clause 8.1 (Notices) survives termination or expiry of this deed together with any other term which by its nature is intended to do so.

8.10
Entire agreement

(a)
This deed is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

(b)
Each party represents and warrants that it has not relied on any representations or warranties about the subject matter of this deed except as expressly provided in this deed.

8.11
Code of Banking Practice

The parties agree that the Code of Banking Practice does not apply to this deed or the transactions contemplated by this deed.
8.12
Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation or suspension of the power of attorney appointing that attorney.
8.13
Counterparts

(a)
The parties acknowledge and agree that:

(i)
a party may sign this deed electronically and bind itself to this deed by executing in that manner; and

(ii)
a party’s signature (whether affixed to this deed electronically or in handwriting) may be witnessed remotely in accordance with any applicable laws.

(b)
A party whose signature appears in this deed (whether affixed electronically or in handwriting) acknowledges that it is their signature and that such party affixed (or expressly authorised the affixing of) their signature to this deed.

(c)
This deed may be executed in any number of counterparts, each of which:

(i)
may be executed electronically or in handwriting; and

(ii)
will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

Without limiting the foregoing, if the signatures of, or on behalf of, one party are on more than one copy of this deed, this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this deed and the parties acknowledge that each such copy executed by a company registered under the Corporations Act will have been executed in a manner consistent with section 127 of the Corporations Act.
(d)
If this deed is signed electronically, the parties’ intention is to print this deed out after all parties that have signed electronically have done so, so that where a party prints it out, the first print-out by that party after all signatories who have signed electronically have done so will also be an executed original counterpart of this deed.

Execution page
Executed as a deed.
Parent Guarantor
Signed, sealed and delivered by Vast Renewables Limited (ACN 136 258 574) in accordance with section 127 of the Corporations Act 2001 (Cth) by:
/s/ Colin Richardson Signature of director	/s/ Craig Wood Signature of director/secretary
Colin Richardson Name of director (print)	Craig Wood Name of director/secretary (print)
[The remainder of this page is intentionally left blank]

Beneficiary
Signed, sealed and delivered for EDF Australia Pacific Pty Ltd (ACN 664 931 079) by its duly authorised officer, in the presence of:
/s/ Trent Wedding Signature of witness	/s/ James Katsikas Signature of officer
Trent Wedding Name of witness	James Katsikas Name of officer

ANNEX D
NABORS BACKSTOP AGREEMENT AMENDMENT

AMENDMENT NO. 1 TO
BACKSTOP AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Backstop Agreement, dated as of October 23, 2023 (the “Backstop Agreement”), by and among Vast Renewables Limited, an Australian public company limited by shares (“Vast” or “Issuer”) and Nabors Lux 2 S.A.R.L., a société à responsabilité limitée registered in Luxembourg (“Nabors”), is dated as of December 8, 2023 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Backstop Agreement.
WHEREAS, Nabors Energy Transition Corp., a Delaware corporation (“SPAC”), Vast and the other parties thereto are parties to that certain Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”), pursuant to which, among other transactions, (i) a wholly owned direct subsidiary of Vast will merge with and into SPAC, with SPAC surviving the merger as a wholly owned direct subsidiary of the Company, and (ii) the holders of common stock of SPAC will receive ordinary shares of the Company (“Company Shares”) and certain holders of common stock of SPAC will receive the right to receive additional Company Shares, on the terms and conditions set forth therein and herein;
WHEREAS, in order to facilitate the closing of the transactions contemplated by the Business Combination Agreement, Nabors has agreed to provide a term loan of $5 million to Vast (the “New Term Loan”) contingent upon a reduction by $5 million of its backstop commitment under the Backstop Agreement;
WHEREAS, in connection with the entry into the New Term Loan, the parties hereto desire to amend the Backstop Agreement as set forth herein; and
NOW, THEREFORE, for good and valuable consideration, the undersigned each agree as follows:
1.   Amendments.   Effective as of the Effective Date, Section 1.01 of the Backstop Agreement is hereby amended and restated to read as follows:
“Section 1.01 Subscription from Issuer.   Subject to the terms and conditions hereof, Nabors hereby irrevocably subscribes for and agrees to purchase, and the Issuer hereby agrees to issue and sell to Nabors at the Acquisition Closing, upon the payment of the Subscription Amount (as defined below) which will be received by no later than January 9, 2024, the number of Company Shares (the “Subscribed Shares”) equal to the quotient obtained by dividing the Subscription Amount by $10.20 per share. The “Subscription Amount” shall mean (a) $10,000,000 minus (b) (i) the amount of Additional Investment (as defined below) plus (ii) the balance of the cash remaining in the Trust Account after giving effect to the Redemption Rights of the SPAC’s public stockholders other than (w) Nabors, (x) AgCentral, (y) EDF Australia Pacific Pty Ltd and (z) subject to the last sentence of this Section 1.01, CT Investments Group Pty Limited (“Canberra”) (collectively, the “Restricted Parties”); provided, that, for the avoidance of doubt, the Subscription Amount shall not be greater than $10,000,000 and not less than $0. The term “Additional Investors” shall mean any person that provides capital to Vast in exchange for debt or equity securities issued by Vast or one of its Subsidiaries (each, an “Additional Investment”); provided, that, any capital provided by any of the Restricted Parties in exchange for debt or equity securities issued by Vast or one of its subsidiaries shall not constitute an Additional Investment nor shall any such investor constitute an Additional Investor. Notwithstanding anything herein to the contrary, to the extent that the aggregate amount of cash (i) remaining in the Trust Account as a result of an election by Canberra not to exercise Redemption Rights and (ii) provided to Vast by Canberra in exchange for debt or equity securities issued by Vast or one of its Subsidiaries together exceeds the aggregate amount that Canberra is required to fund to Vast, directly or indirectly, pursuant to that certain Subscription Agreement between Vast and Canberra dated as of September 18, 2023 (the “Canberra Funding Baseline”), then Canberra shall not be a Restricted Party solely to the extent of such excess, it being the intent of the parties that any cash directly or indirectly provided by Canberra to Vast in excess of the Canberra Funding Baseline shall reduce the Subscription Amount that Nabors is required to pay hereunder.”

2.   Miscellaneous.   This Amendment shall be construed and interpreted in a manner consistent with the provisions of the Backstop Agreement. The provisions set forth in Section 4.02 (Counterparts), Section 4.03 (Governing Law), Section 4.04 (Severability), Section 4.05 (Binding Effect; Assignment), Section 4.06 (Headings), Section 4.07 (Entire Agreement) and Section 4.08 (Changes in Writing) of the Backstop Agreement, as in effect as of the date hereof, are hereby incorporated by reference into, and shall be deemed to apply to, this Amendment, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.
VAST:
VAST RENWEABLES LIMITED
By:	/s/ Craig Wood
	Name:	Craig Wood
	Title:	Chief Executive Officer
NABORS:
NABORS LUX 2 S.A.R.L.
By:	/s/ Mark Douglas Andrews
	Name:	Mark Douglas Andrews
	Title:	Class A Manager
NABORS:
NABORS LUX 2 S.A.R.L.
By:	/s/ Henricus Reindert Petrus Polimam
	Name:	Henricus Reindert Petrus Polimam
	Title:	Class A Manager
NABORS:
NABORS LUX 2 S.A.R.L.
By:	/s/ Patrick Thomas Gallagher
	Name:	Patrick Thomas Gallagher
	Title:	Class B Manager
Signature Page to
Amendment No. 1 to Backstop Agreement

ANNEX E
BACKSTOP TERM LOAN AGREEMENT

Execution Version
Loan Agreement
Dated 8 December 2023
Vast Renewables Limited (ACN 136 258 574) (“Borrower”)
Nabors Lux 2 S.a.r.l. (“Lender”)
King & Wood Mallesons
Level  61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Details
Date
Parties	Borrower and Lender
Borrower	Name	Vast Renewables Limited
	ACN	136 258 574
	Address	226-230 Liverpool Street, Darlinghurst NSW 2010, Australia
	Email	alec.waugh@vastsolar.com
	Attention	Alec Waugh
Lender	Name	Nabors Lux 2 S.a.r.l.
	Formed in	Luxembourg
	Address	8-10 Avenue de la Gare, Grand-Duchy of Luxembourg, R.C.S. Luxembourg B 154.034
	Email	general.counsel@nabors.com
	Attention	General Counsel

General terms
1
Definitions and interpretation

1.1
Definitions

Unless the contrary intention appears, these meanings apply:
“Additional Investors” means any person that provides capital to Borrower in exchange for debt or equity securities issued by Borrower or one of its Subsidiaries (each, an “Additional Investment”); provided, that any capital provided by any of the Restricted Parties in exchange for debt or equity securities issued by Borrower or one of its subsidiaries shall not constitute an Additional Investment nor shall any such investor constitute an Additional Investor.
“Advance” means each amount advanced to the Borrower by the Lender under clause 2.
“Anti-Corruption Laws” means any anti-bribery or anti-corruption laws (including laws that prohibit the corrupt payment, giving, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, commercial entity or any other person to obtain a business advantage) applicable to the Borrower and its operations from time to time, including without limitation (i) the U.S. Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act of 2010, (iii)  any legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and (iv) any similar laws in any other jurisdiction in which the Borrower operates, in each case as amended from time to time.
“Anti-Money Laundering Laws” means any anti-money laundering-related laws and codes of practice applicable to the Borrower and its operations from time to time, including without limitation (i) the EU Anti-Money Laundering Directives and any laws, decrees, administrative orders, circulars, or instructions implementing or interpreting the same, and (ii) the applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970.
“Availability Period” means the period from 2 January 2024 until the Maturity Date.
“Business Combination Agreement” means the Business Combination Agreement, dated 14 February 2023, between, among others, the Borrower, the Lender and SPAC (as amended from time to time).
“Business Day” means a day on which banks are open for general banking business in Sydney, Australia, Luxembourg, Bermuda and Delaware (not being a Saturday, Sunday or public holiday in any of those places).
“Canberra” means CT Investments Group Pty Limited.
“Canberra Subscription Agreement” means the equity subscription agreement between the Borrower and Canberra dated 18 September 2023.
“Change of Control” has the meaning given to it in the Business Combination Agreement.
“Closing” has the meaning given to it in the EDF Facility Agreement.
“Closing Date” has the meaning given to it in the EDF Facility Agreement.
“Control” of an entity includes the power to directly or indirectly:
(a)
determine the management or policies of the entity;

(b)
control more than one half of the membership of the board or other governing body of the entity; or

(c)
control the casting of more than one half of the maximum number of votes that may be cast at a general meeting of the entity,

regardless of whether the power is in writing or not, enforceable or unenforceable, expressed or implied, formal or informal or arises by means of trusts, agreements, arrangements, understandings, practices or otherwise.
“Controller” has the meaning it has in the Corporations Act.
“Corporations Act” means the Corporations Act 2001 (Cth).
“Costs” includes costs, charges and expenses, including those incurred in connection with advisers and any legal costs on a full indemnity basis.
“Details” means the section of this document headed “Details”.
“Drawdown Date” means the date that an Advance is advanced, or is to be advanced, by the Lender to the Borrower under this document.
“Drawdown Notice”means a completed notice substantially in the form set out in Schedule 2 (“Drawdown Notice”).
“EDF” means EDF Australia Pacific Pty Ltd (ACN 664 931 079).
“EDF Facility Agreement” means the note purchase agreement dated 7 December 2023 (as amended from time to time) between the Borrower, HoldCo and EDF.
“Effective Date” means the date hereof.
“Exempt Issuance” means the issuance of (a) any securities of the Borrower to employees, officers or directors, consultants, contractors, vendors or other agents of the Borrower pursuant to any compensatory stock or option plan duly adopted for such purpose, for services rendered to the Borrower, (b)  (i) equity interests or debt securities issued or issuable pursuant to agreements existing as of the date hereof and listed on Schedule 3 hereto, and (ii) equity interest or debt securities issued or issuable upon the exercise or exchange of or conversion of any equity interests or debt securities issued or issuable pursuant to agreements existing as of the date hereof and listed on Schedule 3 hereto, provided that such agreements, equity interests and/or debt securities have not been amended since the date hereof to increase the number of such equity interests or debt securities or to decrease the exercise price, exchange price or conversion price of such equity interests or debt securities (other than in connection with stock splits or combinations) or to extend the term of such equity interests or debt securities and (c)  securities issued pursuant to any bona fide merger or acquisition with an unrelated third party that is not a shareholder of the Borrower or an affiliate of any shareholder of the Borrower that is approved by a majority of the directors of the Borrower, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and provided that any such issuance shall only be to a person (or to the equityholders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Borrower and shall provide to the Borrower additional benefits in addition to the investment of funds, but any such Exempt Issuance shall not include a transaction in which the Borrower is issuing securities (i)  primarily for the purpose of raising capital, including an at-the-market offering or (ii) to an entity whose primary business is investing in securities.
“Event of Default” means an event or circumstances so described in clause 9.1.
“Facility” means the loan facility made available under this document.
“Financial Indebtedness” means any indebtedness in respect of moneys borrowed or raised or any financial accommodation including, without limitation, under or in respect of any:
(a)
loan, note, bond, debenture, or similar instrument;

(b)
credit, acceptance, endorsement, or discounting arrangement; or

(c)
guarantee or indemnity or facility in respect of any moneys borrowed or raised or any financial accommodation.

“Finance Documents” mean:
(a)
this document;

(b)
any other document designated as a “Finance Document” by the Borrower and the Lender; and

(c)
any document or agreement that amends, supplements, replaces or novates any of the above.

“Government” or “Governmental Authority” means: (a) any supranational, national, state, city, municipal, county or local government, governmental authority or political subdivision thereof; (b) any agency or instrumentality of any of the authorities referred to in (a) above; (c) any regulatory or administrative authority, body or other similar organization, to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or other organization have the force of law; (d) any court or tribunal having jurisdiction; or I the governing body of any stock exchange(s).
“Government Official” means any officer, employee or other person acting in an official capacity on behalf of (a) any Governmental Authority or any department or agency of a Government, including elected officials, judicial officials, civil servants and military personnel, children, spouses, siblings or parents of a Government Official; (b) any public international organization, such as the World Bank; (c) any company, business or instrumentality that is owned or controlled by a Governmental Authority; and (d) any political party, as well as candidates for political office.
“HoldCo” means Vast Intermediate HoldCo Pty Ltd (ACN 671 982 666).
“Group” means the Borrower and each of its Subsidiaries from time to time.
“Group Member” means a member of the Group.
“indebtedness” includes any obligation or liability (whether incurred as principal or as surety or otherwise) for the payment or repayment of money, whether present or future, actual or contingent.
A person is “Insolvent” if:
(a)
it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)
it is in liquidation, in provisional liquidation, under administration or wound up; or

(c)
a Controller, liquidator, provisional or interim liquidator, receiver, receiver and manager or administrator or analogous person is appointed in respect of that person or any of its assets; or

(d)
it is subject to any arrangement (including a deed of company arrangement or scheme of arrangement), assignment, moratorium, or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Lender); or

(e)
an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of the things described in any of the above paragraphs; or

(f)
it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand; or

(g)
it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Lender reasonably deduces it is so subject); or

(h)
it is otherwise unable to pay its debts when they fall due; or

(i)
something having a substantially similar effect to (a) to (h) happens in connection with that person under the law of any jurisdiction.

“Investment” means with respect to the Borrower, all investments by the Borrower in other persons (including affiliates) in the form of loans (including guarantees), advances, or capital contributions, acquisition by such person of all or substantially all of the assets of another person, or of any business or division of any person, including without limitation, by way of merger, consolidation or other combination, or purchases or other acquisitions for consideration of indebtedness, capital stock or other securities issued by any other person.
“Loan” means the aggregate US dollar amount advanced to the Borrower by the Lender under clause 2 outstanding from time to time.
“Loan Amount” means up to the sum of US$5,000,000 minus:
(a)
the amount above US$25,000,000 from capital raised (on a net basis) post-Closing; and

(b)
the excess (if any) of (a)(i) the amount of Additional Investment plus (ii) the balance of the cash remaining in the Trust Account after giving effect to the Redemption Rights of the SPAC’s public stockholders other than the Restricted Parties over $10,000,000.

The Loan Amount shall be no more than US$5,000,000 and no less than US$0. Notwithstanding anything herein to the contrary, to the extent that the aggregate amount of cash (i) remaining in the Trust Account as a result of an election by Canberra not to exercise Redemption Rights and (ii) provided to Borrower by Canberra in exchange for debt or equity securities issued by Borrower or one of its Subsidiaries together exceeds the aggregate amount that Canberra is required to fund to Borrower, directly or indirectly, pursuant to that certain Canberra Subscription Agreement (the “Canberra Funding Baseline”), then Canberra shall not be a Restricted Party solely to the extent of such excess, it being the intent of the parties that any cash directly or indirectly provided by Canberra to Borrower in excess of the Canberra Funding Baseline shall reduce the Loan Amount hereunder.
“Maturity” or “Maturity Date” means the fifth anniversary of the date of this document.
“Potential Event of Default” means an event which, with the giving of notice, lapse of time or fulfilment of any condition, would become an Event of Default.
“Promissory Note” means that certain Promissory note for EURO10,000,000, issued as of the Closing Date, by Vast Intermediate HoldCo Pty LTD to EDF.
“Purchaser” has the meaning given to it in the EDF Facility Agreement.
“Redemption Rights” has the meaning given to it in the Business Combination Agreement.
“Restricted Parties” means Lender, AgCentral, EDF (with regard to any investment made by EDF at Closing) and, subject to the last sentence in the definition of “Loan Amount,” Canberra.
“Sanctioned Person” means (a) any person that is the subject or target of Sanctions (including but not limited to any person that is designated on the list of “Specially Designated Nationals and Blocked Persons” administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or on any list of any economic or financial sanctions administered by the U.S. State Department, the United Nations, the European Union or any member state thereof, the United Kingdom, or any similar list maintained by, or public announcement of Sanctions designation made by, any applicable national economic sanctions authority), (b) any government, national, or resident of, or legal entity located in or organized under, the laws of a country or territory which is the subject of country- or territory-wide Sanctions (including without limitation Cuba, Iran, North Korea, Syria, or the Crimea region of Ukraine), (c) any person who is owned 50% (fifty percent) or more, or Controlled, by any of the foregoing or (d) any person with whom business transactions, including exports and re-exports, would violate Sanctions.
“Sanctions” means all trade, economic and financial sanctions laws administered, enacted or enforced from time to time by (i) the United States (including without limitation the Department of Treasury, Office of Foreign Assets Control and the United States Department of State), (ii) the European Union and enforced by its member states, (iii) the United Nations, (iv) the United Kingdom

(including without limitation His Majesty’s Treasury), or (v) any other similar Governmental Authority with regulatory authority over Borrower from time to time”.
“SPAC” means Nabors Energy Transition Corp.
“Subsidiary” has the meaning given in section 9 of the Corporations Act, but on the basis that a trust or other entity may be a subsidiary (and an entity may be a subsidiary of a trust or other entity) if it would have been a “subsidiary” under the meaning given to that term in the Corporations Act if that trust or other entity were a body corporate or corporation (and, for these purposes, a unit or other beneficial, equity or ownership interest in a trust or other entity is to be regarded as a share).
“Taxes” means taxes, levies, imposts, charges and duties (including stamp and transaction duties) paid, payable or assessed as being payable by any authority together with any fines, penalties and interest in connection with them, except if imposed on, or calculated having regard to, the net income of the Lender.
“Trust Account” has the meaning given to it in the Business Combination Agreement.
“Unrestricted Cash” means any cash which the Borrower or any of its Subsidiaries is free to use and distribute and which is not subject to restrictions or limitations on use or distribution pursuant to law, contract (including the Promissory Note) or otherwise.
1.2
General interpretation

Headings are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:
(a)
labels used for definitions are for convenience only and do not affect interpretation;

(b)
the singular includes the plural and vice versa;

(c)
a reference to a document includes any agreement or other legally enforceable arrangement created by it (whether the document is in the form of an agreement, deed or otherwise);

(d)
a reference to a document also includes any variation, replacement or novation of it;

(e)
the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;

(f)
a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;

(g)
a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(h)
a reference to a time of day is a reference to Sydney time;

(i)
a reference to dollars, $ or A$ is a reference to the currency of Australia and references to US$, USD US dollar denotes the lawful currency of the United States of America;

(j)
a reference to “law” includes common law, principles of equity and legislation (including regulations);

(k)
a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;

(l)
a reference to “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations);

(m)
an agreement, representation or warranty in favour of 2 or more persons is for the benefit of them jointly and each of them individually;

(n)
an agreement, representation or warranty by 2 or more persons binds them jointly and each of them individually;

(o)
a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;

(p)
an Event of Default or Potential Event of Default is “continuing” if it has occurred and has not been waived in writing by the Lender or remedied to the satisfaction of the Lender;

(q)
a reference to any thing (including an amount) is a reference to the whole and each part of it; and

(r)
a reference to “property” or “asset” includes any present or future, real or personal, tangible or intangible property, asset or undertaking and any right, interest or benefit under or arising from it.

2
Loan

2.1
Requesting a drawdown

(a)
The Borrower may give a Drawdown Notice to the Lender requesting an Advance under this document during the Availability Period.

(b)
A Drawdown Notice must be given at least 5 Business Days prior to the proposed Drawdown Date.

(c)
The amount of the proposed drawing must be no more than the aggregate principal amount of the Loan Amount and must be a minimum amount of US$2,500,000 or, if less, the Loan Amount.

2.2
Lender to fund

On receipt of a Drawdown Notice under clause 2.1 (“Requesting a drawdown”), the Lender must advance such an amount to the Borrower on the Drawdown Date if the conditions in clause 3.1 have been met prior to the proposed Drawdown Date.
2.3
Use of proceeds

The Borrower acknowledges that it must use the Advance to ensure that HoldCo fulfils is obligations under the EDF Facility Agreement and in accordance with clause 4 of the Promissory Note and for any other reasonable purpose in furtherance of the Borrower’s corporate activities.
3
Conditions precedent to the Loan

3.1
Conditions to drawdown

The Lender is only required to provide an Advance if it has received in form and substance satisfactory to the Lender (in its sole discretion):
(a)
(Finance Documents) each Finance Document duly executed by the Borrower;

(b)
(Business Combination Agreement) written confirmation that closing under the Business Combination Agreement has occurred;

(c)
(verification certificate) a verification certificate signed by a director of the Borrower substantially in the form set out in Schedule 1 (Verification Certificate), with the attachments to include:

(i)
(constitutional documents) a copy of the constitution and certificate of incorporation of the Borrower;

(ii)
(board authorisations) extracts of resolutions of the board of directors of the Borrower:

(A)
approving the terms of and the transactions contemplated by, and resolving to execute, each Finance Document;

(B)
authorising a specified person or persons to execute each Finance Document on its behalf; and

(C)
authorising a specified person or persons, on its behalf, as authorised signatories to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents;

(d)
(other) all documents and other information the Lender reasonably requests (including to complete any KYC or other regulatory checks);

(e)
(Event of Default) no Event of Default is continuing;

(f)
(representations and warranties) the Borrower’s representations and warranties are true and accurate in all material aspects; and

(g)
(cash condition) evidence that the amount of Unrestricted Cash (prior to giving effect to the Advance) is less than US$2,500,000.

4
Repaying and early repayment

4.1
Repayment

The Borrower must repay the Loan on the earlier of the:
(a)
Maturity Date; or

(b)
the completion or closing of a Change of Control.

4.2
Mandatory repayment

At any time following the date of the first drawdown, the Borrower must immediately repay all or a portion of the Loan in the same amount as any capital raised (on a net basis) post-Closing above the aggregate value of US$25,000,000, including the net proceeds of any issuance of debt or equity securities. Amounts raised from the following cannot be applied towards repayments under this clause  4.2(b): (i) any loans or any moneys borrowed or raised from bank debt or (ii) any amounts raised from an Exempt Issuance or (iii) any amounts raised from a Restricted Party.
4.3
Voluntary prepayment

The Borrower may repay the Loan at any time prior to the Maturity Date provided the Borrower provides 5 Business Days’ (or such shorter period as the Lender may agree) prior written notice to the Lender. Any voluntary prepayment of the Loan shall be a minimum amount of US$500,000 unless otherwise agreed between the parties.
5
Interest

The parties agree that no interest is payable on the Loan.
6
Payments

6.1
Manner of payments

The Borrower agrees to make payments (including by way of reimbursement) under this document:
(a)
on the due date (or, if that is not a Business Day, on the previous Business Day);

(b)
not later than 1:00pm (or such later time agreed by the Lender) in the place for payment;

(c)
in US dollars in immediately available funds;

(d)
in full without set-off or counterclaim and without any deduction or withholding in respect of Taxes unless prohibited by law; and

(e)
to the Lender by payment into the account nominated by the Lender, or by payment as the Lender otherwise directs.

The Borrower satisfies a payment obligation only when the Lender or the person to whom it has directed payment receives the amount.
6.2
Withholding tax

If a law requires the Borrower to deduct or withhold an amount in respect of Taxes from a payment by the Borrower under this document, then:
(a)
the Borrower agrees to deduct or withhold the amount for the Taxes (and any further deduction applicable to any additional amount due under clause 6.2(c));

(b)
the Borrower agrees to pay an amount equal to the amount deducted or withheld to the relevant authority in accordance with applicable law and give the original receipts to the Lender; and

(c)
the Borrower agrees to pay an additional amount so that, after making the deduction or withholding and further deductions applicable to additional amounts payable under this clause, the Lender is entitled to receive (at the time the payment is due) the amount it would have received if no deductions or withholdings had been required.

6.3
Restrictions

The Borrower may not reborrow any part of the Loan which is repaid or prepaid.
7
Representations and warranties

7.1
Representations and warranties

The Borrower represents and warrants that, at the date of this document:
(a)
(power) it has full legal capacity to enter into and perform the obligations under the Finance Documents to which it is a party and to comply with its obligations under those Finance Documents;

(b)
(authorisations) it has in full force and effect the authorisations necessary for it to enter into the Finance Documents to which it is a party, to comply with its obligations and exercise its rights under those Finance Documents and to allow them to be enforced;

(c)
(status) it has been incorporated or formed in accordance with laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted;

(d)
(validity of obligations) its obligations under the Finance Documents to which it is a party are valid and binding and are enforceable against it in accordance with their terms subject to any stamping and registration requirements, applicable equitable principles and laws generally affecting creditors’ rights;

(e)
(benefit) it benefits by entering into the Finance Documents;

(f)
(no contravention) the Finance Documents and the performance by the Borrower of its obligations under the Finance Documents to which it is a party does not contravene any law or regulation by which it is bound or cause a default or breach of contract under any agreement, undertaking or other obligation by which it is bound;

(g)
(no immunity) neither it nor its assets have immunity from the jurisdiction of a court or from legal process;

(h)
(Event of Default) no Event of Default is continuing;

(i)
(full disclosure) it has disclosed in writing to the Lender all documents and other information relating to it, this document and anything in connection with them, which a reasonable person in the Borrower’s position would consider material to the Lender’s decision to enter into the Finance Documents;
(j)
(documents and information) all documents and information given to the Lender by or on behalf of the Borrower in connection with the Finance Documents or any transaction in connection with them are complete and not misleading or deceptive, in any material respect (including by omission) as at the date they are given or as at their stated date;

(k)
(solvency) it is solvent, and will not become Insolvent by entering into any Finance Documents and performing its obligations under them; and

(l)
(Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions)

(i)
it is not involved in any pending or threatened litigation, arbitration, action, suit, proceedings, investigations or inquiries by any governmental entity involving possible non-compliance with any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions; and

(ii)
it is (A) not a Sanctioned Person or (B) not conducting or has not agreed to conduct any dealings or transaction with or for the benefit of any Sanctioned Person or in violation of Sanctions.

7.2
Repetition of representations and warranties

The representations and warranties in this clause 7 are taken to be also made (by reference to the then current circumstances) on the date on which the Loan is made under this document and on the date of each Advance.
7.3
Reliance

The Borrower acknowledges that the Lender has entered into the Finance Documents in reliance on the representations and warranties in this clause.
8
Undertakings

8.1
General undertakings

The Borrower undertakes:
(a)
(notify details of Event of Default or Potential Event of Default) if an Event of Default or Potential Event of Default occurs, to notify the Lender giving full details of the event and any step taken or proposed to remedy it;

(b)
(information) to give the Lender any document or other information that the Lender reasonably requests from time to time;(no dividend/share buybacks) it will not declare or issue any dividend or other distribution or repurchase any equity securities, other than as required pursuant to agreements existing as of the date hereof and listed on Schedule 3 hereto or with the written consent of the Lender;

(c)
(security) it will not create or permit to exist any mortgage, charge, pledge, lien or other security interest over any of its property or assets, other than as permitted pursuant to agreements existing as of the date hereof, in the ordinary course of business or with the prior written consent of Nabors; and

(d)
(investments) it will not make any Investments, other than as permitted pursuant to agreements existing as of the date hereof hereto or with the prior written consent of Nabors.

9
Default

9.1
Events of Default

Each of the following is an Event of Default:
(a)
(non-payment) the Borrower does not pay when due any amount payable by it under a Finance Document to which it is a party in the manner required under it;

(b)
(misrepresentation) a material representation, or warranty or statement made or taken to be made by or on behalf of the Borrower in connection with the Finance Documents (to which it is a party) is incorrect or misleading in a material respect when made or taken to be made. No Event of Default under this paragraph will occur in relation to a representation deemed to be made under this agreement or any other Finance Document being incorrect or misleading if it is capable of remedy and is remedied within 20 Business Days of the Lender giving notice to the Borrower, or the Borrower becoming aware of it (whichever is first);

(c)
(non-compliance with other obligations) the Borrower does not comply with any other obligation under a Finance Document to which it is a party. No Event of Default under this paragraph will occur in relation to a failure which is capable of remedy and is remedied within 20 Business Days of the Lender giving notice to the Borrower, or the Borrower becoming aware of it (whichever is first);

(d)
(voidable document) a Finance Documents or a transaction in connection with them is or becomes (or is claimed to be by any party other than the Lender) wholly or partly void, voidable or unenforceable in any material respect;

(e)
(repudiation) any party other than the Lender rescinds or repudiates a Finance Document or attempts or takes any step to do so;

(f)
(unlawful) it is or becomes unlawful for any party other than the Lender to comply with any of its obligations under the Finance Documents;

(g)
(insolvency) the Borrower or any of its Subsidiaries becomes Insolvent;

(h)
(creditors’ process) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of the Borrower or any of its Subsidiaries; or

(i)
(cross default):

(i)
an “Event of Default” occurs under (and as defined in) any EDF Finance Document;

(ii)
any Financial Indebtedness of the Borrower is not paid when due further at maturity by acceleration or otherwise nor within any originally applicable grace period;

(iii)
any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default or review event (however described);

No Event of Default will occur under paragraph (i)(ii) and paragraph (i)(iii) if:
(iv)
the aggregate amount of the Financial Indebtedness is less than US$2,500,000 (or its equivalent); or

(v)
such Financial Indebtedness is owed by one Group Member to another Group Member.

9.2
Consequences of default

(a)
If an Event of Default occurs, then the Lender may declare at any time by notice to the Borrower that:

(i)
an amount equal to the Loan, interest on it and all other amounts which are then due for payment or which will or may become due for payment under the Finance Documents is either:

(A)
payable on demand; or

(B)
immediately due for payment;

(ii)
the Lender’s obligations specified in the notice are terminated.

The Lender may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.
(b)
If an Event of Default occurs, the Lender may exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

10
Costs and indemnities

10.1
Costs

The Borrower agrees, within 5 Business Days of demand, to pay or reimburse the Lender for its reasonable Costs in connection with:
(a)
(taxes) all stamp duty, registration fees and similar Taxes or fees payable or assessed as being payable in connection with a Finance Document or any other transaction contemplated by a Finance Document (including any fees, fines, penalties and interest in connection with any of those amounts); and

(b)
(enforcement) exercising, enforcing or preserving rights, powers or remedies (or considering doing so) in connection with the Finance Documents.

10.2
Indemnities

The Borrower agrees, within 3 Business Days of written demand, to indemnify the Lender against, and to reimburse and compensate it for, any liability or loss arising from, and any reasonable Costs incurred in connection with:
(a)
an Event of Default;

(b)
the Lender exercising, enforcing or preserving its rights, powers or remedies in connection with the Finance Documents.

The amounts payable under this clause include any liability or loss and any Costs of the kind referred to in this indemnity incurred by the Lender’s officers, employees, agents or contractors or any attorney. The amounts payable under this clause exclude any liability, loss or Costs which arise as a result of the Lender’s gross negligence or wilful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgement.
11
Notices and other communications

11.1
Form

Unless this document expressly states otherwise, all notices, demands, certificates, consents, approvals, waivers and other communications in connection with this document must be in writing and signed by the sender (if an individual) or an authorised signatory of the sender. All communications (other than email communications) must also be marked for the attention of the person referred to in the Details (or, if the recipient has notified otherwise, then marked for attention in the way last notified). Email communications must state the first and last name of the sender and are taken to be signed by the named sender.
11.2
Delivery

Communications must be:
(a)
left at the address referred to in the Details;

(b)
sent by post (airmail if appropriate) to the address referred to in the Details; or

(c)
sent by email to the address referred to in the Details.

If the intended recipient has notified changed contact details then communications must be sent to the changed contact details.
11.3
When effective

Communications take effect from the time they are received or taken to be received under clause 11.4 (whichever happens first) unless a later time is specified in the communication.
11.4
When taken to be received

Communications are taken to be received:
(a)
if sent by post, 6 Business Days after posting (or 10 days after posting if sent from one country to another); or

(b)
if sent by email:

(i)
when the sender receives an automated message confirming delivery; or

(ii)
4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed,

whichever happens first.
11.5
Receipt outside business hours

Despite anything else in this clause 11, if communications are received or taken to be received under clause 11.4 after 5:00pm on a Business Day or on a non-Business Day, they are taken to be received at 9:00am on the next Business Day. For the purposes of this clause, the place in the definition of Business Day is taken to be the place specified in the Details as the address of the recipient and the time of receipt is the time in that place.
12
Assignment or other dealings

12.1
Assignment by the Borrower

The Borrower may not assign or otherwise deal with its rights under this document or allow any interest in them to arise or be varied without the Lender’s consent.
12.2
Assignment by the Lender

The Lender may assign or otherwise deal with its rights under this document without the consent of the Borrower.
13
General

13.1
Prompt performance

The Borrower agrees to perform its obligations under the Finance Documents promptly unless a specific time for performance is expressly stated in the Finance Documents. Time is of the essence in this document in respect of an obligation of the Borrower to pay money.
13.2
Certificates

The Lender may give to the Borrower a certificate about an amount payable or other matter in connection with the Finance Documents. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.
13.3
Discretion in exercising rights

The Lender may exercise a right, power or remedy or give or refuse its consent, approval or waiver in connection with this document in its absolute discretion (including by imposing conditions).

13.4
Partial exercising of rights

If the Lender does not exercise a right, power or remedy in connection with this document fully or at a given time, the Lender may still exercise it later.
13.5
Conditions of consents, approvals or waivers

The Borrower agrees to comply with all conditions in any consent, approval or waiver the Lender gives in connection with the Finance Documents.
13.6
Remedies cumulative

The Lender’s rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given in any other document or by law independently of this document.
13.7
Indemnities and reimbursement obligations

Any indemnity, reimbursement, payment or similar obligation in this document:
(a)
is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing;

(b)
is independent of any other obligations under this document or any other document; and

(c)
continues after this document or any obligation under it ends.

It is not necessary for the Lender to incur expense or make payment before enforcing a right of indemnity under this document.
13.8
Supervening law

Any present or future legislation which operates to vary the obligations of the Borrower in connection with this document with the result that the Lender’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.
13.9
Variation and waiver

A provision of this document, or right, power or remedy created under it, may not be varied or waived except in writing signed by the party or parties to be bound.
13.10
Counterparts

This document may be executed in any number of counterparts, each of which:
(a)
may be executed electronically or in handwriting; and

(b)
will be deemed an original whether kept in electronic or paper form, and all of which taken together will constitute one and the same document.

Without limiting the foregoing, if the signatures on behalf of one party are on more than one copy of this document, this shall be taken to be the same as, and have the same effect as, if all of those signatures were on the same counterpart of this document.
13.11
Governing law

(a)
This document is governed by the laws of New South Wales.

(b)
Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales

EXECUTED as an agreement

Schedule 1   Verification Certificate
From:   Vast Renewables Limited (ACN 136 258 574) (“Borrower”)
To:
Nabors Lux 2 S.a.r.l. (“Lender”)

Dated:
Loan Agreement dated [•] 2023 (the “Agreement”)
I,            , am a Director of the Borrower and am authorised to execute this Certificate in the name of the Borrower.
Words defined in this Certificate have the same meaning as in the Agreement, unless the context otherwise requires.
I hereby certify, on behalf of the Borrower, as follows.
1.
Constitution

The copy of the constitution and certificate of registration of the Borrower attached to this Certificate and marked “A” are true, complete and up to date as at the date of this Certificate.
2.
Extracts of Written Resolutions / Minutes of Board Meeting

Attached are extracts of the written resolutions of the board of directors of the Borrower on        (marked “B”): (the “Resolutions”)
(a)
approving the terms of, and the transactions contemplated by the Finance Documents and resolving that it execute such documents;

(b)
authorising a specified person or persons to execute the Finance Documents on its behalf.

The resolutions set out in the Resolutions were duly approved, remain in full force and effect and have not been rescinded, amended, modified or revoked.
3.
Confirmation

I confirm that:
(a)
the Borrower is not Insolvent;

(b)
the entry into and performance of Finance Documents or any related document and effecting the transactions under them will not:

(i)
violate or cause a breach or default under the constitution of the Borrower; or

(ii)
cause any guarantee or similar limit binding on the Borrower to be exceeded.

Signed

Schedule 2   Drawdown Notice
To:    Nabors Lux 2 S.a.r.l. (“Lender”)
Date:

Drawdown Notice — Loan Agreement between the Lender and Vast Renewables Limited (ACN 136 258 574) (“Borrower”) dated [•] 2023 (“Loan Agreement”)
Under clause 2.1 (“Requesting a drawdown”) of the Loan Agreement, the Borrower gives notice as follows. This notice is a Drawdown Notice.
The Borrower wants to borrow under the Facility.
•
The requested Drawdown Date is [           ].

•
The amount of the proposed drawdown is US$[           ].

•
The amount of the proposed drawdown is to be paid to the following account:

Account number:
[           ]

Account name:
[           ]

Bank:
[           ]

Branch:
[           ]

BSB:
[           ]

Capitalised terms in this notice have the same meaning as given to them in the Loan Agreement and clause 1(“Interpretation”) of the Loan Agreement applies to this notice as if it was fully set out in this notice.

[Name of person]
on behalf of the Borrower

Schedule 3   Equity Securities
The following issuances have been made under the Company’s Management Equity Plan Deed, dated on or around July 30, 2020, as amended on February 13, 2023 and pursuant to the Company’s Management Equity Plan De-SPAC Side Deed, dated on or around February 13, 2023:
Holder Name	Number of MEP Shares
Craig Wood	25 MEP Shares
Kurt Drewes	15 MEP Shares
Bruce Leslie	10 MEP Shares
Lachlan Roberts	10 MEP Shares
Simon Woods	5 MEP Shares
Valentino Pagura	5 MEP Shares
Christina Hall	5 MEP Shares
Gilein Steensma	5 MEP Shares

Signing page
Lender
SIGNED, SEALED AND DELIVERED by NABORS LUX 2 S.A.R.L. in the presence of:
/s/ Lisa J. Murray Signature of witness	/s/ Mark D. Andrews Signature of authorised signatory
Lisa J. Murray Name of witness (block letters)	Mark D. Andrews Name of authorised signatory (block letters)

Borrower
EXECUTED by VAST RENEWABLES LIMITED in accordance with section 127(1) of the Corporations Act 2001 (Cth):
/s/ Colin Richardson Signature of director	/s/ Craig Wood Signature of director/company secretary
Colin Richardson Name of director (block letters)	Craig Wood Name of director/company secretary (block letters)

—END OF SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS—
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements contained in this Supplement constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect NETC’s or Vast’s current views, as applicable, with respect to, among other things, their respective capital resources, portfolio performance and results of operations. Likewise, all of Vast’s statements regarding anticipated growth in its operations, anticipated market conditions, demographics and results of operations are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.
Forward-looking statements contained in this Supplement reflect NETC’s or Vast’s current views, as applicable, about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. None of NETC or Vast guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
•
possible delays in closing the Business Combination, whether due to the inability to obtain NETC stockholders or regulatory approval (such as the FIRB Approval required in the 100% Redemption Scenario) or failure to satisfy any of the other conditions to closing the Business Combination, as set forth in the Business Combination Agreement;

•
the inability of the Business Combination, or an alternate business combination, to be completed by the Deadline Date, and the potential failure of NETC to obtain an extension of the Deadline Date if sought by NETC;

•
any waivers of the conditions to closing the Business Combination as may be permitted in the Business Combination Agreement;

•
the risk that the PIPE Financing may not be consummated;

•
risks relating to the lack of projected financial information with respect to Vast;

•
Vast’s ability to successfully commercialize its operations;

•
Vast’s ability to obtain new and maintain existing funding from government grants;

•
General economic uncertainty;

•
the effects of the COVID-19 pandemic;

•
the volatility of currency exchange rates;

•
Vast’s ability to obtain and maintain financing arrangements on attractive terms;

•
Vast’s ability to manage growth;

•
Vast’s ability to obtain or maintain the listing of Vast’s securities on Nasdaq or any other national exchange following the Business Combination;

•
risks related to the rollout of Vast’s business and expansion strategy;

•
overall demand for solar energy and/or fuels and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated;

•
the possibility that Vast’s technology and products could have undetected defects or errors;

•
the effects of competition on Vast’s future business;

25

•
potential disruption in Vast’s employee retention as a result of the Business Combination;

•
the impact of and changes in governmental regulations or the enforcement thereof, tax laws and rates, accounting guidance and similar matters in regions in which Vast operates or will operate in the future;

•
potential litigation, governmental or regulatory proceedings, investigations or inquiries involving Vast or NETC including in relation to the Business Combination;

•
the effectiveness of Vast’s internal controls and its corporate policies and procedures;

•
changes in personnel and availability of qualified personnel;

•
environmental uncertainties and risks related to adverse weather conditions and natural disasters;

•
the volatility of the market price and liquidity of NETC Units, NETC public shares and NETC public warrants;

•
potential write-downs, write-offs, restructuring and impairment or other charges required to be taken by Vast subsequent to the Business Combination;

•
the possibility that the NETC Board’s valuation of Vast was inaccurate, including the failure of NETC’s diligence review to identify all material risks associated with the Business Combination;

•
the limited experience of certain members of Vast’s management team in operating a public company in the United States;

•
significant business disruptions resulting from natural or other disasters (including, but not limited to, health emergencies such as pandemics or epidemics, acts of war (including, but not limited to the war between Ukraine and Russia) or terrorism);

•
the volatility of the market price and liquidity of Vast Ordinary Shares and other securities of Vast; and

•
other risks and uncertainties, including those listed under the section titled “Risk Factors”

While forward-looking statements reflect NETC’s and Vast’s good faith beliefs, as applicable, they are not guarantees of future performance. NETC and Vast disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this Supplement, except as required by applicable law. For a further discussion of these and other factors that could cause NETC’s or Vast’s future results, performance or transactions to differ significantly from those expressed in any forward-looking statement, please see the section entitled “Risk Factors” in the proxy statement/prospectus. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).
Important Information about the Business Combination and Where to Find It
In connection with the proposed business combination (the “Business Combination”) between Vast Solar Pty Ltd (“Vast”) and Nabors Energy Transition Corp. (“NETC”), Vast has filed a registration statement on Form F-4 (File No. 333-272058) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which includes (i) a preliminary prospectus of Vast relating to the offer of securities to be issued in connection with the proposed Business Combination and (ii) a preliminary proxy statement of NETC to be distributed to holders of NETC’s capital stock in connection with NETC’s solicitation of proxies for the vote by NETC’s stockholders with respect to the proposed Business Combination and other matters described in the Registration Statement. NETC and Vast also plan to file other documents with the SEC regarding the proposed Business Combination. The Registration Statement was declared effective by the SEC on November 21, 2023, and mailing of a definitive proxy statement/prospectus to the stockholders of NETC commenced on November 22, 2023. INVESTORS AND SECURITY HOLDERS OF NETC AND VAST ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS CONTAINED THEREIN (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS

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RELATING TO THE PROPOSED BUSINESS COMBINATION THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION.
Investors and security holders are able to obtain free copies of the proxy statement/prospectus and other documents containing important information about NETC and Vast once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by NETC may be obtained free of charge from NETC’s website at www.nabors-etcorp.com or by written request to NETC at 515 West Greens Road, Suite 1200, Houston, TX 77067.
Participants in the Solicitation
NETC, Nabors, Vast and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NETC in connection with the proposed Business Combination. Information about the directors and executive officers of NETC is set forth in the Registration Statement under the section titled “Business of NETC and Certain Information about NETC — Management” linked here. To the extent that holdings of NETC’s securities have changed since the amounts printed in the Registration Statement filed on June 29, 2023, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additionally, NETC has engaged Morrow Sodali LLC to assist in the solicitation of proxies, whose contact information can be found in the Registration Statement under the section titled “About this Proxy Statement/Prospectus” linked here. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

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